Execution Version

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of August 4, 2022 by and among SOUTHWESTERN ENERGY COMPANY, a Delaware corporation (the “Borrower”), the other Loan Parties signatory hereto, the Lenders signatory hereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, reference is made to that certain Amended and Restated Credit Agreement, dated as of April 8, 2022, by and among the Borrower, the Lenders from time to time party thereto and the Administrative Agent (the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended hereby, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lenders party to the Existing Credit Agreement (the “Existing Lenders”) agree to amend certain provisions of the Existing Credit Agreement in order to, among other things, provide for a new tranche of loans (the “Short Term Revolving Loans”), and the Existing Lenders party hereto have agreed to amend the Existing Credit Agreement as hereinafter set forth; and

WHEREAS, each Existing Lender identified as having a Short Term Revolving Commitment on Exhibit B attached hereto and the New Lender (as defined below) (collectively, the “Short Term Revolving Lenders”) are willing to provide commitments to make Short Term Revolving Loans on the terms and subject to the conditions set forth in the Credit Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Section 2. Amendments to Existing Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, on the Amendment No. 1 Effective Date (as defined below):

(a) the Existing Credit Agreement (excluding the schedules and exhibits thereto) is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by inserting the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the document attached hereto as Exhibit A;

(b) Schedule 2.01 to the Existing Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit B attached hereto;

(c) Exhibit A to the Existing Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit C attached hereto; and

(d) Exhibit E-1 to the Existing Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit D attached hereto.

Section 3. Joinder of New Lender. Goldman Sachs Bank USA (the “New Lender”) (a) agrees that, effective as of the Amendment No. 1 Effective Date, it shall become a party to the Credit Agreement as a Lender thereunder with a Short Term Revolving Commitment as specified on Exhibit B attached hereto, (b) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Amendment No. 1 Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Short Term Revolving Commitment, shall have the obligations of a Lender thereunder, (iii) it has received a copy of the Existing Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and to provide its Short Term Revolving Commitment, (iv) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to provide its Short Term Revolving Commitment, and (v) if it is a Foreign Lender, it has provided to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the New Lender and (c) agrees that (i) it will, independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with the terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Section 4. Amendment No. 1 Effective Date; Conditions Precedent. This Amendment, the amendments to the Existing Credit Agreement set forth in Section 2 of this Amendment and the joinder of the New Lender pursuant to Section 3 of this Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) on which the following conditions have been satisfied:

(a) the Administrative Agent shall have received a counterpart of this Amendment executed by (i) the Borrower, (ii) the Administrative Agent, (iii) Existing Lenders constituting the Majority Lenders and (iv) each Short Term Revolving Lender;

(b) each Short Term Revolving Lender requesting a Note at least one (1) Business Day prior to the Amendment No. 1 Effective Date shall have received a Note, duly completed and dated as of the Amendment No. 1 Effective Date;

(c) the Borrower shall have paid, to the extent invoiced at or before 1:00 p.m., New York City time, on the Business Day immediately prior to the Amendment No. 1 Effective Date, all out-of-pocket expenses required to be reimbursed or paid by the Borrower pursuant to Section 9.03 of the Credit Agreement or any other Loan Document;

(d) the Administrative Agent shall have received all fees required to be paid pursuant to that certain Fee Letter, dated as of July 6, 2022, by and between the Borrower and the Administrative Agent;

(e) the Administrative Agent shall have received a certificate of the secretary or assistant secretary (or other authorized officer or signatory) of each Loan Party (or the manager or managing member of such Loan Party), dated the Amendment No. 1 Effective Date, certifying on behalf of such Loan Party:

(i) that attached to such certificate is a true and complete copy of the certificate of incorporation or certificate of organization (or equivalent) and bylaws or limited liability company agreement (or equivalent) of such Loan Party (provided that such certificate may also refer to a certificate of such Loan Party delivered on the Effective Date and certify that the documents attached to such prior certificate remain in full force and effect since the Effective Date and have not been further amended, modified or repealed, and no proceedings for the further amendment, modification or recission thereof are contemplated);

(ii) that attached to such certificate is a true and complete copy of a certificate from the appropriate Governmental Authority of the jurisdiction of incorporation or organization of such Loan Party certifying that such Loan Party is validly existing and in good standing in such jurisdiction, dated as of a recent date prior to the Amendment No. 1 Effective Date;

(iii) that attached to such certificate are true and complete copies of certificates from the appropriate Governmental Authority of each jurisdiction in which such Loan Party owns Oil and Gas Properties constituting Collateral evidencing that such Loan Party is in good standing and authorized to do business in such jurisdiction, dated a recent date prior to the Amendment No. 1 Effective Date;

(iv) that attached to such certificate is a true and complete copy of resolutions duly adopted by the board of directors (or other applicable governing body) of such Loan Party authorizing the execution, delivery and performance of this Amendment and the performance of the Credit Agreement (provided that, with respect to any Subsidiary Guarantor, such certificate may also refer to a certificate of such Subsidiary Guarantor delivered on the Effective Date and certify that the resolutions attached to such prior certificate remain in full force and effect since the Effective Date and have not been further amended, modified or repealed, and no proceedings for the further amendment, modification or recission thereof are contemplated); and

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(v) as to the incumbency and specimen signature of each officer (or other authorized signatory) of such Loan Party (or the manager or managing member of such Loan Party) executing this Amendment (provided that such certificate may also refer to a certificate of such Loan Party delivered on the Effective Date);

(f) the Administrative Agent shall have received a favorable, signed opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment No. 1 Effective Date) of Kirkland & Ellis LLP, counsel for the Borrower, covering such customary matters as the Administrative Agent shall reasonably request;

(g) if requested by the Administrative Agent or any Short Term Revolving Lender at least five (5) Business Days prior to the Amendment No. 1 Effective Date, the Administrative Agent or such Short Term Revolving Lender shall have received all documentation and other information required by regulatory authorities or as may be required by the internal policies of the Administrative Agent or such Short Term Revolving Lender with respect to the Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act;

(h) the Administrative Agent shall have received a certificate of an authorized officer or signatory of the Borrower, dated the Amendment No. 1 Effective Date, certifying that:

(i) the representations and warranties contained in Section 5 hereof shall be true and correct;

(ii) no Default or Event of Default shall have occurred and be continuing;

(iii) all consents or approvals required to be obtained from any Governmental Authority in connection with the transactions contemplated by this Amendment and the Credit Agreement shall have been obtained and be in full force and effect; and

(iv) no action or proceeding against any Loan Party or its Properties is pending or threatened in any court or before any Governmental Authority seeking to enjoin or prevent the consummation of the transactions contemplated by this Amendment or the Credit Agreement.

The Administrative Agent shall notify the Borrower, the Lenders and the Issuing Banks of the Amendment No. 1 Effective Date, and such notice shall be conclusive and binding.

3

Section 5. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower and each other Loan Party represents and warrants that, before and after giving effect to each of the amendments set forth in this Amendment:

(a) the representations and warranties set forth in Article III of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as to materiality or Material Adverse Effect in the text thereof, such representations and warranties are true and correct in all respects) on and as of the Amendment No. 1 Effective Date, except to the extent made as of a specific date, which representations and warranties shall have been true and correct in all material respects as of such specific date (or, in the case of any such representation and warranties that are qualified as to materiality or Material Adverse Effect in the text thereof, such representations and warranties shall have been true and correct in all respects as of such specific date); and

(b) no Default or Event of Default has occurred and is continuing on the Amendment No. 1 Effective Date.

Section 6. Confirmation of Loan Documents. Except as expressly contemplated hereby, the terms, provisions, conditions and covenants of the Credit Agreement, as amended by this Amendment, and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not, except as expressly set forth in this Amendment, operate as a waiver of, consent to or amendment of any term, provision, condition or covenant thereof. Without limiting the generality of the foregoing, except pursuant hereto or as expressly contemplated or amended hereby, nothing contained herein shall be deemed: (a) to constitute a waiver of compliance or consent to noncompliance by any Loan Party with respect to any term, provision, condition or covenant of the Credit Agreement or any other Loan Document; (b) to prejudice any right or remedy that the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document; or (c) to constitute a waiver of compliance or consent to noncompliance by the Borrower with respect to the terms, provisions, conditions and covenants of the Credit Agreement and the other Loan Documents made the subject hereof.

Section 7. Ratification of Documents.

(a) The Borrower and each other Loan Party hereby acknowledges and ratifies the existence and priority of the Liens granted by the Loan Parties in and to the Collateral in favor of the Secured Parties to secure the Secured Obligations (as may be increased by this Amendment) and represents and warrants that such Liens and security interests are valid, existing and in full force and effect. The Borrower ratifies and confirms its obligations under the Credit Agreement, and each Loan Party hereby ratifies and confirms its obligations under the Collateral Documents and other Loan Documents to which it is a party and hereby represents and acknowledges that the Loan Parties have no claims, counterclaims, offsets, credits or defenses to the Loan Documents or the performance of their obligations thereunder. Furthermore, the Borrower and each other Loan Party agrees that nothing contained in this Amendment shall adversely affect any right or remedy of the Administrative Agent or the Lenders under the Collateral Documents or any of the other Loan Documents. Finally, the Borrower and each other Loan Party hereby represents and warrants that the execution and delivery of this Amendment and the other documents executed in connection herewith shall in no way change or modify its or any other Loan Party’s obligations as a debtor, pledgor, assignor, obligor, grantor, mortgagor and/or chargor under any Collateral Document and the other Loan Documents and shall not constitute a waiver by the Administrative Agent or the Lenders of any of their rights against any Loan Party.

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(b) Each Subsidiary Guarantor hereby (i) ratifies and confirms the Subsidiary Guaranty, (ii) agrees that all of its respective obligations and covenants under the Subsidiary Guaranty shall remain unimpaired by the execution and delivery of this Amendment, (iii) agrees that the Guaranteed Obligations (as defined in the Subsidiary Guaranty) shall include any increase in Obligations contemplated by this Amendment and (iv) agrees that the Subsidiary Guaranty and each other Loan Document remains in full force and effect.

Section 8. Effect of Amendment. From and after the Amendment No. 1 Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the “Credit Agreement” in the Loan Documents and any and all other agreements, instruments, documents, notes, certificates, guaranties and other writings of every kind and nature shall be deemed to mean the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

Section 9. Costs and Expenses. Pursuant to the terms of Section 9.03 of the Credit Agreement, the Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation, execution and enforcement of this Amendment.

Section 10. Choice of Law. This Amendment and all other documents executed in connection herewith and the rights and obligations of the parties hereto and thereto, shall be construed in accordance with and governed by the law of the State of New York.

Section 11. Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, the Credit Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective on the Amendment No. 1 Effective Date, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

Section 12. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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[Remainder of page intentionally left blank; signature pages follow.]

6

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SOUTHWESTERN ENERGY COMPANY,
a Delaware corporation

By:	/s/ Carl F. Giesler, Jr.
Name: Carl F. Giesler, Jr.
Title: Executive Vice President and Chief Financial Officer

Signature Page to Amendment No. 1 to Amended & Restated Credit Agreement

(Southwestern Energy Company)

A. W. REALTY COMPANY, LLC,

a Texas limited liability company

ANGELINA GATHERING COMPANY, L.L.C.,

a Texas limited liability company

SWN DRILLING COMPANY, LLC,

a Texas limited liability company

SWN E & P SERVICES, LLC,

a Texas limited liability company

SWN ENERGY SERVICES COMPANY, LLC,

a Texas limited liability company

SWN INTERNATIONAL, LLC,

a Delaware limited liability company

SWN MIDSTREAM SERVICES COMPANY, LLC,

a Texas limited liability company

SWN PRODUCER SERVICES, LLC,

a Texas limited liability company

SWN PRODUCTION (LOUISIANA), LLC,

a Texas limited liability company

SWN PRODUCTION (OHIO), LLC,

a Texas limited liability company

SWN PRODUCTION COMPANY, LLC,

a Texas limited liability company

SWN WATER RESOURCES COMPANY, LLC,

a Texas limited liability company

SWN WELL SERVICES, LLC,

a Texas limited liability company

By:	/s/ Carl F. Giesler, Jr.
Name: Carl F. Giesler, Jr.
Title: Executive Vice President and Chief Financial Officer

Signature Page to Amendment No. 1 to Amended & Restated Credit Agreement

(Southwestern Energy Company)

JPMORGAN CHASE BANK, N.A., as Administrative Agent, as an Issuing Bank and as a Lender

By:	/s/ Sofia Barrera Jaime
	Name:	Sofia Barrera Jaime
	Title:	Vice President

Signature Page to Amendment No. 1 to Amended & Restated Credit Agreement

(Southwestern Energy Company)

BANK OF AMERICA, N.A., as an Issuing Bank and as a Lender

By:	/s/ Ajay Prakash
	Name:	Ajay Prakash
	Title:	Director

Signature Page to Amendment No. 1 to Amended & Restated Credit Agreement

(Southwestern Energy Company)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Bank and as a Lender

By:	/s/ Edward Pak
	Name:	Edward Pak
	Title:	Director

Signature Page to Amendment No. 1 to Amended & Restated Credit Agreement

(Southwestern Energy Company)

CITIBANK, N.A., as an Issuing Bank and as a Lender

By:	/s/ Ivan Davey
	Name:	Ivan Davey
	Title:	Vice President

Signature Page to Amendment No. 1 to Amended & Restated Credit Agreement

(Southwestern Energy Company)

MUFG BANK, LTD., as an Issuing Bank and as a Lender

By:	/s/ Traci Bankston
	Name:	Traci Bankston
	Title:	Authorized Signatory

Signature Page to Amendment No. 1 to Amended & Restated Credit Agreement

(Southwestern Energy Company)

MIZUHO BANK, LTD., as an Issuing Bank and as a Lender

By:	/s/ John Davies
	Name:	John Davies
	Title:	Authorized Signatory

Signature Page to Amendment No. 1 to Amended & Restated Credit Agreement

(Southwestern Energy Company)

ROYAL BANK OF CANADA, as an Issuing Bank and as a Lender

By:	/s/ Kristan Spivey
	Name:	Kristan Spivey
	Title:	Authorized Signatory

Signature Page to Amendment No. 1 to Amended & Restated Credit Agreement

(Southwestern Energy Company)

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Jeffrey Cobb
	Name:	Jeffrey Cobb
	Title:	Director

Signature Page to Amendment No. 1 to Amended & Restated Credit Agreement

(Southwestern Energy Company)

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH as a Lender

By:	/s/ Trudy Nelson
	Name:	Trudy Nelson
	Title:	Authorized Signatory

By:	/s/ Scott W. Danvers
	Name:	Scott W. Danvers
	Title:	Authorized Signatory

Signature Page to Amendment No. 1 to Amended & Restated Credit Agreement

(Southwestern Energy Company)

TRUIST BANK as an Issuing Bank and as a Lender

By:	/s/ Lincoln LaCour
	Name:	Lincoln LaCour
	Title:	Vice President

Signature Page to Amendment No. 1 to Amended & Restated Credit Agreement

(Southwestern Energy Company)

FIFTH THIRD BANK, NATIONAL ASSOCIATION as a Lender

By:	/s/ Larry Hayes
	Name:	Larry Hayes
	Title:	Executive Director

Signature Page to Amendment No. 1 to Amended & Restated Credit Agreement

(Southwestern Energy Company)

CREDIT SUISSE AG, NEW YORK BRANCH, as a Lender

By:	/s/ Doreen Barr
	Name:	Doreen Barr
	Title:	Authorized Signatory

By:	/s/ Michael Dieffenbacher
	Name:	Michael Dieffenbacher
	Title:	Authorized Signatory

Signature Page to Amendment No. 1 to Amended & Restated Credit Agreement

(Southwestern Energy Company)

MACQUARIE BANK LIMITED, as a Lender

By:	/s/ Simon Berkett
	Name:	Simon Berkett
	Title:	Division Director

By:	/s/ Ben Green
	Name:	Ben Green
	Title:	Division Director

Signature Page to Amendment No. 1 to Amended & Restated Credit Agreement

(Southwestern Energy Company)

REGIONS BANK, as an Issuing Bank and as a Lender

By:	/s/ Cody Chance
	Name:	Cody Chance
	Title:	Director

Signature Page to Amendment No. 1 to Amended & Restated Credit Agreement

(Southwestern Energy Company)

PNC BANK, NATIONAL ASSOCIATION, as an Issuing Bank and as a Lender

By:	/s/ Denise Davis
	Name:	Denise Davis
	Title:	Managing Director

Signature Page to Amendment No. 1 to Amended & Restated Credit Agreement

(Southwestern Energy Company)

CITIZENS BANK, N.A., as a Lender

By:	/s/ Cameron Spence
	Name:	Cameron Spence
	Title:	Vice President

Signature Page to Amendment No. 1 to Amended & Restated Credit Agreement

(Southwestern Energy Company)

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By:	/s/ Andrew B. Vernon
	Name:	Andrew B. Vernon
	Title:	Authorized Signatory

Signature Page to Amendment No. 1 to Amended & Restated Credit Agreement

(Southwestern Energy Company)

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Andrew B. Vernon
	Name:	Andrew B. Vernon
	Title:	Authorized Signatory

Signature Page to Amendment No. 1 to Amended & Restated Credit Agreement

(Southwestern Energy Company)

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Vice President

Signature Page to Amendment No. 1 to Amended & Restated Credit Agreement

(Southwestern Energy Company)

Exhibit A

Amended Credit Agreement

(See Attached)

Execution Version

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

April 8, 2022

among

SOUTHWESTERN ENERGY COMPANY

as Borrower

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

and

BANK OF AMERICA, N.A., CITIBANK, N.A., MIZUHO BANK, LTD, MUFG BANK, LTD,

PNC BANK, NATIONAL ASSOCIATION, REGIONS BANK, ROYAL BANK OF CANADA,

TRUIST BANK, WELLS FARGO BANK, NATIONAL ASSOCIATION

as Co-Syndication Agents

JPMORGAN CHASE BANK, N.A., BOFA SECURITIES, INC.,

CITIBANK N.A., MIZUHO BANK, LTD., MUFG BANK, LTD.,

PNC CAPITAL MARKETS LLC, REGIONS BANK, RBC CAPITAL MARKETS LLC,

TRUIST SECURITIES, INC. AND WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers and Joint Bookrunners

Page

ARTICLE I DEFINITIONS		1

SECTION 1.01	Defined Terms	1
SECTION 1.02	Classification of Loans and Borrowings	~~52~~55
SECTION 1.03	Terms Generally	~~52~~55
SECTION 1.04	Accounting Terms; GAAP	~~53~~55
SECTION 1.05	Interest Rates; Benchmark Notification	~~53~~56
SECTION 1.06	Divisions	~~53~~56
SECTION 1.07	Letter of Credit Amounts	~~54~~56
SECTION 1.08	Rating Agency Changes	~~54~~56
SECTION 1.09	Limited Condition Transaction	~~54~~57

ARTICLE II THE CREDITS		~~55~~58

SECTION 2.01	Commitments	~~55~~58
SECTION 2.02	Loans and Borrowings	~~55~~58
SECTION 2.03	Requests for Borrowings	~~56~~59
SECTION 2.04	Letters of Credit	~~56~~60
SECTION 2.05	Funding of Borrowings	~~62~~65
SECTION 2.06	Interest Elections	~~63~~66
SECTION 2.07	Termination and Reduction of Commitments	~~64~~67
SECTION 2.08	Repayment of Loans; Evidence of Debt	~~64~~68
SECTION 2.09	Prepayment of Loans	~~65~~69
SECTION 2.10	Fees	~~68~~72
SECTION 2.11	Interest	~~68~~73
SECTION 2.12	Alternate Rate of Interest	~~69~~73
SECTION 2.13	Increased Costs	~~72~~76
SECTION 2.14	Break Funding Payments	~~73~~77
SECTION 2.15	Taxes	~~73~~77
SECTION 2.16	Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs	~~77~~81
SECTION 2.17	Mitigation Obligations; Replacement of Lenders	~~79~~83
SECTION 2.18	Defaulting Lenders	~~80~~84
SECTION 2.19	Increase in Aggregate Commitments	~~81~~86
SECTION 2.20	Borrowing Base	~~83~~87
SECTION 2.21	Swingline Loans	~~87~~91

ARTICLE III REPRESENTATIONS AND WARRANTIES		~~88~~93

SECTION 3.01	Organization; Powers	~~88~~93
SECTION 3.02	Authorization; Execution; Enforceability	~~88~~93
SECTION 3.03	Financial Condition	~~89~~93
SECTION 3.04	ERISA	~~89~~93
SECTION 3.05	Defaults	~~89~~93
SECTION 3.06	Accuracy of Information	~~89~~94
SECTION 3.07	Regulation U	~~89~~94
SECTION 3.08	Taxes	~~89~~94
SECTION 3.09	Liens	~~90~~94
SECTION 3.10	Litigation	~~90~~94
SECTION 3.11	No Conflict	~~90~~94
SECTION 3.12	Governmental Approvals	~~90~~95
SECTION 3.13	Investment Company Status	~~90~~95
SECTION 3.14	Compliance with Laws and Orders	~~90~~95
SECTION 3.15	Anti-Terrorism Laws	~~90~~95

i

(continued)

Page
SECTION 3.16	Anti-Corruption Laws and Sanctions	~~91~~95
SECTION 3.17	Security Interest in Collateral	~~91~~95
SECTION 3.18	Subsidiaries	~~91~~96
SECTION 3.19	Insurance	~~92~~96
SECTION 3.20	Properties	~~92~~96
SECTION 3.21	Solvency	~~92~~97
SECTION 3.22	No Restrictive Agreements	~~93~~97
SECTION 3.23	EEA Financial Institutions	~~93~~97
SECTION 3.24	Environmental Matters	~~93~~97
SECTION 3.25	Maintenance of Properties	~~94~~98
SECTION 3.26	Gas Imbalances; Prepayments	~~94~~99
SECTION 3.27	Marketing of Production	~~94~~99
SECTION 3.28	Swap Agreements and Eligible Contract Participant	~~95~~99
SECTION 3.29	Use of Loans and Letters of Credit	~~95~~99

ARTICLE IV CONDITIONS		~~95~~99

SECTION 4.01	Effective Date	~~95~~99
SECTION 4.02	Each Credit Extension	~~98~~103

ARTICLE V AFFIRMATIVE COVENANTS		~~99~~104

SECTION 5.01	Financial Statements and Other Information	~~99~~104
SECTION 5.02	Books and Records; Inspection Rights	~~104~~108
SECTION 5.03	Conduct of Business; Existence	~~104~~109
SECTION 5.04	Maintenance of Insurance	~~105~~109
SECTION 5.05	Payment of Taxes and Other Obligations	~~105~~110
SECTION 5.06	Compliance with Laws	~~105~~110
SECTION 5.07	Maintenance of Properties	~~106~~110
SECTION 5.08	Designation of Unrestricted Subsidiaries; Redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries	~~106~~111
SECTION 5.09	Subsidiary Guarantors	~~107~~112
SECTION 5.10	Additional Collateral; Further Assurances	~~108~~113
SECTION 5.11	Title Information	~~110~~115
SECTION 5.12	Reserved	~~112~~116
SECTION 5.13	Deposit Accounts and Securities Accounts	~~112~~116
SECTION 5.14	Keepwell	~~112~~117
SECTION 5.15	Reserve Reports	~~112~~117

ARTICLE VI NEGATIVE COVENANTS		~~114~~118

SECTION 6.01	Fundamental Changes	~~114~~118
SECTION 6.02	Liens	~~115~~119
SECTION 6.03	Indebtedness	~~118~~122
SECTION 6.04	Financial Covenants	~~120~~124
SECTION 6.05	Investments	~~120~~125
SECTION 6.06	Restrictive Agreements	~~121~~126
SECTION 6.07	Restricted Payments	~~122~~127
SECTION 6.08	Asset Dispositions	~~123~~127
SECTION 6.09	Use of Proceeds	~~124~~129
SECTION 6.10	Limitations on Redemptions of Indebtedness	~~125~~130
SECTION 6.11	Limitation on Transactions with Affiliates	~~126~~131
SECTION 6.12	Material Change in Business	~~126~~131
SECTION 6.13	Swap Agreements	~~126~~131

(continued)

Page
SECTION 6.14	Deposit Accounts	~~128~~133
SECTION 6.15	Take-or-Pay or Other Prepayments	~~129~~133
SECTION 6.16	Marketing Activities	~~129~~133
SECTION 6.17	Amendments to Organizational Documents and TLB Loan Documents	~~129~~134

ARTICLE VII EVENTS OF DEFAULT		~~129~~134

SECTION 7.01	Events of Default	~~129~~134
SECTION 7.02	Remedies upon Event of Default	~~131~~136
SECTION 7.03	Right to Cure PV-9 Coverage Ratio	~~131~~136

ARTICLE VIII THE ADMINISTRATIVE AGENT		~~132~~137

SECTION 8.01	Authorization and Action	~~132~~137
SECTION 8.02	Administrative Agent’s Reliance, Indemnification, Etc.	~~134~~139
SECTION 8.03	Posting of Communications	~~135~~140
SECTION 8.04	The Administrative Agent Individually	~~137~~141
SECTION 8.05	Successor Administrative Agent	~~137~~142
SECTION 8.06	Acknowledgments of Lenders and Issuing Banks	~~138~~143
SECTION 8.07	Collateral Matters	~~139~~144
SECTION 8.08	Credit Bidding	~~140~~145
SECTION 8.09	Certain ERISA Matters	~~141~~145

ARTICLE IX MISCELLANEOUS		~~143~~147

SECTION 9.01	Notices	~~143~~147
SECTION 9.02	Waivers; Amendments	~~144~~149
SECTION 9.03	Expenses; Indemnity; Damage Waiver	~~146~~151
SECTION 9.04	Successors and Assigns	~~148~~153
SECTION 9.05	Survival	~~151~~156
SECTION 9.06	Counterparts; Integration; Effectiveness; Electronic Execution	~~152~~156
SECTION 9.07	Severability	~~153~~157
SECTION 9.08	Right of Setoff	~~153~~158
SECTION 9.09	Governing Law; Jurisdiction; Consent to Service of Process	~~153~~158
SECTION 9.10	WAIVER OF JURY TRIAL	~~154~~159
SECTION 9.11	Headings	~~154~~159
SECTION 9.12	Confidentiality	~~154~~159
SECTION 9.13	USA PATRIOT Act	~~155~~160
SECTION 9.14	Appointment for Perfection	~~156~~160
SECTION 9.15	Subsidiary Guarantors	~~156~~161
SECTION 9.16	Interest Rate Limitation	~~156~~161
SECTION 9.17	No Fiduciary Duty, etc	~~156~~161
SECTION 9.18	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~157~~162
SECTION 9.19	Flood Insurance Regulations	~~157~~162
SECTION 9.20	Acknowledgment Regarding Any Supported QFCs	~~158~~162
SECTION 9.21	Authorization to Enter into Permitted Intercreditor Agreements	~~158~~163
SECTION 9.22	Amendment and Restatement of Existing Credit Agreement	~~158~~163
SECTION 9.23	Investment Grade Date Changeover	~~159~~163

(continued)

Page

SCHEDULES:

Schedule 1.01A – Pricing Schedule (Borrowing Base Period) Schedule 1.01B – Pricing Schedule (Interim Investment Grade Period)
Schedule 1.01C – LC Issuance Limits
Schedule 2.01 – Commitments
Schedule 2.04 – Existing Letters of Credit
Schedule 3.18 – Equity Interests Schedule 3.24 – Environmental Disclosures Schedule 3.26 – Gas Imbalances/Prepayments Schedule 3.27 – Marketing of Production Schedule 3.28 – Swap Agreements
Schedule 6.02 – Existing Liens
Schedule 6.03 – Existing Indebtedness
Schedule 6.05 – Existing Investments
Schedule 6.06 – Existing Restrictive Agreements

EXHIBITS:

Exhibit A – Form of Assignment and Assumption
Exhibit B – Form of Subordinated Intercompany Note
Exhibit C – Post-Investment Grade Date Credit Agreement
Exhibit D-1 – Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit D-2 – Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
Exhibit D-3 – Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
Exhibit D-4 – Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)
Exhibit E-1 – Form of Borrowing Request (Pre-Investment Grade Date)
Exhibit E-2 – Form of Borrowing Request (Post-Investment Grade Date) Exhibit E-3 – Form of Interest Election Request
Exhibit F – Form of Note

Exhibit G-1 – Form of Compliance Certificate (Pre-Investment Grade Date)

Exhibit G-2 – Form of Compliance Certificate (Post-Investment Grade Date)

Exhibit H – Form of Subsidiary Guaranty (Post-Investment Grade Date)

AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of April 8, 2022 among SOUTHWESTERN ENERGY COMPANY, a Delaware corporation (the “Borrower”), the LENDERS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, the Borrower, the lenders party thereto and the Administrative Agent are party to that certain Credit Agreement, dated as of April 26, 2018 (as amended, supplemented or otherwise modified prior to the Effective Date, the “Existing Credit Agreement”);

WHEREAS, the Borrower, the Lenders and the Administrative Agent have agreed to enter into this Agreement in order to amend and restate the Existing Credit Agreement in its entirety; and

WHEREAS, it is the intent of the parties hereto that this Agreement shall not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement shall amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations and liabilities of the Borrower outstanding thereunder, which shall be payable in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree that the Existing Credit Agreement is hereby amended and restated as follows:

ARTICLE I

Definitions

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2015 Indenture” has the meaning assigned to such term in the definition of “Existing Senior Notes Indentures”.

“2017 Indenture” has the meaning assigned to such term in the definition of “Existing Senior Notes Indentures”.

“2021 Indenture” has the meaning assigned to such term in the definition of “Existing Senior Notes Indentures”.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Alternate Base Rate.

“ACNTA” means “ACNTA”, as defined in the Existing Senior Notes Indentures (other than the Indigo Indenture) as in effect on the Effective Date.

“Acquired Material Oil and Gas Properties” has the meaning assigned to such term in Section 2.20(b)(ii)(B).

“Acquisition” means any acquisition (whether by purchase, merger, consolidation or otherwise) of property or series of related acquisitions of property that constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the Equity Interests in a Person.

“Acquisition Closing Date” has the meaning assigned to such term in the definition of “Qualifying Acquired Letter of Credit”.

“Additional Lender” has the meaning assigned to such term in Section 2.19(a).

“Additional Senior Notes Indenture” means any indenture entered into by the Borrower or any Restricted Subsidiary after the Effective Date that contains any provision similar to any of the Secured Debt Indenture Exceptions contained in the Existing Senior Notes Indentures as of the Effective Date.

“Adjusted Daily Simple RFR” means with respect to any RFR Borrowing, an interest rate per annum equal to (a) the Daily Simple RFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to the Term SOFR Rate for such Interest Period, plus 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan, in its capacity as administrative agent for the Lenders hereunder, and any successor in such capacity pursuant to Article VIII.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Indemnitee” has the meaning assigned to such term in Section 9.03(c).

“Aggregate Commitments” means, collectively, the Aggregate Five-Year Revolving Commitments and the Aggregate Short Term Revolving Commitments.

“Aggregate Five-Year Revolving Commitments” means the aggregate of the Five-Year Revolving Commitments of all of the Five-Year Revolving Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. As of the Amendment No. 1 Effective Date, the Aggregate Five-Year Revolving Commitments equal $2,000,000,000.

“Aggregate Short Term Revolving Commitments” means the aggregate of the Short Term Revolving Commitments of all of the Short Term Revolving Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. As of the Amendment No. 1 Effective Date, the Aggregate Short Term Revolving Commitments equal $~~2,000,000,000~~500,000,000 .

“Agreement” has the meaning specified in the introductory paragraph of this Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 0.50% and (c) the Adjusted Term SOFR Rate for a one-month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that, for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Houston time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.12 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.12(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Amendment No. 1” means that certain Amendment No. 1 to Amended and Restated Credit Agreement, dated August 4, 2022, by and among the Borrower, the other Loan Parties signatory thereto, the Lenders signatory thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” means has the meaning given to such term in Amendment No. 1.

“Ancillary Document” has the meaning specified in Section 9.06(b).

“Anti-Corruption Laws” means all Requirements of Law of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Laws” means all Requirements of Law of any jurisdiction related to terrorism financing or money laundering, including the Patriot Act, The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) and Executive Order 13224 (effective September 24, 2001).

“Anticipated Transfer Period” has the meaning specified in Section 2.09(f)(ii).

“Applicable Five-Year Revolving Percentage” means, with respect to any Five-Year Revolving Lender at any time, the percentage obtained by dividing (a) such Five-Year Revolving Lender’s Five-Year Revolving Commitment at such time by (b) the amount of the Aggregate Five-Year Revolving Commitments at such time (and if the Aggregate Five-Year Revolving Commitments have terminated or expired, the Applicable Five-Year Revolving Percentages shall be determined based upon the Aggregate Five-Year Revolving Commitments most recently in effect, giving effect to any assignments); provided that, for purposes of Section 2.18(c), when a Defaulting Five-Year Revolving Lender shall exist, any such Defaulting Five-Year Revolving Lender’s Commitment shall be disregarded in the calculation.

“Applicable Parties” has the meaning assigned to such term in Section 8.03(c).

“Applicable Percentage” means, with respect to any Lender at any time, the percentage obtained by dividing (a) such Lender’s Commitment at such time by (b) the amount of the Aggregate Commitments at such time (and if the Aggregate Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Aggregate Commitments most recently in effect, giving effect to any assignments); provided that, for purposes of Section 2.18(c), when a Defaulting Lender shall exist, any such Defaulting Lender’s Commitment shall be disregarded in the calculation.

“Applicable Rate” means:

(a) for any day during a Borrowing Base Period, (i) with respect to ABR Loans (other than ABR Short Term Revolving Loans), the per annum rate set forth in Schedule 1.01A under the heading “ABR Margin”, (ii) with respect to Term Benchmark Loans and RFR Loans (in each case, other than Term Benchmark Short Term Revolving Loans or RFR Short Term Revolving Loans), the per annum rate set forth in Schedule 1.01A under the heading “Applicable Rate for Term SOFR / RFR Loans” and (iii) with respect to commitment fees in respect of the Five-Year Revolving Commitments, the per annum rate set forth in Schedule 1.01A under the heading “Commitment Fee Rate”, in each case, based upon Facility Usage as of such day; ~~and~~

(b) for any day during an Interim Investment Grade Period, (i) with respect to ABR Loans (other than ABR Short Term Revolving Loans), the per annum rate set forth in Schedule 1.01B under the heading “ABR Margin”, (ii) with respect to Term Benchmark Loans and RFR Loans (in each case, other than Term Benchmark Short Term Revolving Loans or RFR Short Term Revolving Loans), the per annum rate set forth in Schedule 1.01B under the heading “Applicable Rate for Term SOFR / RFR Loans” and (iii) with respect to commitment fees in respect of the Five-Year Revolving Commitments, the per annum rate set forth in Schedule 1.01B under the heading “Commitment Fee Rate”, in each case based upon the Borrower’s Index Debt Rating as of such day~~.~~; and

(c) (i) with respect to ABR Short Term Revolving Loans, 1.75% per annum, (ii) with respect to Term Benchmark Short Term Revolving Loans and RFR Short Term Revolving Loans, 2.75% per annum and (iii) with respect to commitment fees in respect of the Short Term Revolving Commitments, 0.50% per annum;

Each change in the Applicable Rate with respect to the foregoing clauses (a) and (b) shall apply during the period commencing on the effective date of such change in the Facility Usage or Index Debt Rating, as applicable, and ending on the date immediately preceding the effective date of the next such change; provided, however, that if at any time during a Borrowing Base Period, the Borrower fails to deliver a Reserve Report as required by, and within the time frame set forth in, Section 5.15, then if the Majority Lenders so elect, the “Applicable Rate” shall mean the rate per annum set forth in Pricing Level I of Schedule 1.01A for each day until delivery of such Reserve Report.

“Approved Electronic Platform” has the meaning assigned to such term in Section 8.03(a).

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Approved Petroleum Engineer” means (a) Netherland, Sewell & Associates, Inc., (b) DeGolyer and MacNaughton, (c) Cawley, Gillespie & Associates, Inc., (d) Ryder Scott Company Petroleum Consultants, L.P. and (e) any other reputable firm of independent petroleum engineers as shall be selected by the Borrower and approved by the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed.

“Approved Swap Counterparty” means any Person (a) who at the time of entering into a Swap Agreement is a Lender or an Affiliate of a Lender, (b) whose (or whose parent company’s) long term senior unsecured debt rating is A- or higher by S&P or A3 or higher by Moody’s (or their equivalent), or (c) that is party to a Swap Agreement with any Loan Party as of the Effective Date.

“Asset Swap” means any purchase and sale or exchange of Properties between any Loan Party or Restricted Subsidiary and another Person to the extent that (a) such Property is exchanged for credit against the purchase price of similar replacement Property or (b) the proceeds of such Disposition are applied to the purchase price of such replacement Property, in each case under Section 1031 of the Code or otherwise.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Authorized Officer” means any of the following officers of the Borrower: the chief executive officer, the president, the chief financial officer, the treasurer, or any executive vice president, or senior vice president.

“Availability” means, at any time, the remainder of (a) the Credit Limit then in effect minus (b) the Total Credit Exposure at such time.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Aggregate Five-Year Revolving Commitments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.12.

“Available Term Loan Indebtedness Amount” means, as of any date of determination, $350,000,000 minus the aggregate principal amount of any Indebtedness incurred pursuant to (i) Section 6.03(k) or (ii) Section 6.03(l) (in the case of this clause (ii), in excess of $550,000,000), in each case, prior to such date of determination.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following bank services provided to the Borrower by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bank Price Deck” means the Administrative Agent’s forward curve for each of oil, natural gas and other Hydrocarbons, as applicable, furnished to the Borrower by the Administrative Agent from time to time in accordance with the terms of this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person; provided further that, for so long as it is required by law or regulation not to be publicly disclosed, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Person under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation) shall not be deemed a Bankruptcy Event.

“Benchmark” means, initially, (a) with respect to any Term Benchmark Loan, the Term SOFR Rate and (b) with respect to any RFR Loan, the Adjusted Daily Simple RFR; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate, the Adjusted Daily Simple RFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12(b).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the Adjusted Daily Simple RFR;

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Borrower) decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent (in consultation with the Borrower) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component), or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning specified in the introductory paragraph of this Agreement.

“Borrower’s Headquarters” means that certain real property located at 10000 Energy Drive, Spring, Texas 77389.

“Borrowing” means (a) Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Base” means, at any time during a Borrowing Base Period, an amount equal to the amount determined in accordance with Section 2.20, as the same may be adjusted from time to time pursuant to the Borrowing Base Adjustment Provisions.

“Borrowing Base Adjustment Provisions” means Section 2.20(e), Section 5.11(b), Section 6.08(a)(vi) and any other provisions hereunder which expressly provide for adjustments of the amount of the Borrowing Base.

“Borrowing Base Deficiency” occurs if, at any time during a Borrowing Base Period, the Total Credit Exposure at such time exceeds the Borrowing Base in effect at such time. The amount of the Borrowing Base Deficiency at such time is the amount by which the Total Credit Exposure at such time exceeds the Borrowing Base in effect at such time.

“Borrowing Base Hedge Unwind” means any Disposition, early termination or unwinding of any hedge position established under any Swap Agreement upon which the Lenders relied in determining the then-effective Borrowing Base, or the creation of any off-setting position in respect of any hedge position established under any Swap Agreement upon which the Lenders relied in determining the then-effective Borrowing Base, in each case, if the net effect of such action (when taken together with any other Swap Agreements executed substantially contemporaneously with the taking of such action) would be to cancel any positions of the Borrower or any other Loan Party under such Swap Agreements.

“Borrowing Base Hedge Unwind Value” means, with respect to any Borrowing Base Hedge Unwind, the value (as determined by the Administrative Agent in its sole discretion, which determination may be made in consultation with the Required Lenders) attributed to the hedge positions that were assigned, sold, early terminated or unwound or for which an off-setting position was created pursuant to such Borrowing Base Hedge Unwind, after taking into account any other Swap Agreements executed substantially contemporaneously with the taking of such action, for purposes of determining the then current Borrowing Base.

“Borrowing Base Period” means any period of time other than an Investment Grade Period. The period commencing on the Effective Date and ending immediately prior to the first occurrence of an Interim Investment Grade Date hereunder shall be a Borrowing Base Period.

“Borrowing Base Period Required Guarantor” means, during any Borrowing Base Period, (a) each Material Domestic Subsidiary, (b) each Borrowing Base Property Subsidiary and (c) any other Subsidiary guaranteeing TLB Obligations.

“Borrowing Base Properties” means, during any Borrowing Base Period, the Oil and Gas Properties of the Loan Parties to which Proved Reserves are attributed and which are included in the Reserve Report most recently delivered pursuant to Section 5.15.

“Borrowing Base Property Disposition” means, during any Borrowing Base Period, a Disposition (including pursuant to a Casualty Event or Asset Swap) by the Borrower or any other Loan Party of (a) any Borrowing Base Properties or (b) Equity Interests in any Subsidiary that owns any Borrowing Base Properties, in each case, other than any such Disposition made to any Loan Party.

“Borrowing Base Property Subsidiary” means, during any Borrowing Base Period, a Domestic Restricted Subsidiary that owns Borrowing Base Properties.

“Borrowing Base Value” means, with respect to any Borrowing Base Property, the value attributed thereto and allocated to such Borrowing Base Property in the then current Borrowing Base (as determined by the Administrative Agent in its sole discretion, which determination may be made in consultation with the Lenders or the Required Lenders, as applicable).

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be, in the case of any such written request, in substantially the form of Exhibit E-1 or any other form approved by the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to remain closed; provided that, when used in connection with a Term Benchmark Loan or RFR Loan, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) Property, which obligations are required to be classified and accounted for as a capital lease or financing lease on a balance sheet of such Person under GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that (a) any obligation to pay rent or other amounts under any lease or other agreement (whether entered into before or after the Effective Date) that would have been classified as an operating lease pursuant to GAAP as in effect on December 31, 2018 will be deemed not to represent a Capital Lease Obligation and (b) any obligation to pay amounts under any agreement (whether entered into before or after the Effective Date) that provides for services and the right to use equipment will be deemed not to represent a Capital Lease Obligation (but only to the extent such obligation would not have been capitalized on a balance sheet of such Person prepared in accordance with GAAP as in effect on December 31, 2018).

“Cash Collateral” has the meaning assigned to such term in Section 2.04(j).

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of any Loan Party.

“CERCLA” has the meaning assigned to such term within the definition of “Environmental Laws.”

“CFC” means (a) a direct or indirect Subsidiary of the Borrower which is a “controlled foreign corporation” as defined in Section 957(a) of the Code or any successor provision thereto and (b) any Subsidiary of a Subsidiary described in clause (a).

“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or requirements and directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines or requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means that (a) any Person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934) shall beneficially own, directly or indirectly, 35% or more of the common stock or other voting securities of the Borrower; or (b) any event that constitutes a “Change of Control” (or similar defined term) as defined in any of the Senior Notes Indentures shall have occurred that permits the acceleration of, or requires the Borrower to purchase or offer to purchase, the applicable Senior Notes and such event is not otherwise the subject of any covenant in Article VI or any other Event of Default.

“Charges” has the meaning assigned to such term in Section 9.16.

“Class” when used in reference to any Loan or Borrowing, refers to whether or not such Loan, or the Loans comprising such Borrowing, are Five-Year Revolving Loans, Short Term Revolving Loans or Swingline Loans.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).

“Co-Syndication Agent” means each of Bank of America, N.A., Citibank, N.A., Mizuho Bank, Ltd, MUFG Bank, Ltd, PNC Bank, National Association, Regions Bank, Royal Bank of Canada, Truist Bank, Wells Fargo Bank, National Association, and, collectively, the “Co-Syndication Agents”.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means, during any Borrowing Base Period, any and all Property of the Loan Parties, now existing or hereafter acquired, upon which a Lien is purported to be created by any Collateral Document, and any and all other Property of the Loan Parties, now existing or hereafter acquired, that at any time is or becomes subject to a Lien in favor of Administrative Agent, on behalf of itself and the Secured Parties, to secure the Secured Obligations. For the avoidance of doubt, Collateral shall not include any Excluded Property.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including all other security agreements, pledge agreements, mortgages, deeds of trust, Deposit Account Control Agreements, Securities Account Control Agreements, uncertificated securities control agreements, pledges, financing statements and all other written matter whether heretofore, now, or hereafter executed by the Borrower or any of the other Loan Parties and delivered to the Administrative Agent that are intended to create, perfect or evidence Liens to secure the Secured Obligations.

“Commitment” means, with respect to each Lender, the ~~commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum~~ aggregate amount of such Lender’s ~~Credit Exposure hereunder, as such commitment may be (a) increased from time to time pursuant to Section 2.19, (b) reduced or terminated from time to time pursuant to Section 2.07 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth opposite such Lender’s name on Schedule 2.01 under the caption “Commitment”, or in the applicable documentation pursuant to which such Lender shall have assumed its Commitment pursuant to the terms hereof, as applicable.~~ Five-Year Revolving Commitment and Short Term Revolving Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 8.03(c), including through an Approved Electronic Platform.

“Compliance Certificate” means a certificate of the Borrower executed on its behalf by its chief financial officer, chief accounting officer or treasurer substantially in the form of Exhibit G-1, (a) certifying as to whether a Default or Event of Default has occurred and, if any Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (b) setting forth reasonably detailed calculations demonstrating compliance with the Financial Covenants in effect as of the date of the financial statements accompanying such certificate, and (c) stating whether any change in GAAP or in the application thereof has occurred since the date of Borrower’s consolidated financial statements most recently delivered pursuant to Section 5.01(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDAX” means, for any period, Consolidated Net Income for such period, plus

(a) the following (without duplication), in each case only to the extent (and in the same proportion) deducted (and not added back or excluded) in determining Consolidated Net Income for such period:

(i) Consolidated Interest Expense for such period,

(ii) depletion, depreciation and amortization expense for such period,

(iii) consolidated income tax expense for such period,

(iv) any non-cash losses or charges resulting from any hedging arrangements resulting from the requirements of FASB ASC 815 for such period,

(v) (A) fees and expenses of third party advisors (including legal counsel, investment bankers, accountants, consultants, engineers and similar professionals) incurred during such period or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction undertaken but not completed) and (B) any costs, charges or expenses relating to severance, cost savings (including reductions in general and administrative expenses), operating expense reductions, facilities closing, consolidations and integration costs, and other restructuring charges or reserves (provided that the amount that may be added back pursuant to this clause (v) for any Fiscal Quarter (any Fiscal Quarter for which the maximum addback pursuant to this proviso is being calculated, a “Subject Fiscal Quarter”) shall not exceed (1) the greater of (X) $100,000,000 and (Y) 10.0% of Consolidated EBITDAX for the period of four consecutive Fiscal Quarters ending on the last day of such Subject Fiscal Quarter (calculated in accordance with this definition but prior to giving effect to any addback pursuant to this clause (v)) minus (2) the aggregate of all amounts added back pursuant to this clause (v) for each Fiscal Quarter ending on or after September 30, 2020 (including under the Existing Credit Agreement) but prior to the commencement of such Subject Fiscal Quarter; provided further that, for the avoidance of doubt, (I) any addback to EBITDAX for any Fiscal Quarter made pursuant to this clause (v) in reliance on the limitation set forth in clause (1)(Y) above may be included in the calculation of EBITDAX for any subsequent period of four consecutive Fiscal Quarters that includes such Fiscal Quarter, notwithstanding any decline in the amount set forth in clause (1)(Y) for such subsequent period and (II) correspondingly, any such decline in the amount set forth in clause (1)(Y) for any subsequent period shall not result in any amounts previously added back pursuant to this clause (v) in reliance on the limitation set forth in clause (1)(Y) above ceasing to be permitted to be added back pursuant to this clause (v)),

(vi) oil and gas exploration expenses (including all drilling, completion, geological and geophysical costs) for such period,

(vii) non-cash losses from Dispositions of assets and any other extraordinary, unusual or non-recurring expenses, losses or charges,

(viii) costs, fees and expenses incurred in connection with the Transactions (provided that the amounts added back pursuant to this clause (viii) shall not exceed $10,000,000 in the aggregate since the Effective Date), and

(ix) any other non-cash charges, including (A) any write-offs or write-downs reducing Consolidated Net Income for such period and (B) any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock, profits interests or other equity-based incentive awards or any other equity-based compensation;

provided that (y) in the case of each of the foregoing non-cash charges described in this clause (a), if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDAX to such extent and (z) amortization of a prepaid cash item that was paid in a prior period shall be excluded from this clause (a); minus

(b) the following (without duplication), in each case only to the extent included in determining Consolidated Net Income for such period:

(i) non-cash gains on any hedging arrangements resulting from the requirements of FASB ASC 815 for such period,

(ii) non-cash gains or adjustments (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDAX in any prior period) and all other non-cash items of income for such period, and

(iii) any extraordinary, unusual or non-recurring non-cash gains,

in each case as determined on a consolidated basis for the Borrower and its Restricted Subsidiaries in accordance with GAAP; provided that, if at any time during such period the Borrower or any Restricted Subsidiary shall have made a Material Disposition or a Material Acquisition, Consolidated EBITDAX for such period shall be calculated giving pro forma effect thereto as if such Material Disposition or Material Acquisition had occurred on the first day of such period, and such pro forma effect shall be determined in good faith by a Financial Officer in a manner reasonably acceptable to the Administrative Agent and with supporting documentation reasonably acceptable to the Administrative Agent.

“Consolidated Interest Expense” means, with respect to any period, the sum, without duplication, of: (a) total consolidated interest expense payable or paid in cash of the Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries (including (i) all commissions, discounts and other fees and charges owed by the Borrower and its Restricted Subsidiaries with respect to letters of credit, (ii) all interest expense attributable to Capital Lease Obligations and imputed interest with respect to Sale and Leaseback Transactions and (iii) financing fees (including arrangement, amendment and contract fees), debt issuance costs, commissions and expenses and, in each case, the amortization thereof); plus (b) all cash dividends on Disqualified Stock or preferred equity interests of the Borrower or any of its Restricted Subsidiaries (other than cash dividends or payments on Disqualified Stock or preferred equity interests of the Borrower or any of its Restricted Subsidiaries made in lieu of fractional shares); plus (c) amortization of original issue discount resulting from the issuance of Indebtedness at less than par (provided that, for purposes of calculating Consolidated EBITDAX, in the event any Indebtedness is issued at less than 95% of par, such Indebtedness shall be deemed to have been issued at 95% of par for purposes of determining the amortization of original issue discount with respect to such Indebtedness under this clause (c)). For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Borrower and its Restricted Subsidiaries in respect of hedging arrangements relating to interest rate protection. In the event that the Borrower or any Restricted Subsidiary shall have completed a Material Acquisition or a Material Disposition since the beginning of the relevant period, Consolidated Interest Expense shall be determined for such period on a pro forma basis as if such Material Acquisition or Material Disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded, without duplication:

(a) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is designated a Restricted Subsidiary, as applicable, or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries or such Person’s assets are acquired by the Borrower or any of its Restricted Subsidiaries;

(b) the income (or loss) of any Person that is not a Subsidiary of the Borrower, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting; provided that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or cash equivalents to the Borrower or any of its Restricted Subsidiaries by such Person in such period;

(c) the undistributed earnings of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by operation of the terms of its Organizational Documents or any contractual obligation (other than any Loan Document) or Requirement of Law applicable to such Restricted Subsidiary;

(d) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period to the extent included in Consolidated Net Income; and

(e) any cancellation of debt income.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Account” means (a) a Deposit Account of any Loan Party that is subject to a Deposit Account Control Agreement or (b) a Securities Account of any Loan Party that is subject to a Securities Account Control Agreement.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Corresponding Tenor”, with respect to any Available Tenor, means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.20.

“Credit Exposure” means, with respect to any Lender at any time, the ~~sum of the outstanding principal~~aggregate amount of such Lender’s ~~Revolving Loans and its LC Exposure and Swingline Exposure at such time, it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of Credit Exposure for purposes of calculating the commitment fee under Section 2.10(a).~~Five-Year Revolving Credit Exposure and Short Term Revolving Credit Exposure.

“Credit Extension” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Limit” means (a) during any Borrowing Base Period, the lowest of (i) the Maximum Credit Amount, (ii) the Borrowing Base at such time, (iii) the Aggregate Commitments at such time and (iv) the Secured Debt Cap at such time and (b) during any Interim Investment Grade Period, the Aggregate Commitments at such time.

“Credit Party” means the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender.

“Cure Period” has the meaning assigned to it in Section 7.03(a).

“Cure Quarter” has the meaning assigned to it in Section 7.03(a).

“Cure Right” has the meaning assigned to it in Section 7.03(a).

“Current Ratio” means, as of any date, the ratio of (a) consolidated current assets (including Availability as of such date, but excluding non-cash assets under ASC Topic 815) of the Borrower and its Restricted Subsidiaries as of such date to (b) consolidated current liabilities (excluding current maturities of long-term debt and non-cash obligations under ASC Topic 815) of the Borrower and its Restricted Subsidiaries as of such date.

“Daily Simple RFR” means for any day, an interest rate per annum equal to, for any RFR Loan, Daily Simple SOFR.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is three (3) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Five-Year Revolving Lender” means a Defaulting Lender that is also a Five-Year Revolving Lender.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with the particular default, if any, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (which condition precedent, together with the particular default, if any, shall be specifically identified in such writing or public statement) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is, on the date of such certification, financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s or the Borrower’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Deficiency Notification Date” has the meaning assigned to such term in Section 2.09(c).

“Deposit Account” has the meaning assigned to such term in the UCC.

“Deposit Account Control Agreement” means an agreement in form and substance reasonably acceptable to the Administrative Agent establishing the Administrative Agent’s Control with respect to any Deposit Account. For purposes of this definition, “Control” means “control” within the meaning of Section 9-104 of the UCC.

“Designated Cash Amount” means, as of any date, the aggregate amount of unrestricted cash on hand of the Borrower and the Restricted Subsidiaries as of such date up to the lesser of (a) 10% of the Credit Limit as of such date and (b) $150,000,000.

“Designated Indebtedness” means, collectively, (a) the Existing Senior Notes, (b) any Permitted Junior Lien Term Loan Indebtedness, (c) any Permitted Unsecured Indebtedness, (d) any Permitted Refinancing Indebtedness in respect of any of the foregoing clauses (a) though (c) that does not constitute Permitted Pari Term Loan Indebtedness and (e) to the extent Redeemed with the proceeds of a Borrowing hereunder, the TLB Credit Agreement and any Permitted Pari Term Loan Indebtedness.

“Dispose” means to sell, lease, assign, exchange, convey or otherwise transfer (excluding the granting of a Lien on) any Property. “Disposition” has a meaning correlative thereto.

“Disqualified Stock” means any Equity Interest that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or (b) is convertible or exchangeable for Indebtedness or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Stock) at the option of the holder thereof, in whole or in part, in each case (determined as of the date of issuance), on or prior to the date that is 91 days after the Maturity Date at the time of issuance of such Equity Interests; provided that (i) any Equity Interests that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into which such Equity Interest is convertible or for which such Equity Interest is exchangeable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of any Change of Control or any Disposition occurring prior to the date that is 91 days after the Maturity Date at the time of issuance of such Equity Interests shall not constitute Disqualified Stock if such Equity Interest provides that the issuer thereof will not redeem any such Equity Interest pursuant to such provisions prior to Payment in Full and (ii) any Equity Interests that are issued to any employee or to any plan for the benefit of employees of the issuer thereof or by any such plan to such employees shall not constitute Disqualified Stock solely because such Equity Interests may be required to be repurchased by the issuer thereof as a result of such employee’s termination, death or disability.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Restricted Subsidiary” means a Restricted Subsidiary that is a Domestic Subsidiary.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar® Debt Domain, Syndtrak, and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Engineering Reports” has the meaning assigned to such term in Section 2.20(c)(i).

“Environmental Laws” means all Requirements of Law and all codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to protection of the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters (regarding Hazardous Materials), including without limitation the Oil Pollution Act of 1990, the Clean Air Act, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), the Federal Water Pollution Control Act, the Occupational Safety and Health Act of 1970 (regarding Hazardous Materials), the Resource Conservation and Recovery Act of 1976 (“RCRA”), the Safe Drinking Water Act, the Toxic Substances Control Act, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, the Natural Gas Pipeline Safety Act of 1968, the Hazardous Liquid Pipeline Safety Act of 1979, and other environmental conservation or protection Requirements of Law.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement the extent to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, registration, license, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding debt securities convertible or exchangeable into such equity interests.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash Amount” has the meaning specified in Section 2.09(f)(i).

“Excluded Accounts” means (a) each Deposit Account or Securities Account of any Loan Party that is used solely (i) to pay payroll, employee wage and benefit payments, payroll taxes or other taxes, (ii) for escrow or trust purposes, (iii) for royalty suspense amounts or other third party funds, or (iv) as a zero balance account and (b) other Deposit Accounts and Securities Accounts so long as the aggregate average daily balance in which (in each case determined for the most recently completed calendar month) does not at any time exceed $1,000,000 individually or $5,000,000 in the aggregate for all such Deposit Accounts and Securities Accounts referred to in this clause (b).

“Excluded Cash” means (a) any cash and cash equivalents to be used to pay obligations of the Borrower and its Restricted Subsidiaries (including, without limitation, obligations with respect to (i) payroll or employee benefits, (ii) Taxes and (iii) royalties, working interest payments, vendor payments, suspense payments, production payments and similar payments that are customary in the oil and gas industry) then due and owing (or to be due and owing within five (5) Business Days of such date) and for which the Borrower and its Restricted Subsidiaries have issued checks or have initiated wires or ACH transfers in order to pay such obligations (or, in their respective good faith discretion, will issue checks or initiate wires or ACH transfers within five (5) Business Days in order to make such payments (such checks, wires or ACH transfers referred to in this parenthetical, “Anticipated Transfers”)), (b) any cash or cash equivalents set aside in cash collateral accounts to cash collateralize Letters of Credit and (c) any cash or cash equivalents constituting purchase price deposits held in escrow pursuant to or constituting pledges and/or deposits securing, in each case, a binding and enforceable purchase and sale agreement with an unaffiliated third party containing customary provisions regarding the payment and refunding of such deposits.

“Excluded Property” means:

(a) (i) greater than 65% of the outstanding Voting Equity Interests in any first-tier CFC or any first-tier Foreign Subsidiary Holding Company and (ii) the outstanding Equity Interests in any Unrestricted Subsidiary;

(b) any interests in joint ventures and non-wholly-owned Subsidiaries which may not be pledged without the consent of one or more third parties other than any Subsidiary of the Borrower (after giving effect to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC); provided that, immediately upon the ineffectiveness, lapse or termination of such prohibition or the granting of such third-party consent, such assets shall automatically constitute Collateral (but only to the extent such assets do not otherwise constitute Excluded Property hereunder);

(c) any property to the extent the grant or maintenance of a Lien on such property is prohibited by any applicable Requirement of Law or would require a consent not obtained of any Governmental Authority pursuant to applicable Requirements of Law (other than to the extent that such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC); provided that, immediately upon the ineffectiveness, lapse or termination of such prohibition or the granting of such consent, such property shall automatically constitute Collateral (but only to the extent such assets do not otherwise constitute Excluded Property hereunder);

(d) any property to the extent the grant or maintenance of a Lien on such property would reasonably be expected to result in material adverse tax consequences to the Borrower or any Subsidiary of the Borrower, as reasonably determined by the Borrower and consented to by the Administrative Agent (such consent not to be unreasonably withheld or delayed);

(e) any contract, instrument, lease, license, agreement or other document to the extent that the grant of a security interest therein would result in a violation, breach, termination (or a right of termination) or default under such contract, instrument, lease, license, agreement or other document (other than to the extent such violation or breach, termination (or right of termination) or default would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC); provided that, immediately upon the condition causing such violation, breach, termination (or right of termination) or default ceasing to exist (whether by ineffectiveness, lapse, termination or consent), such assets shall automatically constitute Collateral (but only to the extent such assets do not otherwise constitute Excluded Property hereunder);

(f) motor vehicles, aircraft, vessels and other assets subject to certificates of title, except to the extent a Lien therein can be perfected by the filing of a UCC financing statement;

(g) the fee real property (including buildings, structures, fixtures, equipment and other improvements and appurtenances to such buildings, structures, fixtures, equipment and other improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and all modifications, additions or changes thereto) related to the Borrower’s Headquarters;

(h) any right, title and interest in and to any Manufactured (Mobile) Home (as defined in the applicable Flood Laws);

(i) any right, title and interest in and to any Building (as defined in the applicable Flood Laws);

(j) all commercial leases in respect of office space;

(k) all surface real estate, other than rights to use the surface (i) arising solely from rights in Oil and Gas Properties or (ii) otherwise included in Oil and Gas Properties;

(l) all trademarks, service marks, logos, know-how, seismic and other proprietary data or proprietary information and all other intellectual property, except to the extent a Lien therein can be perfected by the filing of a UCC financing statement;

(m) commercial tort claims where the amount of damages claimed is less than $10,000,000 individually or in the aggregate;

(n) all office equipment and supplies, including leases of office equipment (but excluding all books and records); and

(o) any property as to which the Administrative Agent agrees (in consultation with the Borrower) that the costs of obtaining a security interest in, or Lien on, such property, or perfection thereof, are excessive in relation to the value to the Secured Parties of the security interest to be afforded thereby.

“Excluded Swap Obligations” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.15(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning specified in the introductory paragraph of this Agreement.

“Existing Credit Agreement Lender” means a Lender (as defined in the Existing Credit Agreement) under the Existing Credit Agreement.

“Existing Letters of Credit” means, collectively, the letters of credit set forth on Schedule 2.04.

“Existing Senior Notes” means, collectively:

(a) the 4.95% Senior Notes due 2025 issued by the Borrower pursuant to the 2015 Indenture;

(b) the 7.75% Senior Notes due 2027 issued by the Borrower pursuant to the 2017 Indenture;

(c) the 8.375% Senior Notes due 2028 issued by the Borrower pursuant to the 2017 Indenture;

(d) the 5.375% Senior Notes due 2029 issued by Indigo Natural Resources pursuant to the Indigo Indenture;

(e) the 5.375% Senior Notes due 2029 issued by the Borrower pursuant to the 2021 Indenture;

(f) the 5.375% Senior Notes due 2030 issued by the Borrower pursuant to the 2021 Indenture; and

(g) the 4.75% Senior Notes, due 2032, issued by the Borrower pursuant to the 2021 Indenture.

“Existing Senior Notes Indentures” means, collectively:

(a) that certain Indenture, dated as of January 23, 2015, between the Borrower and U.S. Bank National Association, as trustee, as supplemented by the First Supplemental Indenture, dated as of January 23, 2015, between the Borrower and U.S. Bank National Association, as trustee, as further supplemented by the Second Supplemental Indenture, dated as of September 25, 2017, among the Borrower and U.S. Bank National Association, as trustee, as further supplemented by the Third Supplemental Indenture, dated as of November 29, 2017, among the Borrower and U.S. Bank National Association, as trustee, as further supplemented by the Fourth Supplemental Indenture, dated as of April 26, 2018, among the Borrower, the guarantors thereto and U.S. Bank National Association, as trustee, as further supplemented by the Fifth Supplemental Indenture, dated as of December 3, 2018, among the Borrower, the guarantors thereto and U.S. Bank National Association, as trustee, as further supplemented by the Sixth Supplemental Indenture, dated as of December 10, 2020, among the Borrower, the guarantors thereto and Regions Bank, as successor trustee, as further supplemented by the Seventh Supplemental Indenture, dated as of September 10, 2021, among the Borrower, the guarantors thereto and Regions Bank, as trustee and as further supplemented by the Eighth Supplemental Indenture, dated as of January 4, 2022, among the Borrower, the guarantors thereto and Regions Bank, as trustee (the “2015 Indenture”);

(b) that certain Indenture, dated as of September 25, 2017, between the Borrower and U.S. Bank National Association, as trustee, as supplemented by the First Supplemental Indenture, dated as of September 25, 2017, between the Borrower and U.S. Bank National Association, as trustee, as further supplemented by the Second Supplemental Indenture, dated as of April 26, 2018, among the Borrower, the guarantors thereto and U.S. Bank National Association, as trustee, as further supplemented by the Third Supplemental Indenture, dated as of December 3, 2018, among the Borrower, the guarantors thereto and U.S. Bank National Association, as trustee, as further supplemented by the Fourth Supplemental Indenture, dated as of August 27, 2020, among the Borrower, the guarantors thereto and U.S. Bank National Association, as trustee, as further supplemented by the Fifth Supplemental Indenture, dated as of December 10, 2020, among the Borrower, the guarantors thereto and U.S. Bank National Association, as trustee, as further supplemented by the Sixth Supplemental Indenture, dated as of August 30, 2021, among the Borrower, the guarantors thereto and U.S. Bank National Association, as trustee, as further supplemented by the Seventh Supplemental Indenture, dated as of September 10, 2021, among the Borrower, the guarantors thereto and U.S. Bank National Association, as trustee and as further supplemented by the Eighth Supplemental Indenture, dated as of January 4, 2022, among the Borrower, the guarantors thereto and U.S. Bank National Association, as trustee (the “2017 Indenture”);

(c) that certain Indenture, dated as of August 30, 2021, between the Borrower and Regions Bank, as trustee, as supplemented by the First Supplemental Indenture, dated as of August 30, 2021, among the Borrower, the guarantors party thereto and Regions Bank, as trustee, as further supplemented by the Second Supplemental Indenture, dated as of September 3, 2021, among the Borrower, the security guarantors thereto and Regions Bank, as trustee, as further supplemented by the Third Supplemental Indenture, dated as of September 10, 2021, among the Borrower, the guarantors named thereto and Regions Bank, as trustee, as further supplemented by the Fourth Supplemental Indenture, dated as of December 22, 2021, among the Borrower, the guarantors party thereto and Regions Bank, as trustee and as further supplemented by the Fifth Supplemental Indenture, dated as of January 4, 2022, among the Borrower, the guarantors party thereto and Regions Bank, as trustee (the “2021 Indenture”); and

(d) the Indigo Indenture.

“Facility Usage” means, as of any day, the quotient, expressed as a percentage, of (a) Total Five-Year Revolving Credit Exposure on such day divided by (b) the Aggregate Five-Year Revolving Commitments in effect on such day.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” or “NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Financial Covenants” means those covenants set forth in Section 6.04.

“Financial Officer” means the chief financial officer, chief accounting officer, treasurer or controller or any senior vice president in charge of treasury and/or accounting of the Borrower.

“Financial Statements” means the financial statements to be furnished pursuant to Sections 5.01(a) and (b).

“Fiscal Quarter” means a fiscal quarter of the Borrower, ending on the last day of each March, June, September and December.

“Fiscal Year” means a fiscal year of the Borrower, ending on December 31 of each year.

“Fitch” means Fitch Ratings Inc. or any successor to the ratings agency business thereof.

“Five-Year Revolving Borrowing” means a Borrowing consisting of Five-Year Revolving Loans.

“Five-Year Revolving Commitment” means, with respect to each Five-Year Revolving Lender, the maximum aggregate amount of the commitment, if any, of such Lender to make Five-Year Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, as such commitment may be (a) increased from time to time pursuant to Section 2.19, (b) reduced or terminated from time to time pursuant to Section 2.07 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Five-Year Revolving Lender’s Commitment as of the Amendment No. 1 Effective Date is set forth opposite such Five-Year Revolving Lender’s name on Schedule 2.01 under the caption “Five-Year Revolving Commitment”, or in the applicable documentation pursuant to which such Five-Year Revolving Lender shall have assumed its Commitment pursuant to the terms hereof, as applicable.

“Five-Year Revolving Credit Exposure” means, with respect to any Five-Year Revolving Lender at any time, the sum of (a) the outstanding principal amount of such Five-Year Revolving Lender’s Five-Year Revolving Loans and (b) its LC Exposure and Swingline Exposure at such time; provided that any Five-Year Revolving Lender’s Swingline Exposure shall not be deemed to be a component of Five-Year Revolving Credit Exposure for purposes of calculating the commitment fee under Section 2.10(a).

“Five-Year Revolving Lender” means a Lender with a Five-Year Revolving Commitment.

“Five-Year Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“Five-Year Strip Price” means, as of any date of determination, (a) for the sixty (60) month period commencing with the month in which such date occurs, as quoted on the New York Mercantile Exchange (the “NYMEX”) and published in a nationally recognized publication for such pricing as selected by the Administrative Agent (as such prices may be corrected or revised from time to time by the NYMEX in accordance with its rules and regulations), the corresponding monthly quoted futures contract price for months 0–60 and (b) for periods after such sixty (60) month period, the average corresponding monthly quoted futures contract price for months 49–60; provided that (i) in the event that the NYMEX no longer provides futures contract price quotes for sixty (60) month periods, the longest period of quotes of less than sixty (60) months shall be used and (ii) if the NYMEX no longer provides such futures contract quotes or has ceased to operate, the Administrative Agent shall, in consultation with the Borrower, designate another nationally recognized commodities exchange to replace the NYMEX for purposes of the references to the NYMEX in this definition.

“Flood Laws” means (a) the National Flood Insurance Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (b) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto, (c) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto, and (d) all other applicable Requirements of Law relating to policies and procedures that address requirements placed on federally regulated lenders relating to flood matters, in each case, as now or hereafter in effect or any successor statute thereto.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple RFR, as applicable. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate and the Adjusted Daily Simple RFR shall be 0.00%.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary of the Borrower other than a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” means any Subsidiary substantially all of the assets of which are Equity Interests (or equity and debt interests) in a CFC so long as such Subsidiary does not conduct any business or activity other than the ownership of such equity or debt and does not incur, and is not otherwise liable for, any indebtedness or other liabilities.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Mark-to-Market Value” means, as of any date of determination, the net mark-to market value of the Loan Parties’ Swap Agreements and, to the extent Hedge Mark-to-Market Value is being calculated in connection with the incurrence of any Qualifying Acquisition Indebtedness, the Swap Agreements applicable to the Qualifying Acquisition Properties that the Borrower expects to become an obligation of the Borrower or any other Loan Party upon closing of the applicable acquisition, in each case in respect of commodities then in effect, the notional volumes for which are intended to cover the reasonably anticipated projected production of Hydrocarbons from the Proved Reserves of the Loan Parties and the Qualifying Acquisition Properties to be acquired by the Borrower or any of its Restricted Subsidiaries pursuant to such acquisition.

“Hostile Acquisition” means (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to any of the foregoing interests. Unless otherwise expressly provided herein, all references in this Agreement to “Hydrocarbon Interests” refer to Hydrocarbon Interests owned at the time in question by the Loan Parties.

“Hydrocarbons” means all oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and all products refined or separated therefrom and all other minerals which may be produced and saved from or attributable to the Oil and Gas Properties of any Person, including all oil in tanks.

“Increasing Lender” has the meaning assigned to such term in Section 2.19(a).

“Incremental Agreement” has the meaning assigned to such term in Section 2.19(b)(x).

“Incremental Increase” has the meaning assigned to such term in Section 2.19(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements related to Property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of Property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by any Lien on Property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (provided that the amount of such Indebtedness on any date of determination will be the lesser of (x) the book value of such Property at such date of determination and (y) the amount of such Indebtedness of such other Person), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment and (k) all Disqualified Stock of such Person. The Indebtedness of any Person (i) shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor, and (ii) shall not include (A) endorsements of checks, bills of exchange and other instruments for deposit or collection in the ordinary course of business, (B) any Indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or United States government bonds (in an amount sufficient to satisfy all obligations relating to such Indebtedness at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such Indebtedness (and subject to no other Liens) in accordance with the applicable terms of the instrument governing such Indebtedness, but only to the extent that such defeasance has been made in a manner not prohibited by this Agreement or (C) the aggregate principal amount of Indebtedness permitted to be incurred hereunder to the extent that the net cash proceeds thereof (1) are required to be placed in escrow pending consummation of a specified transaction, (2) are held in a segregated escrow account and (3) have not been released to the account of the Borrower or any of its Restricted Subsidiaries or for the benefit of the Borrower or any of its Restricted Subsidiaries.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Index Debt Rating” means a rating of the senior unsecured long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person (other than a Loan Party) or subject to any other credit enhancement.

“Indigo Indenture” means that certain Indenture, dated as of February 2, 2021, by and among Indigo Natural Resources, the Guarantors (as defined therein) party thereto and Wells Fargo Bank, National Association, as trustee, as supplemented by that certain First Supplemental Indenture, dated as of August 26, 2021.

“Indigo Natural Resources” means Indigo Natural Resources LLC, a Delaware limited liability company.

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Initial Mortgages” has the meaning assigned to such term in Section 4.01(a)(v).

“Initial Reserve Report” means that certain engineering report concerning the Oil and Gas Properties of the Borrower and its Subsidiaries as of December 31, 2021, prepared by petroleum engineers who are employees of the Borrower or any Subsidiary of the Borrower and audited by an Approved Petroleum Engineer.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing which, if in writing, is substantially in the form attached hereto as Exhibit E-3.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date (or, with respect to Short Term Revolving Loans, the Short Term Revolving Loan Maturity Date), (b) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date~~,~~ (or, with respect to Short Term Revolving Loans, the Short Term Revolving Loan Maturity Date), (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date and (d) with respect to any RFR Loan, (1) initially the date that is one week after the date of the borrowing of such RFR Loan and, thereafter, each successive date that is on the same weekday as such initial date (provided that if such initial date or any such successive date is a day other than a Business Day, the applicable Interest Payment Date shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar week, in which case such Interest Payment Date shall occur on the next preceding Business Day) and (2) the Maturity Date (or, with respect to Short Term Revolving Loans, the Short Term Revolving Loan Maturity Date).

“Interest Period” means, for any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability of the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.12(e) shall be available for specification in any Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim Investment Grade Date” has the meaning assigned to such term in the definition of “Interim Investment Grade Period”.

“Interim Investment Grade Period” means the period of time beginning on the first date (the “Interim Investment Grade Date”) on which each of the following conditions are met:

(a) the Borrower shall have delivered a certificate of an Authorized Officer to the Administrative Agent electing to begin an Interim Investment Grade Period and certifying as to the conditions in clauses (b) through (f) of this definition;

(b) the TLB Obligations have been repaid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made);

(c) the Borrower shall have obtained an Investment Grade Rating from either S&P or Moody’s;

(d) no Default or Event of Default shall have occurred and be continuing or would occur as a result of the occurrence of such Interim Investment Grade Date;

(e) the release of Collateral Documents and Guarantees created under the Loan Documents during such Interim Investment Grade Period does not (x) violate, or create an event of default or additional termination event under, any Swap Agreement to which any Loan Party is party or (y) violate any agreement in respect of Banking Services Obligations to which any Loan Party is party; and

(f) no Swap Agreement to which any Loan Party is party and no agreement in respect of Banking Services Obligations to which any Loan Party is party will be secured by Collateral (other than by Permitted Liens);

and ending upon the first date the Borrower receives both (I) an Index Debt Rating from Moody’s that is lower than Ba1 and (II) an Index Debt Rating from S&P that is lower than BB+ (or any earlier date as the Borrower may select in its sole discretion by written notice to the Administrative Agent). For the avoidance of doubt, upon the end of any Interim Investment Grade Period, the Borrower may trigger a later Interim Investment Grade Period so long as the conditions in clauses (a) through (f) hereof are met.

“Interim Redetermination” has the meaning assigned such term in Section 2.20(b)(ii).

“Interim Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.20(d).

“Investment” means, as applied to any Person, any direct or indirect (a) purchase or other acquisition (including pursuant to any merger or consolidation with any Person) of any Equity Interests, evidences of Indebtedness or other securities of any other Person, (b) loan or advance made by such Person to any other Person, (c) Guarantee, assumption or other incurrence of liability by such Person of or for any Indebtedness of any other Person, (d) capital contribution or other investment by such Person in any other Person or (e) purchase or other acquisition (in one transaction or a series of transactions) of any assets of any other Person constituting a business unit.

“Investment Grade Date” means the first date that the following conditions are met:

(a) the Borrower shall have delivered a certificate of an Authorized Officer to the Administrative Agent electing the occurrence of the Investment Grade Date and certifying as to the conditions in clauses (b) through (~~d~~e) of this definition;

(b) the Interim Investment Grade Date shall have occurred (which may be concurrently with the occurrence of the Investment Grade Date);

(c) the Borrower shall have obtained an Investment Grade Rating from two or more Rating Agencies; ~~and~~

(d) the Aggregate Short Term Revolving Commitments have expired or been terminated and the principal of and interest on each Short Term Revolving Loan, all fees payable hereunder with respect each Short Term Revolving Loan and all other amounts payable under the Loan Documents with respect to the Short Term Revolving Loans and the Short Term Revolving Commitments shall have been paid in full in cash; and

(~~d~~e) no Default or Event of Default shall have occurred and be continuing or would occur as a result of the occurrence of the Investment Grade Date.

“Investment Grade Date Changeover” has the meaning assigned to such term in Section 9.23.

“Investment Grade Period” means any Interim Investment Grade Period or the period from and after the Investment Grade Date.

“Investment Grade Rating” means (a) with respect to S&P, an Index Debt Rating of BBB- or higher; (b) with respect to Moody’s, an Index Debt Rating of Baa3 or higher or (c) with respect to Fitch, an Index Debt Rating of BBB- or higher.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means each of (a) JPMorgan, (b) Bank of America, N.A., (c) Citibank, N.A., (d) Mizuho Bank, Ltd, (e) MUFG Bank, Ltd, (f) PNC Bank, National Association, (g) Regions Bank, (h) Royal Bank of Canada, (i) Truist Bank, (j) Wells Fargo Bank, National Association and (k) any other Lender identified by the Borrower pursuant to Section 2.04(k) (and reasonably acceptable to the Administrative Agent) that agrees to act as an Issuing Bank, in each case in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” shall be deemed to be a reference to the relevant Issuing Bank.

“Issuing Bank Agreement” has the meaning assigned to such term in Section 2.04(k).

“Joint Lead Arranger” means each of JPMorgan, BofA Securities, Inc., Citibank N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd., PNC Capital Markets LLC, Regions Bank, RBC Capital Markets LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, and, collectively, the “Joint Lead Arrangers.”

“JPMorgan” means JPMorgan Chase Bank, N.A.

“Junior Lien Intercreditor Agreement” means, with respect to any Permitted Junior Lien Term Loan Indebtedness, an intercreditor agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, that contains terms and conditions that are within the range of terms and conditions customary for intercreditor agreements that are of the type that govern intercreditor relationships between holders of senior secured credit facilities and holders of the same type of Indebtedness as such Permitted Junior Lien Term Loan Indebtedness, as reasonably determined by the Administrative Agent and the Borrower.

“Knowledge” means, with respect to the Borrower, the actual knowledge of any Authorized Officer.

“LC Collateral Account” has the meaning assigned to such term in Section 2.04(j).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit issued by such Issuing Bank.

“LC Exposure” means, with respect to any Five-Year Revolving Lender at any time, such Five-Year Revolving Lender’s Applicable Five-Year Revolving Percentage of the Total LC Exposure at such time.

“LC Issuance Limit” means, with respect to each Issuing Bank, the amount set forth on Schedule 1.01C opposite such Issuing Bank’s name, or in the case of any Lender that becomes an Issuing Bank after the Effective Date as contemplated by Section 2.04(k), the amount set forth in the Issuing Bank Agreement executed by such Lender.

“LCT Election” has the meaning assigned to such term in Section 1.09.

“LCT Test Date” has the meaning assigned to such term in Section 1.09.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to an Assignment and Assumption or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and each Issuing Bank.

“Letter of Credit” means any letter of credit issued (or deemed issued) pursuant to this Agreement, including (i) the Existing Letters of Credit and (ii) any Qualifying Acquired Letter of Credit.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any Property, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge in the nature of a security interest or security interest in, on or of such Property, (b) the interest of a vendor or a lessor under any conditional sale agreement, lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Condition Transaction” means (a) any Permitted Acquisition or other Investment or similar transaction (whether by merger, amalgamation, consolidation or other business combination or the acquisition of capital stock or otherwise) whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, in each case, requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment, (c) any Restricted Payment requiring irrevocable notice in advance thereof and/or (d) any Disposition.

“Loans” means the loans and advances made by the Lenders to the Borrower pursuant to this Agreement, including Swingline Loans.

“Loan Documents” means this Agreement, the Notes (if any), the Collateral Documents, the Subsidiary Guaranty, the Pari Passu Intercreditor Agreement, any other Permitted Intercreditor Agreement, and all other agreements, instruments and certificates now or hereafter executed and delivered by any Loan Party to, or in favor of, the Administrative Agent pursuant to or in connection with any of the foregoing. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, waivers, supplements or other modifications thereto.

“Loan Parties” means, collectively, the Borrower and each Subsidiary Guarantor (if any), and “Loan Party” means any one of them.

“Majority Lenders” means, subject to Section 2.18(b), (a) at any time when no Loans are outstanding and there is no LC Exposure, Lenders having more than fifty percent (50%) of the Aggregate Commitments at such time, and (b) at any time when any Loans are outstanding or any LC Exposure is outstanding, Lenders having Credit Exposures and unused Commitments representing more than fifty percent (50%) of the sum of the Total Credit Exposure and unused Aggregate Commitments at such time.

“Margin Stock” has the meaning given such term in Regulation U.

“Material Acquisition” means any acquisition (or series of related acquisitions) of any Property by the Borrower or any Restricted Subsidiary the fair market value (as determined by the Borrower in good faith) of which, or the consideration paid for which, is equal to or greater than $50,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, Property, financial condition or results of operations of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Loan Parties to fully and timely pay the Obligations when due or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

“Material Disposition” means any Disposition (or series of related Dispositions) of any Property by the Borrower or any Restricted Subsidiary that involves the receipt of consideration in an amount equal to or greater than $50,000,000.

“Material Domestic Subsidiary” means, as of any date of determination, any Domestic Restricted Subsidiary that owns or holds Properties (including Oil and Gas Properties) with an aggregate book value greater than five percent (5%) of the aggregate book value of all of the Properties (including Oil and Gas Properties) of the Borrower and the Restricted Subsidiaries, on a consolidated basis as of the end of the most recently ended Fiscal Quarter for which a consolidated balance sheet of the Borrower and its Subsidiaries is available immediately prior to such date of determination; provided that if, as a result of any acquisition, any Domestic Restricted Subsidiary would qualify as a Material Domestic Subsidiary if such acquisition is given pro forma effect as if it occurred on the last day of the most recently ended Fiscal Quarter for which a consolidated balance sheet of the Borrower and its Subsidiaries is available, then such Domestic Restricted Subsidiary shall be deemed to be a Material Domestic Subsidiary as of the date of such acquisition; provided further that if at any time during any Borrowing Base Period the aggregate book value of all Properties (including Oil and Gas Properties) attributable to all Domestic Restricted Subsidiaries that are not Subsidiary Guarantors exceeds ten percent (10%) of the aggregate book value of all of the Properties (including Oil and Gas Properties) of the Borrower and the Restricted Subsidiaries on a consolidated basis as of the end of the most recently ended Fiscal Quarter for which a consolidated balance sheet of the Borrower and its Subsidiaries is available immediately prior to such date of determination, the Borrower shall designate sufficient additional Domestic Restricted Subsidiaries as “Material Domestic Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Domestic Subsidiaries (and, if the Borrower fails to make such designation within ten (10) Business Days after the delivery of such consolidated balance sheet to the Administrative Agent, additional Domestic Restricted Subsidiaries shall be deemed designated as “Material Domestic Subsidiaries” to eliminate such excess, with such designation to be made to such Domestic Restricted Subsidiaries in descending order based on the aggregate book value of their Properties (including Oil and Gas Properties)).

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Intellectual Property” means intellectual property owned by the Borrower and its Restricted Subsidiaries that is material to the ability of the Borrower and its Restricted Subsidiaries (taken as a whole) to operate their businesses and generate a material portion of their consolidated revenue.

“Maturity Date” means April 8, 2027.

“Maximum Credit Amount” means $3,500,000,000.

“Maximum Rate” has the meaning assigned to such term in Section 9.16.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the ratings agency business thereof.

“Mortgage” means each of the mortgages, deeds of trust or other real property security documents encumbering any Oil and Gas Properties or other real property executed by the Borrower or any of the other Loan Parties for the benefit of the Secured Parties as security for the Secured Obligations (including the Initial Mortgages), in each case, to be in form and substance reasonably satisfactory to the Administrative Agent, and “Mortgages” means all of such Mortgages collectively.

“Mortgaged Property” means any Oil and Gas Property or other Property owned by any Loan Party which is subject to a Lien under any Mortgage.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA as to which the Borrower, any of its Subsidiaries or any member of the Controlled Group has or could have any liability (contingent or otherwise).

“New Borrowing Base Notice” has the meaning assigned to such term in Section 2.20(d).

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(e).

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing the Loans made by such Lender, substantially in the form of Exhibit F.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that, if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that if any of the aforesaid rates as so determined shall be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Disbursements, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any Loan Party to any Credit Party or any indemnified party, whether or not contingent, arising or incurred under this Agreement or any of the other Loan Documents.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Oil and Gas Properties” means (a) Hydrocarbon Interests, (b) the properties now or hereafter pooled or unitized with Hydrocarbon Interests, (c) all presently existing or future unitization, communitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests, (d) all operating agreements, production sales or other contracts, farmout agreements, farm-in agreements, area of mutual interest agreements, equipment leases and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or any interests therein or to the production, transportation, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests, (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests, (f) all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, including all compressor sites, settling ponds and equipment or pipe yards and (g) all properties, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, immovable or moveable, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment, rental equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants and pipeline systems, power and cogeneration facilities and any related infrastructure to any thereof, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, steam generation facilities, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements, servitudes, licenses and other surface and subsurface rights, together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise expressly provided, all references herein to “Oil and Gas Properties” means Oil and Gas Properties of the Borrower and the other Loan Parties.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, and (d) with respect to any limited liability company, its certificate of formation or articles of organization and its limited liability company agreement or operating agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Indebtedness Obligor” means any Restricted Subsidiary of the Borrower that Guarantees (a) any Indebtedness of the Borrower in the form of senior unsecured or senior secured notes (including, without limitation, any Senior Notes), (b) any Indebtedness of the Borrower or any Restricted Subsidiary owing to any Unrestricted Subsidiary incurred pursuant to Section 6.03(c) in excess of $50,000,000 or (c) any other Indebtedness of the Borrower in excess of $50,000,000.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Pari Passu Intercreditor Agreement” means that certain Pari Passu Intercreditor Agreement, dated as of December 22, 2021, by and among the Administrative Agent, the TLB Administrative Agent, the TLB Collateral Agent, the other parties thereto from time to time and, for the limited purposes set forth therein, the Borrower, and acknowledged by the other Loan Parties.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment” has the meaning assigned to it in Section 8.06(c)(i).

“Payment Conditions” means, with respect to any transaction, after giving pro forma effect to such transaction, (a) the Total Net Leverage Ratio will not be greater than 3.00 to 1.00, (b) Availability will not be less than 20% of the Credit Limit then in effect and (c) no Default or Event of Default shall have occurred and be continuing.

“Payment in Full” means the Aggregate Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made) shall have been paid in full in cash and all Letters of Credit shall have expired or terminated (or have been cash collateralized in the manner reasonably satisfactory to the applicable Issuing Bank or with respect to which other arrangements satisfactory to the applicable Issuing Bank have been made), in each case, without any pending draw, and all LC Disbursements shall have been reimbursed in full in cash.

“Payment Notice” has the meaning assigned to it in Section 8.06(c)(ii).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means any Acquisition (other than a Hostile Acquisition or an acquisition of assets pursuant to an Asset Swap) by the Borrower or any Restricted Subsidiary if (a) at the time of and immediately after giving effect thereto, no Default or Event of Default has occurred and is continuing or would result therefrom, (b) after giving effect to such Acquisition, the Borrower and its Restricted Subsidiaries will be in compliance with Section 6.12, (c) all actions required to be taken with respect to such acquired or newly formed Subsidiary under Section 5.10 shall have been taken or will be taken within the time periods set forth therein, (d) after giving effect to such Acquisition and any related incurrence or repayment of Indebtedness occurring in connection therewith, the Borrower is in Pro Forma Financial Covenant Compliance, and, if the aggregate consideration paid in respect of such Acquisition exceeds $25,000,000, the Borrower shall have delivered to the Administrative Agent a certificate of the Borrower executed on its behalf by a Financial Officer to such effect (and attaching calculations with respect thereto in form and substance reasonably satisfactory to the Administrative Agent), and (e) if such Acquisition involves a merger or consolidation of the Borrower or any Restricted Subsidiary with any other Person, such Acquisition is permitted under Section 6.01.

“Permitted Acquisition Outside Date” has the meaning specified in Section 6.10(d).

“Permitted Existing Indebtedness” means (a) Indebtedness of the Borrower and its Restricted Subsidiaries existing as of the Effective Date and identified on Schedule 6.03 and (b) the Existing Senior Notes.

“Permitted Intercreditor Agreement” means any Junior Lien Intercreditor Agreement or the Pari Passu Intercreditor Agreement.

“Permitted Junior Lien Term Loan Indebtedness” means Indebtedness in the form of junior lien secured term loans incurred by the Borrower or any Subsidiary Guarantor; provided that (a) after giving pro forma effect to the incurrence of such Indebtedness (and the use of proceeds thereof), the Borrower shall be in Pro Forma Financial Covenant Compliance, (b) at the time of and immediately after giving effect to the incurrence of such Indebtedness, no Default or Event of Default has occurred and is continuing or would result therefrom, (c) such Indebtedness (i) has a stated maturity that is no earlier than 91 days after the Maturity Date (as in effect on the date of such incurrence) and (ii) does not have any scheduled prepayment, amortization, redemption, sinking fund or similar obligations prior to the date that is 91 days after the Maturity Date (as in the effect on the date of such incurrence) (except for (A) customary mandatory prepayments or offers to prepay with proceeds of asset sales or casualty events or indebtedness not permitted thereunder or upon the occurrence of a change of control and (B) scheduled amortization no greater than 5% of the original principal amount of such Indebtedness per year), (d) such Indebtedness does not contain any financial maintenance covenants that are more restrictive than any financial maintenance covenant set forth in this Agreement (other than an asset coverage ratio similar to the Term Loan Incurrence Collateral Coverage Ratio), (e) such Indebtedness is on terms, taken as a whole, not materially less favorable to the Borrower and its Restricted Subsidiaries than market terms for similar junior lien term loans for borrowers of similar size and credit quality given the then prevailing market conditions, in each case as reasonably determined by the Borrower, (f) such Indebtedness is secured by Liens on all or a portion of the Collateral on a junior priority basis with the Liens on the Collateral securing the Secured Obligations and is not secured by any assets of the Borrower or any Subsidiary other than the Collateral (and is not secured by any Cash Collateral provided in accordance herewith), (g) such Indebtedness is not Guaranteed by any Person other than the Loan Parties, (h) the administrative agent, collateral agent, trustee and/or any similar representative acting on behalf of the holders of such Indebtedness shall have become party to a Junior Lien Intercreditor Agreement, providing that the Liens on the Collateral securing such Indebtedness shall rank junior in priority to the Liens on the Collateral securing the Secured Obligations, (i) prior to the incurrence of such Indebtedness, the Borrower shall have delivered to the Administrative Agent a Term Loan Incurrence Engineering Report and (j) immediately after giving pro forma effect to the incurrence of such Indebtedness (and the use of proceeds thereof), (i) the Borrower shall be in compliance with the Term Loan Incurrence Collateral Coverage Requirement and (ii) the Borrower shall not be required, pursuant to the terms of the Secured Debt Indenture Exceptions, to equally and ratably secure any of its obligations in respect of the Senior Notes as a result of the incurrence of such Indebtedness, and the Administrative Agent shall have received evidence of compliance with this clause (j) in form and detail reasonably satisfactory to the Administrative Agent. It is understood and agreed that, notwithstanding anything to the contrary herein, Permitted Junior Lien Term Loan Indebtedness may only be incurred and outstanding in reliance on Section 6.03(k).

“Permitted Liens” has the meaning assigned to such term in Section 6.02.

“Permitted Mortgaged Property Liens” means Permitted Liens identified in clauses (a), (b), (c), (e), (f), (j), (k), (l), (m), (p), (q), and (t) of Section 6.02.

“Permitted Pari Term Loan Indebtedness” means Indebtedness in the form of senior secured term loans incurred by the Borrower or any Subsidiary Guarantor; provided that (a) after giving pro forma effect to the incurrence of such Indebtedness (and the use of proceeds thereof), the Borrower shall be in Pro Forma Financial Covenant Compliance, (b) at the time of and immediately after giving effect to the incurrence of such Indebtedness, no Default or Event of Default has occurred and is continuing or would result therefrom, (c) such Indebtedness (i) has a stated maturity that is no earlier than 91 days after the Maturity Date (as in effect on the date of such incurrence) and (ii) does not have any scheduled prepayment, amortization, redemption, sinking fund or similar obligations prior to the date that is 91 days after the Maturity Date (as in effect on the date of such incurrence) (except for (A) customary mandatory prepayments or offers to prepay with proceeds of asset sales or casualty events or indebtedness not permitted thereunder or upon the occurrence of a change of control and (B) scheduled amortization no greater than 5% of the original principal amount of such Indebtedness per year), (d) such Indebtedness does not contain any financial maintenance covenants that are more restrictive than any financial maintenance covenant set forth in this Agreement (other than an asset coverage ratio similar to the Term Loan Incurrence Collateral Coverage Ratio, which may be more restrictive than the Term Loan Incurrence Collateral Coverage Ratio requirement set forth in this Agreement), (e) such Indebtedness is on terms, taken as a whole, not materially less favorable to the Borrower and its Restricted Subsidiaries than market terms for similar senior secured term loans for borrowers of similar size and credit quality given the then prevailing market conditions, in each case as reasonably determined by the Borrower, (f) such Indebtedness is secured by Liens on all or a portion of the Collateral on a pari passu basis with the Liens on the Collateral securing the Secured Obligations (it being understood that the determination as to whether such Liens are on a pari passu basis shall be made without regard to control of remedies) and is not secured by any assets of the Borrower or any Subsidiary other than the Collateral (and is not secured by any Cash Collateral provided in accordance herewith), (g) such Indebtedness is not Guaranteed by any Person other than the Loan Parties, (h) the administrative agent, collateral agent, trustee and/or any similar representative acting on behalf of the holders of such Indebtedness shall have become party to the Pari Passu Intercreditor Agreement providing that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Secured Obligations (it being understood that the determination as to whether such Liens rank equal in priority shall be made without regard to control of remedies), (i) prior to the incurrence of such Indebtedness, the Borrower shall have delivered to the Administrative Agent a Term Loan Incurrence Engineering Report and (j) immediately after giving pro forma effect to the incurrence of such Indebtedness (and the use of proceeds thereof), (i) the Borrower shall be in compliance with the Term Loan Incurrence Collateral Coverage Requirement and (ii) the Borrower shall not be required, pursuant to the terms of the Secured Debt Indenture Exceptions, to equally and ratably secure any of its obligations in respect of the Senior Notes as a result of the incurrence of such Indebtedness, and the Administrative Agent shall have received evidence of compliance with this clause (j) in form and detail reasonably satisfactory to the Administrative Agent. It is understood and agreed that, notwithstanding anything to the contrary herein, Permitted Pari Term Loan Indebtedness may only be incurred and outstanding in reliance on Section 6.03(k).

“Permitted Refinancing Indebtedness” means Indebtedness (for purposes of this definition, “New Indebtedness”) incurred in exchange for, or the proceeds of which are used to extend, refinance, replace, defease, discharge, refund or otherwise retire for value any other Indebtedness (other than Loans) (for purposes of this definition, the “Refinanced Indebtedness”); provided that (a) the aggregate principal amount (or accreted value, in the case of Indebtedness issued with original issue discount) of the New Indebtedness (including undrawn or available committed amounts) does not exceed the sum of (i) the aggregate principal amount (or accreted value, in the case of Indebtedness issued with original issue discount) of the Refinanced Indebtedness (including undrawn or available committed amounts), plus (ii) an amount necessary to pay all accrued (including, for purposes of defeasance, future accrued) and unpaid interest on the Refinanced Indebtedness and any fees, premiums and expenses related to such exchange or refinancing, (b) the New Indebtedness has a stated maturity that is no earlier than 91 days after the Maturity Date (as in effect on the date of such incurrence), (c) the New Indebtedness has a Weighted Average Life to Maturity that is no shorter than the period beginning on the date of incurrence of the New Indebtedness and ending on the date that is 91 days after the Maturity Date (as in effect on the date of such incurrence) (except for customary offers to purchase with proceeds of asset sales or upon the occurrence of a change of control), (d) the New Indebtedness does not contain any financial maintenance covenant that is more restrictive than any financial maintenance covenant set forth in this Agreement, (e) the New Indebtedness is on terms, taken as a whole, not materially less favorable to the Borrower and its Restricted Subsidiaries than market terms for issuers of similar size and credit quality given the then prevailing market conditions, as reasonably determined by the Borrower, (f) the New Indebtedness is not incurred or guaranteed by any Restricted Subsidiary that is not a Loan Party; provided that, to the extent the applicable Refinanced Debt was incurred or guaranteed by a Restricted Subsidiary that is not a Loan Party, the New Indebtedness may be incurred or guaranteed by such non-Loan Party Restricted Subsidiary and (g) if the Refinanced Indebtedness (or any guarantees thereof) is subordinated in right of payment to the Obligations (or the guarantees under the Subsidiary Guaranty), the New Indebtedness (and any guarantees thereof) is subordinated in right of payment to the Obligations (or the guarantees under the Subsidiary Guaranty) to at least the same extent as the Refinanced Indebtedness.

“Permitted Unsecured Indebtedness” means unsecured Indebtedness incurred by the Borrower or any Subsidiary Guarantor, provided that (a) after giving pro forma effect to the incurrence of such Indebtedness, the Borrower shall be in Pro Forma Financial Covenant Compliance, (b) at the time of and immediately after giving effect to the incurrence of such Indebtedness, no Default or Event of Default has occurred and is continuing or would result therefrom, (c) such Indebtedness (i) has a stated maturity that is no earlier than 91 days after the Maturity Date (as in effect on the date of such incurrence) and (ii) does not have any scheduled prepayment, amortization, redemption, sinking fund or similar obligations prior to the date that is 91 days after the Maturity Date (as in effect on the date of such incurrence) (except for (x) customary offers to purchase with proceeds of asset sales or upon the occurrence of a change of control and (y) customary “bridge” facilities which, subject to customary conditions (including no payment or bankruptcy event of default) would either automatically be converted into or required to be exchanged for permanent refinancing which otherwise complies with such maturity requirement), (d) such

Indebtedness does not contain any financial maintenance covenants that are more restrictive than any financial maintenance covenant set forth in this Agreement, (e) such Indebtedness is on terms, taken as a whole, not materially less favorable to the Borrower and its Restricted Subsidiaries than market terms for borrowers or issuers of similar size and credit quality given the then prevailing market conditions, as reasonably determined by the Borrower and (f) such Indebtedness is not Guaranteed by any Person other than the Loan Parties.

“Permitted Unsecured Notes” means Permitted Unsecured Indebtedness issued in the form of unsecured senior or senior subordinated notes.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petroleum Industry Standards” means the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA as to which the Borrower, any of its Subsidiaries or any member of the Controlled Group (i) may be or be deemed to be an “employer” as defined in Section 3(5) of ERISA or (ii) has or could have any liability (contingent or otherwise).

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Financial Covenant Compliance” means, as of any date of determination, with respect to any transaction to occur on such date, (a) the Current Ratio, determined as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered or are required to have been delivered pursuant to Section 5.01, after giving effect to such transaction, is not less than the required amount set forth in Section 6.04(a); (b) the Total Net Leverage Ratio, determined as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered or are required to have been delivered pursuant to Section 5.01, after giving effect to such transaction as if such transaction had occurred on the first day of the applicable measurement period, is not greater than the required amount set forth in Section 6.04(b); and (c) during any Interim Investment Grade Period, the PV-9 Coverage Ratio, determined as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered or are required to have been delivered pursuant to Section 5.01, after giving effect to such transaction as if such transaction had occurred on the first day of the applicable measurement period, is not less than the required amount set forth in Section 6.04(c).

“Property” of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or other assets owned or leased by such Person.

“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.20(c)(i).

“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.20(c)(ii).

“Proved Developed Producing Reserves” means oil and gas reserves that, in accordance with Petroleum Industry Standards, are defined and classified as “Proved Developed Producing Reserves”.

“Proved Oil and Gas Properties” means Oil and Gas Properties of the Loan Parties to which Proved Reserves are attributed in the Reserve Report most recently delivered at the time in question.

“Proved Reserves” means oil and gas reserves that, in accordance with Petroleum Industry Standards, are defined and classified as “Proved Reserves”, which include the following: (a) “Proved Developed Producing Reserves”, (b) “Proved Developed Non-Producing Reserves” and (c) “Proved Undeveloped Reserves”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“PV-9” means, with respect to any Proved Reserves attributable to the Oil and Gas Properties of the Loan Parties, the net present value, discounted at 9% per annum, of the estimated future net revenues expected to accrue to the Borrower’s and the other Loan Parties’ collective interests in such Proved Reserves during the remaining expected economic lives of such reserves, calculated in accordance with the most recent Bank Price Deck provided to the Borrower by the Administrative Agent pursuant to Section 2.20(g).

“PV-9 Coverage Ratio” means, as of the last day of any Fiscal Quarter during an Interim Investment Grade Period, the ratio of:

(a) Specified PV-9 as of such date, as reflected in the Quarterly Engineering Report delivered pursuant to Section 5.15(d) with respect to such Fiscal Quarter to

(b) Total Indebtedness as of such date.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.20.

“Qualified Third Party Marketing Contract” means any of the following:

(a) any contract for the purchase and/or sale of Hydrocarbons of third parties (i) which has generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (ii) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto; or

(b) any contract for the purchase and/or sale of Hydrocarbons of third parties for the sole purpose of utilizing unused contracted transportation or storage capacity of the Borrower or any of its Restricted Subsidiaries so long as such contract does not expose the Borrower or any of its Restricted Subsidiaries to any material commodity price risk.

“Qualifying Acquired Letter of Credit” means, in connection with any Permitted Acquisition of, or other permitted Investment in, a Person that becomes a Restricted Subsidiary as a result of such transaction or is merged into or consolidated with the Borrower or a Restricted Subsidiary pursuant to such transaction, any outstanding letter of credit issued for the account of such Person under any credit facility in existence prior to the closing date of such Permitted Acquisition or other permitted Investment (such date, the “Acquisition Closing Date”) meeting the following requirements:

(a) such letter of credit is identified as a “Qualifying Acquired Letter of Credit” in a written notice to the Administrative Agent delivered at least five (5) Business Days prior to the Acquisition Closing Date (or such shorter period as the Administrative Agent may agree in its sole discretion);

(b) the issuer of such letter of credit is a Lender and an Issuing Bank (or, concurrently with the closing of such Permitted Acquisition or permitted Investment, becomes a Lender and an Issuing Bank pursuant to the terms of this Agreement);

(c) after deeming such letter of credit to be a Letter of Credit issued under this Agreement, (i) the portion of the Total LC Exposure attributable to Letters of Credit issued by the applicable Issuing Bank will not, unless such Issuing Bank shall so agree in its sole discretion, exceed the LC Issuance Limit of such Issuing Bank, (ii) the Total LC Exposure will not exceed $500,000,000, (iii) no Lender’s Credit Exposure will exceed its Commitment ~~and~~, (iv) no Five-Year Revolving Lender’s Five-Year Revolving Credit Exposure will exceed its Five-Year Revolving Commitment and (v) the Total Credit Exposure will not exceed the Credit Limit; and

(d) all conditions precedent to Credit Extensions set forth in Section 4.02 are satisfied with respect to such letter of credit as of the Acquisition Closing Date, as if such letter of credit was a new Letter of Credit requested by the Borrower to be issued under this Agreement on the Acquisition Closing Date.

“Qualifying Acquisition Indebtedness” means any Permitted Pari Term Loan Indebtedness or Permitted Junior Lien Term Loan Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries, the proceeds of which will be used in whole or in part by the Borrower or any of its Restricted Subsidiaries to finance the acquisition of any Qualifying Acquisition Properties in a transaction permitted hereunder; provided that if such Indebtedness is incurred in advance of (and not substantially contemporaneously with) the closing of such acquisition, such Indebtedness shall be required to be Redeemed in the event that such acquisition is not consummated prior to a specified “outside date” (or any similar term) in respect of such acquisition under the definitive acquisition agreement governing such acquisition (or such other date after such “outside date” as agreed by the lenders or other investors providing such Indebtedness), provided further that such Redemption shall be required to occur no later than 180 days after the date on which such Indebtedness is incurred.

“Qualifying Acquisition Properties” means, with respect to any acquisition by the Borrower or any of its Restricted Subsidiaries of Equity Interests in any Person (including by way of merger or consolidation) or of Oil and Gas Properties of another Person, the Proved Developed Producing Reserves to be acquired by the Borrower or any of its Restricted Subsidiaries pursuant to such acquisition.

“Quarterly Engineering Report” has the meaning assigned to such term in Section 5.15(d).

“Rating Agencies” shall mean each of Moody’s, S&P and Fitch.

“RCRA” has the meaning assigned to such term within the definition of “Environmental Laws.”

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Redemption” means, with respect to any Indebtedness, the redemption, purchase, defeasance, prepayment or other acquisition or retirement for value of such Indebtedness. The term “Redeem” has a meaning correlative thereto.

“Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.20(d).

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Houston time) on the day that is two Business Days preceding the date of such setting, (2) if the RFR for such Benchmark is Daily Simple SOFR, then two Business Days prior to such setting or (3) if such Benchmark is none of Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Regulation U” means Regulation U of the Board as from time to time in effect and any successor or other regulation or official interpretation of the Board relating to the extension of credit by banks for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, employees, agents, advisors and representatives of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping or disposing.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB or, in each case, any successor thereto.

“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate or (b) with respect to any RFR Borrowing, the Adjusted Daily Simple RFR, as applicable.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Sections 4043(a) or 302(c) of ERISA or Section 412(c) of the Code.

“Required Lenders” means, subject to Section 2.18(b), (a) at any time when no Loans are outstanding and there is no LC Exposure, Lenders having more than sixty-six and two-thirds percent (66-2/3%) of the Aggregate Commitments at such time, and (b) at any time when any Loans are outstanding or any LC Exposure is outstanding, Lenders having Credit Exposures and unused Commitments representing more than sixty-six and two-thirds percent (66-2/3%) of the sum of the Total Credit Exposure and unused Aggregate Commitments at such time, provided that for purposes of declaring the Loans to be due and payable pursuant to Section 7.01, and for all purposes after the Loans become due and payable pursuant to

Section 7.01 or the Aggregate Commitments expire or terminate, then as to each Lender, clause (a) of the definition of Swingline Exposure shall only be applicable for purposes of determining the Credit Exposure of such Lender to the extent such Lender shall have funded its participation in the outstanding Swingline Loans to the extent required under Section 2.21(c).

“Requirement of Law” means as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Report” means (a) the Initial Reserve Report and (b) each other report, in form and scope reasonably satisfactory to the Administrative Agent, setting forth, as of the dates set forth in Section 5.15(a) (or such other date as required by the Administrative Agent in the event of an Interim Redetermination), the Proved Oil and Gas Properties of the Borrower and the other Loan Parties located in the United States of America, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon economic assumptions consistent with the then current Bank Price Deck.

“Reserve Report Certificate” has the meaning set forth in Section 5.15(c).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary. For the avoidance of doubt, each Subsidiary Guarantor shall be a Restricted Subsidiary.

“Restrictive Agreement” means any agreement or other arrangement that prohibits, limits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets in favor of the Administrative Agent and the other Secured Parties to secure any of the Secured Obligations (without requiring the Secured Parties to share any of the Liens securing the Secured Obligations equally and ratably with any of the Senior Notes) that is more restrictive than the limitation contained in the 2015 Indenture (as in effect on the Effective Date) or (b) the ability of any Restricted Subsidiary to pay any dividends or other distributions with respect to its Equity Interests to, or to make or repay any loans or advances to, or to Dispose of any assets to, the Borrower or any Restricted Subsidiary.

“Revolver Prepayment Notes” means Permitted Unsecured Notes to the extent that 100% of the net cash proceeds thereof are applied to make a voluntary prepayment of Loans in accordance with Section 2.09(a) within five (5) Business Days after the issuance thereof.

~~“Revolving Loan” means a Loan made pursuant to Section 2.01.~~

“RFR” means for any RFR Loan, Daily Simple SOFR.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.

“S&P” means Standard & Poor’s Rating Services, Standard & Poor’s Financial Services LLC, or any successor to the ratings agency business thereof.

“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person that is the subject or target of any Sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority.

“Scheduled Redetermination” has the meaning assigned to such term in Section 2.20(b).

“Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.20(d).

“SEC” means the United States Securities and Exchange Commission.

“Secured Debt Cap” means, as of any date of determination during a Borrowing Base Period, an amount equal to (a) the greater of (x) $2,000,000,000 and (y) 25% of the Borrower’s ACNTA (or such other amount (whether lesser or greater) that is the most restrictive Secured Debt Indenture Exception contained in any Senior Notes Indenture), less (b) the aggregate outstanding amount of Indebtedness for borrowed money (excluding the aggregate amount of outstanding Loans and other outstanding Credit Extensions hereunder) incurred, assumed or guaranteed by the Borrower or any of its Subsidiaries in reliance on the Secured Debt Indenture Exceptions.

“Secured Debt Cap Certificate” means a certificate of the Borrower executed on its behalf by a Financial Officer certifying as to the Secured Debt Cap in effect as of the date of such certificate and attaching reasonably detailed calculations thereof (which calculations shall be in form and substance reasonably satisfactory to the Administrative Agent).

“Secured Debt Indenture Exceptions” means, collectively, (a) Section 5.01 (Limitation on Liens) of the 2015 Indenture (disregarding for this purpose the exception for Secured Debt (as defined therein) secured by Permitted Liens (as defined therein) contained in such Section 5.01), (b) Section 5.01 (Limitations on Liens) of the 2017 Indenture (disregarding for this purpose the exception for Secured Debt (as defined therein) secured by Permitted Liens (as defined therein) contained in such Section 5.01), (c) Section 5.01 (Limitations on Liens) of the 2021 Indenture (disregarding for this purpose the exception for Secured Debt (as defined therein) secured by Permitted Liens (as defined therein) contained in such Section 5.01) and (d) any provisions similar to the foregoing contained in any other Senior Notes Indenture.

“Secured Obligations” means (a) all Obligations, (b) all Secured Swap Obligations and (c) all Banking Services Obligations owing to any Lender or any Affiliate of a Lender; provided that the term “Secured Obligations” shall not include, with respect to any Loan Party, any Excluded Swap Obligations of such Loan Party.

“Secured Parties” means the holders of the Secured Obligations from time to time and shall include (a) each Lender and the Issuing Bank in respect of its Loans and LC Exposure respectively (to the extent such Loans and LC Exposure constitute Secured Obligations), (b) the Administrative Agent, the Issuing Bank and the Lenders in respect of all other present and future obligations and liabilities of the Borrower and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document (to the extent such obligations constitute Secured Obligations), (c) each Secured Swap Provider, (d) each Lender and Affiliate of such Lender in respect of Banking Services Obligations (to the extent such obligations constitute Secured Obligations), (e) each indemnified party under Section 9.03 in respect of the obligations and liabilities of the Borrower to such Person hereunder and under the other Loan Documents, and (f) their respective successors and (in the case of a Lender, permitted) transferees and assigns.

“Secured Swap Agreement” means a Swap Agreement between a Loan Party and a Secured Swap Provider.

“Secured Swap Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under any and all Secured Swap Agreements.

“Secured Swap Provider” means any Person that (a) at the time it enters into a Swap Agreement with the Borrower or any other Loan Party, is a Lender or an Affiliate of a Lender (or, solely with respect to Swap Agreements set forth on Schedule 3.28 that were entered into prior to the Effective Date, was an Existing Credit Agreement Lender or an Affiliate of an Existing Credit Agreement Lender at the time it entered into such Swap Agreement with the Borrower or such other Loan Party), (b) at the time it (or its Affiliate) becomes a Lender (including on the Effective Date), is a party to a Swap Agreement with the Borrower or any other Loan Party, in its capacity as a party to such Swap Agreement (or, solely with respect to Swap Agreements set forth on Schedule 3.28 that were entered into prior to the Effective Date, was a party to a Swap Agreement at the time it (or its Affiliate) became an Existing Credit Agreement Lender), or (c) is a Lender or an Affiliate of a Lender at the time a Secured Swap Agreement is assigned or transferred to it (by novation or otherwise) by another Secured Swap Provider (or, solely with respect to Swap Agreements set forth on Schedule 3.28 that were assigned prior to the Effective Date, was an Existing Credit Agreement Lender or an Affiliate of an Existing Credit Agreement Lender at the time a Secured Swap Agreement was assigned or transferred to it (by novation or otherwise) by another Secured Swap Provider), and in each case even if such Person ceases to be a Lender or an Affiliate of a Lender for any reason; provided that (i) any such Person that ceases to be a Lender or an Affiliate of a Lender shall not be a Secured Swap Provider with respect to any Swap Agreement that it thereafter enters into (or that is assigned or transferred to it) while it is not a Lender or an Affiliate of a Lender, and (ii) any Person that assigns or transfers a Secured Swap Agreement as contemplated in clause (c) of this definition shall cease to be a Secured Swap Provider with respect to such Secured Swap Agreement to the extent of such assignment or transfer.

“Securities Account” has the meaning assigned to such term in the UCC.

“Securities Account Control Agreement” means an agreement in form and substance reasonably acceptable to the Administrative Agent establishing the Administrative Agent’s Control with respect to any Securities Account. For purposes of this definition, “Control” means “control” within the meaning of Section 8-106 of the UCC.

“Security Agreement” means that certain Amended and Restated Pledge and Security Agreement dated as of the Effective Date and executed by the Borrower and each Subsidiary Guarantor in favor of the Administrative Agent, for the benefit of the Secured Parties and any replacement thereof entered into from time to time.

“Security Termination” means Payment in Full and the expiration or termination of all Secured Swap Agreements and payment in full of all obligations owing by any Loan Party thereunder (other than Secured Swap Agreements as to which arrangements satisfactory to the applicable Secured Swap Provider shall have been made).

“Senior Notes” means, collectively, the Existing Senior Notes and any additional senior notes issued pursuant to any Additional Senior Notes Indentures.

“Senior Notes Indentures” means, collectively, the Existing Senior Notes Indentures and any Additional Senior Notes Indentures.

“Short Term Revolving Availability Period” means the period from and including the Amendment No. 1 Effective Date to but excluding the earlier of the Short Term Revolving Loan Maturity Date and the date of termination of the Short Term Revolving Commitments.

“Short Term Revolving Borrowing” means a Borrowing comprised of Short Term Revolving Loans.

“Short Term Revolving Commitment” means, with respect to each Short Term Revolving Lender, the maximum aggregate amount of the commitment, if any, of such Short Term Revolving Lender to make Short Term Revolving Loans, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Short Term Revolving Lender’s Short Term Revolving Commitment as of the Amendment No. 1 Effective Date is set forth opposite such Short Term Revolving Lender’s name on Schedule 2.01 under the caption “Short Term Revolving Commitment”, or in the applicable documentation pursuant to which such Short Term Revolving Lender shall have assumed its Short Term Revolving Commitment pursuant to the terms hereof, as applicable.

“Short Term Revolving Credit Exposure” means, with respect to any Short Term Revolving Lender at any time, the outstanding principal amount of such Short Term Revolving Lender’s Short Term Revolving Loans.

“Short Term Revolving Lender” means a Lender with a Short Term Revolving Commitment.

“Short Term Revolving Loan” means a Loan made pursuant to Section 2.01(b).

“Short Term Revolving Loan Maturity Date” means April 30, 2023.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent” means, in reference to any Person, (a) the fair value of the assets of such Person, at a fair valuation, will exceed its debts and liabilities (subordinated, contingent or otherwise); (b) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities (subordinated, contingent or otherwise), as such debts and other liabilities become absolute and matured; (c) such Person will be able to pay its debts and liabilities (subordinated, contingent or otherwise), as such debts and liabilities become absolute and matured; and (d) such Person will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Effective Date.

“Specified Cap” means $200,000,000.

“Specified Event of Default” means any Event of Default described in Section 7.01(b), 7.01(g) or 7.01(h).

“Specified PV-9” means, as of the last day of any Fiscal Quarter, the net present value, discounted at 9% per annum, of the estimated future net revenues expected to accrue to the Borrower’s and the other Loan Parties’ collective interests in the Proved Reserves attributable to the Oil and Gas Properties of the Loan Parties evaluated in the Quarterly Engineering Report with respect to such Fiscal Quarter during the remaining expected economic lives of such reserves, calculated in accordance with the most recent Bank Price Deck provided to the Borrower by the Administrative Agent pursuant to Section 2.20(g), adjusted to give effect to Swap Agreements permitted hereunder then in effect as of such date of determination; provided that at no time shall Proved Reserves not constituting Proved Developed Producing Reserves comprise more than 35% of such Specified PV-9; provided further that (i) appropriate deductions, as reasonably determined by the Borrower in a manner consistent with past practices and as reflected in the applicable Quarterly Engineering Report shall be made for severance and ad valorem taxes, plugging and abandonment costs and for operating, gathering, transportation and marketing costs required for the production and sale of such Proved Reserves, without giving effect to non-property related expenses such as general and administrative expenses, debt service, future income tax expense or depreciation, depletion or amortization, and (ii) the cash flows derived from the pricing assumptions described above shall be further adjusted as reasonably determined by the Borrower in a manner consistent with past practices, to account for the basis differential between the actual delivery location and the reference price delivery location, and adjusted for any price differentials between the actual product delivered and the reference product, in each case, using methodology consistent with past practices and in good faith based on observable differentials.

“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D of the Board. Term Benchmark Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subject Fiscal Quarter” has the meaning assigned to such term in the definition of “Consolidated EBITDAX”.

“Subordinated Intercompany Note” means a Subordinated Intercompany Note substantially in the form of Exhibit B pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“Subsidiary” of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantor” means each Restricted Subsidiary that is a party to the Subsidiary Guaranty as a guarantor. For the avoidance of doubt, no CFC, Foreign Subsidiary Holding Company or Unrestricted Subsidiary shall be a Subsidiary Guarantor.

“Subsidiary Guaranty” means that certain Amended and Restated Guaranty Agreement dated as of the Effective Date and executed by each Subsidiary Guarantor in favor of the Administrative Agent, for the benefit of the Secured Parties and any replacement thereof entered into from time to time.

“Substantially Concurrent Issuance” means, with respect to any Redemption of any Designated Indebtedness, any issuance of equity interests (other than Disqualified Stock) made at any time between (a) the date that is 180 days prior to the date of such Redemption and (b) the date of such Redemption (inclusive of such dates).

“Supported QFC” has the meaning assigned to it in Section 9.20.

“Swap Agreement” means (a) any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any master agreement; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Calculation Date” means March 31, 2022, June 30, 2022 and September 30, 2022.

“Swap Calculation End Date” means December 31, 2022.

“Swap Unwind Date” means, with respect to any termination, creation of off-setting positions or other unwind of any Swap Agreement, the effective date of such termination, creation of offsetting positions or unwind.

“Swingline Commitment” means $50,000,000.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Five-Year Revolving Lender at any time shall be the sum of (a) its Applicable Five-Year Revolving Percentage of the total Swingline Exposure at such time, other than with respect to any Swingline Loans made by such Five-Year Revolving Lender in its capacity as the Swingline Lender, and (b) the aggregate principal amount of all Swingline Loans made by such Five-Year Revolving Lender in its capacity as the Swingline Lender outstanding at such time (less the amount of participations funded by the other Five-Year Revolving Lenders in such Swingline Loans).

“Swingline Lender” means JPMorgan.

“Swingline Loan” means a Loan made pursuant to Section 2.21.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear means Loans bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Loan Incurrence Collateral Coverage Ratio” means, as of any Term Loan Incurrence Collateral Coverage Ratio Test Date, the ratio of (a) Total PDP PV-10 as of such date plus the Hedge Mark-to-Market Value as of such date to (b) the sum of (i) the Aggregate Commitments as of such date, plus (ii) the aggregate principal amount of all Permitted Pari Term Loan Indebtedness and Permitted Junior Lien Term Loan Indebtedness outstanding on such date (including any such Permitted Pari Term Loan Indebtedness or Permitted Junior Lien Term Loan Indebtedness anticipated to be incurred in connection with such calculation of the Term Loan Incurrence Collateral Coverage Ratio).

“Term Loan Incurrence Collateral Coverage Ratio Test Date” means, in connection with any incurrence of Permitted Pari Term Loan Indebtedness or Permitted Junior Lien Term Loan Indebtedness, the Business Day prior to the day on which such Indebtedness is allocated and priced (or, if there is no such allocation and pricing, the Business Day prior to the day on which such Indebtedness is funded).

“Term Loan Incurrence Collateral Coverage Requirement” means, in connection with the incurrence of any Permitted Pari Term Loan Indebtedness or Permitted Junior Lien Term Loan Indebtedness, as of the applicable Term Loan Incurrence Collateral Coverage Ratio Test Date (after giving pro forma effect to such incurrence and the consummation of any other transactions for which the proceeds of such Indebtedness are to be used), the Term Loan Incurrence Collateral Coverage Ratio is not less than 2.50 to 1.00.

“Term Loan Incurrence Engineering Report” means one or more reports, each in form and scope reasonably satisfactory to the Administrative Agent, setting forth, as of the last day of the Fiscal Quarter most recently ended prior to the date of incurrence of any applicable Permitted Pari Term Loan Indebtedness or Permitted Junior Lien Term Loan Indebtedness (or such other date as may be acceptable to the Administrative Agent in its sole discretion), the Oil and Gas Properties of the Borrower and the other Loan Parties located in the United States of America to which Proved Reserves are attributed (excluding any Oil and Gas Properties Disposed of after the date of such report) and, to the extent applicable, any Qualifying Acquisition Properties to be acquired by the Borrower or any of its Restricted Subsidiaries, together with a projection of the rate of production and future net income (based on the applicable Five-Year Strip Price as of the close of business on the applicable Term Loan Incurrence Collateral Coverage Ratio Test Date), taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon economic assumptions consistent with SEC reporting requirements at the time, prepared by one or more Approved Petroleum Engineers or by or under the supervision of the senior reserve engineer of the Borrower to have been prepared substantially in accordance with the procedures used in the immediately preceding January 1 Reserve Report, except as otherwise specified therein.

“Term Loan Incurrence Engineering Report Properties” means, with respect to any Term Loan Incurrence Engineering Report, (a) the Oil and Gas Properties of the Loan Parties to which Proved Reserves are attributed and (b) to the extent applicable, any Qualifying Acquisition Properties to be acquired by the Borrower or any of its Restricted Subsidiaries, in each case which are included in such Term Loan Incurrence Engineering Report.

“Term SOFR Determination Day” has the meaning assigned to such term under the definition of “Term SOFR Reference Rate.”

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Houston time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 4:00 p.m. (Houston time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Terminating Futures Contract” means, as of any Swap Calculation Date, either: (x) a Swap Agreement that is traded on a registered exchange as a futures contract and which futures contract expires in the calendar month immediately following such Swap Calculation Date and for which trading terminated on such registered exchange within five (5) Business Days prior to such Swap Calculation Date; or (y) an over-the-counter swap that is settled by reference to a futures contract as referenced in (x) above, in which case only the portion of the notional quantity for the relevant calendar month shall be considered the Terminating Futures Contract for purposes of this definition.

“TLB Administrative Agent” means JPMorgan, as “Administrative Agent” under and as defined in the TLB Credit Agreement or any successor thereto appointed pursuant to the TLB Credit Agreement.

“TLB Collateral Agent” means JPMorgan, as “Collateral Agent” under and as defined in the TLB Credit Agreement or any successor thereto appointed pursuant to the TLB Credit Agreement.

“TLB Credit Agreement” means that certain Term Loan Credit Agreement, dated as of December 22, 2021, by and among the Borrower, JPMorgan, as administrative agent and collateral agent, and the lenders party thereto.

“TLB Loan Documents” means the Loan Documents (as defined in the TLB Credit Agreement).

“TLB Obligations” has the meaning assigned to the term “Secured Obligations” in the TLB Credit Agreement.

“Total Credit Exposure” means, at any time, the sum of the Credit Exposures of all Lenders at such time; provided that clause (a) of the definition of “Swingline Exposure” shall only be applicable to the extent Lenders shall have funded their respective participations in the outstanding Swingline Loans.

“Total Five-Year Revolving Credit Exposure” means, at any time, the sum of the Five-Year Revolving Credit Exposures of all Five-Year Revolving Lenders at such time; provided that clause (a) of the definition of “Swingline Exposure” shall only be applicable to the extent Five-Year Revolving Lenders shall have funded their respective participations in the outstanding Swingline Loans.

“Total Indebtedness” means, as of any date of determination, (a) all Indebtedness of the Borrower and its Restricted Subsidiaries as of such date, minus (b) for any date of determination prior to the closing date of a Permitted Acquisition, any Indebtedness of the Borrower or any of its Restricted Subsidiaries the proceeds of which have been issued or incurred for the purpose of financing such Permitted Acquisition; provided that (i) the proceeds of such Indebtedness are held as cash or cash equivalents for the purpose of repaying or redeeming such Indebtedness if such Permitted Acquisition is not closed, (ii) not more than 180 days have elapsed since the date of issuance or incurrence of such Indebtedness and (iii) such proceeds shall cease to be subtracted pursuant to this clause (b) on the date the acquisition agreement related to such proposed Permitted Acquisition is terminated in accordance with its terms (other than with respect to ongoing indemnities, confidentiality provisions and similar provisions) in the event the related proposed Permitted Acquisition is not consummated unless such Indebtedness is required to be redeemed in connection with such termination, in which case such date shall be extended to the date in which such Indebtedness is required to be redeemed (but in no event later than 180 days after the date of issuance or incurrence of such Indebtedness) (the cash or cash equivalent proceeds of such Indebtedness provided for in this clause (b), “Permitted Acquisition Proceeds”).

“Total LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Five-Year Revolving Lender with respect to such Letter of Credit shall remain in full force and effect until the applicable Issuing Bank and the Five-Year Revolving Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to such Letter of Credit.

“Total Net Indebtedness” means, as of any date of determination, (a) the Total Indebtedness of the Borrower and its Restricted Subsidiaries as of such date, less (b) the Designated Cash Amount as of such date (for purposes of this clause (b), excluding any Permitted Acquisition Proceeds).

“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Net Indebtedness as of such date to (b) Consolidated EBITDAX for the period of four consecutive Fiscal Quarters ending on such date (or, if such ratio is being tested as of a date other than the last day of a fiscal quarter, Consolidated EBITDAX for the period of four consecutive fiscal quarters most recently ended for which financial statements have been delivered or are required to have been delivered pursuant to Section 5.01).

“Total PDP PV-10” means, as of any Term Loan Incurrence Collateral Coverage Ratio Test Date, the net present value, discounted at 10% per annum, of the estimated future net revenues expected to accrue to (i) the Loan Parties’ collective interests in the Proved Developed Producing Reserves evaluated in the applicable Term Loan Incurrence Engineering Report and (ii) to the extent Total PDP PV-10 is being calculated in connection with the incurrence of any Qualifying Acquisition Indebtedness, the Qualifying Acquisition Properties to be acquired by the Loan Parties pursuant to the applicable acquisition (as evaluated in the applicable Term Loan Incurrence Engineering Report), in each case during the remaining expected economic lives of such Proved Developed Producing Reserves, calculated using the applicable Five-Year Strip Price as of the close of business on such Term Loan Incurrence Collateral Coverage Ratio Test Date; provided that (a) appropriate deductions, as reasonably determined by the Borrower in a manner consistent with past practices and as reflected in the Reserve Report most recently delivered pursuant to Section 5.15 (or, if applicable, the most recent Term Loan Incurrence Engineering Report), shall be made for severance and ad valorem taxes, plugging and abandonment costs and for operating, gathering, transportation and marketing costs required for the production and sale of such Proved Developed Producing Reserves, without giving effect to non-property related expenses such as general and administrative expenses, debt service, future income tax expense or depreciation, depletion or amortization, and (b) the cash flows derived from the pricing assumptions described above shall be further adjusted as reasonably determined by the Borrower in a manner consistent with past practices, to account for the basis differential between the actual delivery location and the reference price delivery location, and adjusted for any price differentials between the actual product delivered and the reference product, in each case, using methodology consistent with past practices and in good faith based on observable differentials.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the Credit Extensions and the use of the proceeds thereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted Daily Simple RFR or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Subsidiary” means (a) any Subsidiary which the Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 5.08 and (b) any direct or indirect Subsidiary of any Subsidiary described in clause (a), in each case that meets the following requirements:

(i) such Subsidiary shall have no Indebtedness with recourse to the Borrower or any Restricted Subsidiary (except as otherwise permitted under Section 6.03);

(ii) such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding and related transactions are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower; provided that the foregoing provision shall not prohibit any agreements with respect to administrative and employee services;

(iii) such Subsidiary is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests of such Person or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results (it being understood that any contractual arrangements between the Borrower or any of its Restricted Subsidiaries and such Subsidiary pursuant to which such Subsidiary sells products or provides services to the Borrower or such Restricted Subsidiary in the ordinary course of business are not included in this clause (B));

(iv) such Subsidiary does not, either individually or together with other Subsidiaries that are designated as Unrestricted Subsidiaries, own or operate, directly or indirectly, all or substantially all of the assets of the Borrower and its Subsidiaries; and

(v) such Subsidiary does not hold any Equity Interest in the Borrower or any Restricted Subsidiary.

If at any time any Unrestricted Subsidiary fails to meet the preceding requirements to be an Unrestricted Subsidiary, it shall thereafter be a Restricted Subsidiary for purposes of this Agreement and any Indebtedness, Liens and Investments of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness, Liens or Investments are not permitted to be incurred as of such date hereunder (including under the Financial Covenants), the Borrower shall be in default of the applicable covenant.

“Unused Commitment” means, at any time with respect to any Lender, the Commitment of such Lender then in effect minus the Credit Exposure of such Lender at such time.

“Unused Five-Year Revolving Commitment” means, at any time with respect to any Five-Year Revolving Lender, the Five-Year Revolving Commitment of such Five-Year Revolving Lender then in effect minus the Five-Year Revolving Credit Exposure of such Five-Year Revolving Lender at such time.

“Unused Short Term Revolving Commitment” means, at any time with respect to any Short Term Revolving Lender, the Short Term Revolving Commitment of such Short Term Revolving Lender then in effect minus the Short Term Revolving Credit Exposure of such Short Term Revolving Lender at such time.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.20.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.15(f)(ii)(B)(3).

“Voting Equity Interests” of any Person means the Equity Interests of such Person ordinarily having the power to vote for the election of the directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means a Subsidiary of the Borrower of which all issued and outstanding equity interests (excluding directors’ qualifying shares or similar jurisdictional requirements) is directly or indirectly owned by the Borrower.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Five-Year Revolving Loan”) or may be classified by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Term Benchmark Five-Year Revolving Loan”). Borrowings also may be classified and referred to by Class ~~classified~~ (e.g., a “Five-Year Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Term Benchmark Five-Year Revolving Borrowing”).

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time (including prior to the Effective Date) amended, restated, supplemented or otherwise modified (subject to, in the case of any amendments, restatements, supplements or modifications effected on or after the Effective Date, any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) with respect to the determination of any period of time, the word “from” means “from and including”, the word “to” means “to but excluding” and the word “through” means “through and including” and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04 Accounting Terms; GAAP. Except as expressly provided for herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

SECTION 1.05 Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.12(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.06 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.07 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any letter of credit agreement or application related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

SECTION 1.08 Rating Agency Changes. If the rating system of any Rating Agency shall change, or if any Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend (w) the definitions of “Applicable Rate,” “Index Debt Rating,” “Interim Investment Grade Period” and/or “Investment Grade Rating,” (x) this Section 1.08, (y) Schedule 1.01B and/or (z) any other provision of this Agreement pertaining to Index Debt Ratings to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the applicable Index Debt Rating shall be deemed to be the Index Debt Rating most recently in effect prior to such change or cessation.

SECTION 1.09 Limited Condition Transaction. Notwithstanding anything in this Agreement or any Loan Document to the contrary, when (a) calculating any applicable ratio or basket (including any basket based on ACNTA, Total Net Indebtedness, Consolidated EBITDAX, PV-9 or Total PDP PV-10) in connection with the incurrence of Indebtedness, the creation of Liens, the making of any Disposition, the making of an Investment, the making of a Restricted Payment, the designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary or the repayment of Indebtedness, (b) determining the accuracy of any representation or warranty, (c) determining whether any Default or Event of Default (other than a Specified Event of Default) has occurred, is continuing or would result from any action, or (d) determining compliance with any other condition to any action or transaction, in each case of clauses (a) through (d) in connection with a Limited Condition Transaction, the date of determination of such ratio or basket, the accuracy of such representation or warranty (but taking into account any earlier date specified therein), whether any Default or Event of Default (other than a Specified Event of Default to the extent expressly set forth herein to the contrary) has occurred, is continuing or would result therefrom, or the satisfaction of any other condition shall, at the election of the Borrower, which election may be revoked by the Borrower at any time prior to the consummation of the Limited Condition Transaction (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be (i) the date the definitive agreements for such Limited Condition Transaction are entered into or, in case of a takeover offer, the date on which such offer is announced or (ii) the date an irrevocable notice for prepayment or redemption or declaration of a Restricted Payment (as applicable) is delivered, as applicable (the “LCT Test Date”); provided that the consummation of any Limited Condition Transaction constituting a Disposition shall occur not more than sixty (60) days after the execution of the definitive agreement with respect thereto. If on a pro forma basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) such ratios, amounts, representations and warranties, absence of defaults, satisfaction of conditions and other provisions are calculated as if such Limited Condition Transaction or other transactions had occurred at the beginning of the applicable Fiscal Quarter ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with the applicable ratios, amounts or other provisions, such provisions shall be deemed to have been complied with, unless a Specified Event of Default shall be continuing on the date such Limited Condition Transaction is consummated. For the avoidance of doubt, (i) if any of such ratios, amounts, representations and warranties, absence of defaults, satisfaction of conditions or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in ACNTA, Total Net Indebtedness, Consolidated EBITDAX, PV-9 or Total PDP PV-10), a change in facts and circumstances or other provisions at or prior to the consummation of the relevant Limited Condition Transaction, such ratios, representations and warranties, absence of defaults, satisfaction of conditions precedent and other provisions will not be deemed to have been exceeded, breached, or otherwise failed as a result of such fluctuations or changed circumstances solely for purposes of determining whether the Limited Condition Transaction and any related transactions is permitted hereunder and (ii) such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Transaction (other than the occurrence of a Specified Event of Default). If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated, the date that the definitive agreement for such Limited Condition Transaction is terminated or expires or the date on which the irrevocable notice has expired, without consummation of such Limited Condition Transaction (as applicable), any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

ARTICLE II

The Credits

SECTION 2.01 Commitments.

~~.~~ (a) Subject to the terms and conditions set forth herein, ~~(a)~~ each Five-Year Revolving Lender (severally and not jointly) agrees to make Five-Year Revolving Loans to the Borrower in Dollars from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.08(a)) in (i) the amount of such Five-Year Revolving Lender’s Five-Year Revolving Credit Exposure exceeding such Five-Year Revolving Lender’s Five-Year Revolving Commitment or (ii) the Total Credit Exposure exceeding the Credit Limit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Five-Year Revolving Loans.

(b) Subject to the terms and conditions set forth herein, each Short Term Revolving Lender with a Short Term Revolving Commitment (severally and not jointly) agrees to make Short Term Revolving Loans to the Borrower in Dollars from time to time during the Short Term Revolving Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.08(a)) in (i) the amount of such Short Term Revolving Lender’s Short Term Revolving Credit Exposure exceeding such Short Term Revolving Lender’s Short Term Revolving Commitment or (ii) the Total Credit Exposure exceeding the Credit Limit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Short Term Revolving Loans.

SECTION 2.02 Loans and Borrowings.

(a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the applicable Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.21.

(b) Subject to Section 2.12, each Five-Year Revolving Borrowing and each Short Term Revolving Borrowing shall, in each case, be comprised entirely of ABR Loans, Term Benchmark Loans or RFR Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.12, 2.13, 2.14 and 2.15 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that (x) an ABR Five-Year Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Five-Year Revolving Commitments ~~or that~~, (y) an ABR Short Term Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Short Term Revolving Commitments and (z) an ABR Five-Year Revolving Borrowing may be in an aggregate amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $100,000; provided that a Swingline Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Five-Year Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve (12) Term Benchmark Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, (i) any Five-Year Revolving Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date or (ii) any Short Term Revolving Borrowing if the Interest Period with respect thereto would end after the Short Term Revolving Loan Maturity Date.

SECTION 2.03 Requests for Borrowings . To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone, facsimile transmission or electronic mail (a) in the case of a Term Benchmark Borrowing or RFR Borrowing, not later than 1:00 p.m., New York City time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and, in the case of a telephonic Borrowing Request, shall be confirmed promptly by hand delivery, facsimile transmission or electronic mail to the Administrative Agent of a written Borrowing Request signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate principal amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Loan;

(iv) whether such Borrowing is to be a Five-Year Revolving Borrowing or a Short Term Revolving Borrowing;

(~~iv~~v) in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(~~v~~vi) the amount of the then effective Credit Limit, the current Total Credit Exposure (without regard to the requested Borrowing) and the pro forma Total Credit Exposure (giving effect to the requested Borrowing); ~~and~~

(vii) the amount of the current Five-Year Revolving Credit Exposure or Short Term Revolving Credit Exposure, as applicable (without regard to the requested Borrowing), and the pro forma Five-Year Revolving Credit Exposure or Short Term Revolving Credit Exposure, as applicable (giving effect to the requested Borrowing); and

(~~vi~~viii) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05, or, in the case of an ABR Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e), the identity of the Issuing Bank that has made such LC Disbursement.

If no election as to the Class of Borrowing is specified, then the requested Borrowing shall be a Five-Year Revolving Borrowing. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in Dollars as the applicant thereof for the support of its or its Restricted Subsidiaries’ obligations, in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, no Issuing Bank shall have any obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement. The Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any Restricted Subsidiary’s obligations as provided in the first sentence of this paragraph, the Borrower will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.10(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Borrower hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such a Restricted Subsidiary that is an account party in respect of any such Letter of Credit).

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic renewal permitted pursuant to paragraph (c) of this Section 2.04) or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or transmit by facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent, prior to 12:00 Noon, New York City time, at least two (2) Business Days (or such shorter period of time as the applicable Issuing Bank may agree in its sole discretion) prior to the requested date of issuance, amendment, renewal or extension, a notice:

(i) requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended;

(ii) specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);

(iii) specifying the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.04);

(iv) specifying the amount of such Letter of Credit; and

(v) specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.

If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit (other than an Existing Letter of Credit). A Letter of Credit shall be issued, amended, renewed or extended by an Issuing Bank only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the portion of the Total LC Exposure attributable to Letters of Credit issued by such Issuing Bank will not, unless such Issuing Bank shall so agree in its sole discretion, exceed the LC Issuance Limit of such Issuing Bank, (ii) the Total LC Exposure will not exceed $500,000,000, (iii) no Lender’s Credit Exposure will exceed its Commitment and (iv) the Total Credit Exposure will not exceed the Credit Limit.

(c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) unless a later date is otherwise agreed to in writing by the applicable Issuing Bank and the Administrative Agent, the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date; provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (so long as no such renewal violates the foregoing clause (ii)).

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Five-Year Revolving Lender, and each Five-Year Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Five-Year Revolving Lender’s Applicable Five-Year Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Five-Year Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Five-Year Revolving Lender’s Applicable Five-Year Revolving Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Five-Year Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, the existence of a Borrowing Base Deficiency, or reduction or termination of the Aggregate Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars an amount equal to such LC Disbursement not later than 5:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 5:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that the Borrower may, at its election and subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 or 2.21 that such payment be financed with an ABR Five-Year Revolving Borrowing or Swingline Loan in an equivalent amount of such LC Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting

ABR Five-Year Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Five-Year Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Five-Year Revolving Lender’s Applicable Five-Year Revolving Percentage thereof. Promptly following receipt of such notice, each Five-Year Revolving Lender shall pay to the Administrative Agent its Applicable Five-Year Revolving Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Five-Year Revolving Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Five-Year Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Five-Year Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Five-Year Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Five-Year Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Five-Year Revolving Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Five-Year Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.04 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Requirements of Law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. The obligations of the Borrower under this Agreement and the other Loan Documents regarding Letters of Credit, including this Section 2.04, shall survive after the Maturity Date and termination of this Agreement for so long as any LC Exposure exists.

(g) Disbursement Procedures. Each Issuing Bank shall, within the time period stipulated by the terms and conditions of such Letter of Credit (or if no such time period is so stipulated, promptly), examine all documents purporting to represent a demand for payment under a Letter of Credit. After such examination, each Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone, facsimile transmission or electronic mail (and, in the case of telephonic notice, promptly confirmed by facsimile or electronic mail) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at a rate per annum equal to (i) for any day prior to the date on which such payment by the Borrower is due in accordance with paragraph (e) of this Section, the Federal Funds Effective Rate and (ii) thereafter, the rate per annum then applicable to ABR Five-Year Revolving Loans plus 2%. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section 2.04 to reimburse the applicable Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Termination, Replacement and Resignation of an Issuing Bank.

(i) Any Issuing Bank may be terminated at any time upon not less than ten (10) Business Days’ prior written notice by the Borrower to the Administrative Agent and such Issuing Bank. The Administrative Agent shall notify the Lenders of any such termination of an Issuing Bank. After the termination of an Issuing Bank hereunder, such Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such termination, but shall not be required to amend, renew or extend any such Letter of Credit or to issue additional Letters of Credit.

(ii) Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit to be issued by it thereafter and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to include such successor in its capacity as an Issuing Bank. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to amend, renew or extend any such Letter of Credit or to issue additional Letters of Credit.

(iii) Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.04(i)(ii) above.

(j) Cash Collateralization. If the Borrower is required to deposit cash collateral pursuant to Section 2.09 or 7.02, it will establish on or prior to such date, and thereafter maintain so long as any Letter of Credit is outstanding or any amount is payable to any Issuing Bank or the Lenders in respect of any Letter of Credit, a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the “LC Collateral Account”) at the Administrative Agent’s office at the address specified pursuant to Section 9.01, in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Issuing Banks and the Lenders, and in which the Borrower shall have no interest. The Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Issuing Banks and the Lenders, a security interest in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the LC Collateral Account, to secure the prompt and complete payment and performance of the Secured Obligations (such funds, the “Cash Collateral”). The Administrative Agent will invest any funds on deposit from time to time in the LC Collateral Account in certificates of deposit of JPMorgan having a maturity not exceeding 30 days. Moneys in the LC Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements made by the Issuing Banks for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the Total LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposures representing greater than 50% of the Total LC Exposure), be applied to satisfy other Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.09, such amount shall be returned to the Borrower to the extent that, after giving effect to such return, the Total Credit Exposure would not exceed the Credit Limit and no Default or Event of Default shall have occurred and be continuing. The Administrative Agent agrees that when all Secured Obligations have been paid in full and all Letters of Credit have expired or been terminated, the Administrative Agent will deliver all remaining funds in the LC Collateral Account to the Borrower (or such other Person as is entitled thereto under applicable Requirements of Law). If the Administrative Agent determines that any Person other than the Borrower is entitled to such remaining funds, the Administrative Agent shall use reasonable efforts to give the Borrower notice of such determination in advance of delivering such funds to any other Person, but the Administrative Agent shall have no liability for the failure to deliver such notice.

(k) Designation of Additional Issuing Banks. From time to time, the Borrower may, by notice to the Administrative Agent and the Five-Year Revolving Lenders, designate as additional Issuing Banks one or more Five-Year Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Five-Year Revolving Lender of any appointment as an Issuing Bank hereunder shall be evidenced by an agreement (an “Issuing Bank Agreement”), which shall be in a form reasonably satisfactory to the Borrower and the Administrative Agent, shall set forth the LC Issuance Limit of such Five-Year Revolving Lender and shall be executed by such Five-Year Revolving Lender, the Borrower and the Administrative Agent and, from and after the effective date of such Issuing Bank Agreement, (i) such Five-Year Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to include such Five-Year Revolving Lender in its capacity as an Issuing Bank.

(l) Qualifying Acquired Letters of Credit. On each Acquisition Closing Date, each applicable Qualifying Acquired Letter of Credit shall be deemed to have been issued as a Letter of Credit under this Agreement by the applicable Issuing Bank, and such Issuing Bank shall be deemed, without further action by any party hereto, to have granted to each of the Five-Year Revolving Lenders, and each Five-Year Revolving Lender shall be deemed, without further action by any party hereto, to have acquired from such Issuing Bank, a participation (on the terms specified in this Section 2.04) in such Qualifying Acquired

Letter of Credit equal to such Five-Year Revolving Lender’s Applicable Five-Year Revolving Percentage thereof. Each Five-Year Revolving Lender acknowledges and agrees that its obligation to acquire participations in Qualifying Acquired Letters of Credit pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Aggregate Commitments, and that each payment by a Five-Year Revolving Lender in respect of such participations shall be made without any offset, abatement, withholding or reduction whatsoever.

(m) Issuing Bank Agreements. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) promptly following the end of each calendar month, the aggregate amount of Letters of Credit issued by it and outstanding at the end of such month, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letter of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Bank shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Issuing Bank makes any payment under any Letter of Credit, the date of such payment under such Letter of Credit and the amount of such payment, (iv) on any Business Day on which the Borrower fails to reimburse any payment under any Letter of Credit required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such payment and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

(n) Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 2.05 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.21. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the Borrower by promptly remitting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Five-Year Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or, in the case of any Borrowing of ABR Loans, prior to 2:00 p.m., New York City time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.05 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the Loans comprising such Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.06 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, this Section 2.06 shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone, facsimile transmission or electronic mail by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile transmission or electronic mail to the Administrative Agent of a written Interest Election Request signed by the Borrower. Notwithstanding any contrary provision herein, this Section 2.06 shall not be construed to permit the Borrower to elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d).

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Loan; and

(iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, each Term Benchmark Borrowing and RFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.07 Termination and Reduction of Commitments.

(a) Scheduled Termination of Commitments. Unless previously terminated, (x) the Aggregate Five-Year Revolving Commitments shall terminate on the Maturity Date and (y) the Aggregate Short Term Revolving Commitments shall terminate on the Short Term Revolving Loan Maturity Date.

(b) Voluntary Termination and Reduction of Commitments.

(i) The Borrower may at any time terminate, or from time to time reduce, the Aggregate Five-Year Revolving Commitments and/or the Aggregate Short Term Revolving Commitments; provided that (i) each reduction of the Aggregate Five-Year Revolving Commitments or the Aggregate Short Term Revolving Commitments shall be in an amount that is an integral multiple of $10,000,000 ~~and~~, (ii) the Borrower shall not terminate or reduce the Aggregate Five-Year Revolving Commitments if, after giving effect to any concurrent prepayment of the Five-Year Revolving Loans in accordance with Section 2.09, the ~~Total~~Five-Year Revolving Credit Exposure would exceed the Aggregate Five-Year Revolving Commitments and (iii) the Borrower shall not terminate or reduce the Aggregate Short Term Revolving Commitments if, after giving effect to any concurrent prepayment of the Short Term Revolving Loans in accordance with Section 2.09, the Short Term Revolving Credit Exposure would exceed the Aggregate Short Term Revolving Commitments.

(ii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Commitments under paragraph (b) of this Section 2.07 at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election, whether the Aggregate Commitments being so terminated or reduced are Five-Year Revolving Commitments or Short Term Revolving Commitments and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.07 shall be irrevocable; provided that a notice of termination of the Aggregate Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Aggregate Commitments shall be permanent.

(iii) Each reduction of the ~~Aggregate~~Five-Year Revolving Commitments made pursuant to this Section 2.07 shall be made ratably among the Five-Year Revolving Lenders in accordance with their respective Aggregate Five-Year Revolving Commitments. Each reduction of the Short Term Revolving Commitments made pursuant to this Section 2.07 shall be made ratably among the Short Term Revolving Lenders in accordance with their respective Aggregate Short Term Revolving Commitments.

(c) Automatic Reduction of Aggregate Commitments Upon Aggregate Commitments Exceeding Borrowing Base. If, as a result of any Scheduled Redetermination, any Interim Redetermination, any reduction in the Borrowing Base pursuant to any Borrowing Base Adjustment Provision, any election by the Borrower pursuant to Section 2.20(f), or any reimposition of the Borrowing Base as a result of the termination of an Interim Investment Grade Period, the Aggregate Commitments exceed the Borrowing Base, the Aggregate Commitments shall be immediately and permanently reduced such that the Aggregate Commitments shall equal the reduced Borrowing Base, such reduction to made (i) first to the Short Term Revolving Commitments ratably among the Short Term Revolving Lenders in accordance with their respective Short Term Revolving Commitments and (ii) after all Short Term Revolving Commitments have been terminated, then to the Five-Year Revolving Commitments ratably among the Five-Year Revolving Lenders in accordance with their respective Five-Year Revolving Commitments.

SECTION 2.08 Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent, for the account of each Five-Year Revolving Lender, the then unpaid principal amount of each Five-Year Revolving Loan on the Maturity Date ~~and~~, (ii) to the Administrative Agent, for the account of each Short Term Revolving Lender, the then unpaid principal amount of each Short Term Revolving Loan on the Short Term Revolving Loan Maturity Date and (iii) to the Administrative Agent for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the fifth Business Day after such Swingline Loan is made; provided that on each date that a Five-Year Revolving Loan or Short Term Revolving Loan is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Five-Year Revolving Loan or Short Term Revolving Loan shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.08 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the Obligations.

(e) Any Lender may request that Five-Year Revolving Loans and/or Short Term Revolving Loans made by it be evidenced by ~~a Note~~one or more Notes. In such event, the Borrower shall prepare, execute and deliver to such Lender ~~a Note~~such Notes payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by each such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.09 Prepayment of Loans.

(a) Voluntary Prepayments.

(i) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of Section 2.09(a)(ii).

(ii) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of Swingline Loans, the Swingline Lender) by telephonic notice (promptly confirmed by hand delivery, facsimile transmission or electronic mail of such request) of any prepayment under this Section 2.09(a), (i) in the case of prepayment of a Term Benchmark Borrowing or RFR Borrowing, not later than 1:00 p.m., New York City time, three (3) U.S. Government Securities Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of prepayment, or (iii) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Aggregate Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Class and Type as provided in Section 2.02.

(b) Mandatory Prepayments upon Commitment Terminations and Reductions. If, after giving effect to any termination or reduction of the Aggregate Commitments pursuant to Section 2.07(a), (b) or (c), (x) the ~~Total~~Five-Year Revolving Credit Exposure exceeds the Aggregate Five-Year Revolving Commitments (as reduced), then (A) the Borrower shall prepay the Five-Year Revolving Loans and/or Swingline Loans on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Five-Year Revolving Loans and Swingline Loans as a result of LC Exposure, the Borrower shall cash collateralize such remaining excess as provided in Section 2.04(j) or (y) the Short Term Revolving Credit Exposure exceeds the Aggregate Short Term Revolving Commitments (as reduced), then the Borrower shall prepay the Short Term Revolving Loans on the date of such termination or reduction in an aggregate principal amount equal to such excess. The Borrower shall be obligated to make such prepayment and/or deposit of such cash collateral on the date of the effectiveness of such termination or reduction.

(c) Mandatory Prepayments upon Redeterminations, Title Related Adjustments, Etc. If, after giving effect to any redetermination of the Borrowing Base pursuant to Section 2.20(c) or adjustment to the amount of the Borrowing Base in accordance with Section 5.11(b), a Borrowing Base Deficiency exists, then, after receiving notice of such Borrowing Base Deficiency from the Administrative Agent by means of (x) a New Borrowing Base Notice or (y) written notice of adjustment pursuant to Section 5.11(b) (such date of receipt of notice, the “Deficiency Notification Date”), the Borrower shall, within ten (10) days of the Deficiency Notification Date, inform the Administrative Agent of the Borrower’s election to:

(i) within thirty (30) days of the date such election is made, prepay the Loans in an aggregate principal amount equal to such Borrowing Base Deficiency (as such Borrowing Base Deficiency may be reduced as a result of any other actions taken pursuant to this Section 2.09);

(ii) prepay the Loans in six (6) equal monthly installments, commencing on the thirtieth (30th) day following the Deficiency Notification Date, with each payment being equal to 1/6th of the aggregate principal amount of such Borrowing Base Deficiency (as such Borrowing Base Deficiency may be reduced during such period as a result of a Borrowing Base redetermination herein or any other actions taken pursuant to this Section 2.09);

(iii) within thirty (30) days of the date such election is made, provide additional Collateral in the form of additional Oil and Gas Properties of Loan Parties not evaluated in the most recently delivered Reserve Report or other Collateral reasonably acceptable to the Administrative Agent having a Borrowing Base Value (as proposed by the Administrative Agent and approved by the Required Lenders) sufficient, after giving effect to any other actions taken pursuant to this Section 2.09, to eliminate such Borrowing Base Deficiency; or

(iv) undertake a combination of clauses (i), (ii) and (iii) above;

provided, however, that, notwithstanding the options set forth above, in all cases, the Borrowing Base Deficiency must be eliminated (i) with respect to Short Term Revolving Loans, on or prior to the earlier of (x) the Short Term Revolving Loan Maturity Date and (y) the date of termination of the Aggregate Short Term Revolving Commitments and (ii) with respect to Five-Year Revolving Loans, on or prior to the earlier of (x) the Maturity Date and (y) the date of termination of the Aggregate Five-Year Revolving Commitments. If, because of LC Exposure, a Borrowing Base Deficiency remains after prepaying all of the Loans, the Borrower shall cash collateralize such remaining Borrowing Base Deficiency as provided in Section 2.04(j).

(d) Mandatory Prepayments upon Other Adjustments of the Borrowing Base. Upon any adjustments to the Borrowing Base pursuant to Section 2.20(e), if the Total Credit Exposure exceeds the Borrowing Base as adjusted, then the Borrower shall (A) prepay the Loans in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Loans as a result of LC Exposure, pay to the Administrative Agent on behalf of the Five-Year Revolving Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.04(j). The Borrower shall be obligated to make such prepayment and/or deposit of such cash collateral on the second Business Day succeeding the date of the applicable Borrowing Base Property Disposition, Borrowing Base Hedge Unwind or incurrence of Indebtedness; provided, however, that in all cases, the Borrowing Base Deficiency must be eliminated (i) with respect to Short Term Revolving Loans, on or prior to the earlier of (x) the Short Term Revolving Loan Maturity Date and (y) the date of termination of the Aggregate Short Term Revolving Commitments and (ii) with respect to Five-Year Revolving Loans, on or prior to the earlier of (x) the Maturity Date and (y) the date of termination of the Aggregate Five-Year Revolving Commitments.

(e) Mandatory Prepayments upon Borrower’s Election of Reduced Borrowing Base. If as a result of any election by the Borrower to reduce the Borrowing Base pursuant to Section 2.20(f), the Total Credit Exposure exceeds the Borrowing Base as reduced, the Borrower shall (A) prepay the Loans in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Loans as a result of LC Exposure, pay to the Administrative Agent on behalf of the Five-Year Revolving Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.04(j). The Borrower shall be obligated to make such prepayment and/or deposit of such cash collateral on the date on which the Borrower provides written notice to the Administrative Agent and the Lenders of its election of a lesser Borrowing Base pursuant to Section 2.20(f); provided, however, that in all cases, the Borrowing Base Deficiency must be eliminated (i) with respect to Short Term Revolving Loans, on or prior to the earlier of (x) the Short Term Revolving Loan Maturity Date and (y) the date of termination of the Aggregate Short Term Revolving Commitments and (ii) with respect to Five-Year Revolving Loans, on or prior to the earlier of (x) the Maturity Date and (y) the date of termination of the Aggregate Five-Year Revolving Commitments.

(f) Mandatory Prepayments with Excess Cash Amounts.

(i) If, at the end of the last Business Day of any week, the aggregate amount of unrestricted cash and cash equivalents on hand of the Loan Parties minus Excluded Cash at the end of such Business Day exceeds the Specified Cap (the amount of such excess over the Specified Cap for such Business Day, the “Excess Cash Amount”), then the Borrower shall prepay the Loans on the fifth (5th) succeeding Business Day in an aggregate principal amount equal to the lesser of (x) the Excess Cash Amount, and (y) the aggregate principal amount of Loans then outstanding.

(ii) If any Anticipated Transfer is not made within the relevant five (5) Business Day period referred to in the parenthetical to clause (a) of the definition of “Excluded Cash” (such period, the “Anticipated Transfer Period”), (A) the cash and/or cash equivalents associated with such Anticipated Transfer shall be disqualified as Excluded Cash, (B) the Excess Cash Amount shall be recalculated under clause (i) of this paragraph (f), giving effect to such disqualified Excluded Cash and (C) if, as a result of such recalculation, the Excess Cash Amount has increased from the prior calculation thereof, the Borrower shall prepay the Loans in an aggregate principal amount equal to such increase on the first Business Day after the end of the Anticipated Transfer Period.

(iii) Any prepayment of Loans made pursuant to this paragraph (f) shall be applied first, to any outstanding ABR Loans to the full extent thereof, second, to any outstanding RFR Loans to the full extent thereof and third, to any outstanding Term Benchmark Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.14.

(g) Application of Prepayments. Each prepayment of a Borrowing shall be (x) applied ratably to the Loans included in the prepaid Borrowing and (y) other than with respect to prepayments of Borrowings made pursuant to clause (a) or (b) of this Section 2.09, applied ratably to Five-Year Revolving Loans and Short Term Revolving Loans.

(h) Interest and Break Funding Payments to Accompany Prepayments. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.11 and (ii) break funding payments pursuant to Section 2.14.

(i) Interim Investment Grade Period Provisions. Notwithstanding anything to the contrary herein, if, at any time after the Effective Date, the Borrower commences an Interim Investment Grade Period, then at all times during such Interim Investment Grade Period, the provisions of Section 2.09(c), (d) and (e) will be deemed to be inapplicable and shall be disregarded for all purposes during such Interim Investment Grade Period.

SECTION 2.10 Fees.

(a) The Borrower agrees to pay to the Administrative Agent for the ratable account of (i) each Five-Year Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the daily amount of the Unused Five-Year Revolving Commitment of such Five-Year Revolving Lender during the period from and including the Effective Date but excluding the date on which the Aggregate Five-Year Revolving Commitments terminate and (ii) each Short Term Revolving Lender, a commitment fee, which shall accrue at the Applicable Rate on the daily amount of the Unused Short Term Revolving Commitment of such Short Term Revolving Lender during the period from and including the Amendment No. 1 Effective Date but excluding the date on which the Aggregate Short Term Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Aggregate Five-Year Revolving Commitments or Aggregate Short Term Revolving Commitments, as applicable, terminate, commencing on the first such date to occur after the Effective Date~~; provided that any commitment fees accruing after the date on which the Aggregate Commitments terminate shall be payable on demand~~ or the Amendment No. 1 Effective Date, as applicable. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Five-Year Revolving Lender in accordance with its Applicable Five-Year Revolving Percentage, a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Term Benchmark Five-Year Revolving Loans on the average daily amount of such Five-Year Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Five-Year Revolving Lender’s Five-Year Revolving Commitment terminates and the date on which such Five-Year Revolving Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank, for its own account, a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, which shall accrue at a rate of 0.125% per annum on the average daily amount of the Total LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Aggregate Five-Year Revolving Commitments and the date on which there ceases to be any LC Exposure attributable to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third (3rd) Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Aggregate Five-Year Revolving Commitments terminate and any such fees accruing after the date on which the Aggregate Five-Year Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.11 Interest.

(a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Each RFR Loan shall bear interest at a rate per annum equal to the Adjusted Daily Simple RFR plus the Applicable Rate.

(d) Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Majority Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Majority Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender directly affected thereby” for reductions in interest rates), declare that (i) the principal amount of all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount outstanding hereunder, such amount shall accrue interest at 2% plus the rate applicable to ABR Loans; provided that, during the existence of any Specified Event of Default, the interest rates set forth in clauses (i) and (ii) shall be applicable to all Loans and other amounts outstanding hereunder automatically without any election or action on the part of the Administrative Agent or any Lender.

(e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Aggregate Five-Year Revolving Commitments or Aggregate Short Term Revolving Commitments, as applicable; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Five-Year Revolving Loan prior to the end of the Availability Period or a prepayment of an ABR Short Term Revolving Loan prior to the end of the Short Term Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted Daily Simple RFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.12 Alternate Rate of Interest.

(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.12, if:

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate (including, without limitation, because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR or Daily Simple SOFR for an RFR Loan; or

(ii) the Administrative Agent is advised by the Majority Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing that the Adjusted Term SOFR Rate for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period, or (B) at any time, the applicable Adjusted Daily Simple RFR for an RFR Loan will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders through any Electronic System as provided in Section 9.01 as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.06 or a new Borrowing Request in accordance with the terms of Section 2.03, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (1) an RFR Borrowing so long as the Adjusted Daily Simple RFR is not also the subject of Section 2.12(a)(i) or (ii) above or (2) an ABR Borrowing if the Adjusted Daily Simple RFR also is the subject of Section 2.12(a)(i) or (ii) above. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.12(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.06 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple RFR is not also the subject of Section 2.12(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple RFR also is the subject of Section 2.12(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan

Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, in connection with the implementation of any Benchmark Replacement, the Administrative Agent (in consultation with the Borrower) will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action by or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12 or in any related definitions.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing and any conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to (i) with respect to any Term Benchmark Borrowing, an RFR Borrowing so long as the Adjusted Daily Simple RFR is not the subject of a Benchmark Transition Event or (ii) an ABR Borrowing if the Adjusted Daily Simple RFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.12, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple RFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple RFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.

SECTION 2.13 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank;

(ii) impose on any Lender or any Issuing Bank or the applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan or of maintaining its obligation to make any such Loan or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder, whether of principal, interest or otherwise, then the Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines in good faith that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.13, setting forth in reasonable detail the calculation of such amount or amounts, shall be delivered to the Borrower and shall be rebuttable presumptive evidence of such amount or amounts. Any Lender’s determination of any such amount or amounts shall be made in good faith (and not on an arbitrary or capricious basis) and substantially consistent with similarly situated customers of such Lender under agreements having provisions similar to Section 2.13(a) or 2.13(b), as applicable, after consideration of such factors as such Lender then reasonably determines to be relevant. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.14 Break Funding Payments.

(a) With respect to Term Benchmark Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.09), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09 and is revoked in accordance therewith), or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall, after receipt of a written request by any Lender affected by any such event, compensate each Lender for the loss, cost and expense attributable to such event.

(b) If any Lender elects to request compensation pursuant to this Section 2.14, such Lender shall deliver to the Borrower a certificate setting forth the amount of such compensation and the basis for such compensation (such certificate to be conclusive absent manifest error). The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt of such demand.

(c) Notwithstanding the foregoing, this Section 2.14 will not apply to losses, costs or expenses resulting from Taxes, as to which Section 2.15 shall govern.

SECTION 2.15 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Requirements of Law. If any applicable Requirements of Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirements of Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.15) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.15, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Loan Parties. The Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(f)(ii)(A), 2.15(f)(ii)(B) and 2.15(f)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Defined Terms. For purposes of this Section 2.15, the term “Lender” includes each Issuing Bank and the term “applicable Requirements of Law” includes FATCA.

SECTION 2.16 Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs.

(a) Except as provided in Section 2.04(e), the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 10 South Dearborn Street, Chicago, Illinois 60603, except payments to be made directly to any Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b) Subject to the Pari Passu Intercreditor Agreement (to the extent then in effect), any proceeds of Collateral received by the Administrative Agent (i) not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.09) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Majority Lenders so direct, shall be applied as follows:

(i) first, pro rata to pay that portion of the Secured Obligations constituting fees, indemnities, expense reimbursements and other amounts payable to the Administrative Agent in its capacity as such, the Swingline Lender in its capacity as such and each Issuing Bank in its capacity as such;

(ii) second, pro rata to pay that portion of the Secured Obligations constituting fees, indemnities, expense reimbursements and other amounts payable (other than principal and interest) to the Lenders;

(iii) third, pro rata to pay accrued interest on the Loans;

(iv) fourth, pro rata to the payment or prepayment of (i) principal of the Loans and unreimbursed LC Disbursements, (ii) any Secured Swap Obligations then owing and (iii) any Banking Services Obligations then owing;

(v) fifth, to pay an amount to the Administrative Agent equal to 103% of the aggregate undrawn face amount of all outstanding Letters of Credit, to be held as cash collateral for such Obligations; and

(vi) sixth, to the payment of any other Secured Obligation due to the Administrative Agent or any Secured Party.

Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless a Default is in existence, none of the Administrative Agent or any Lender shall apply any payment which it receives to any Term Benchmark Loan, except (a) on the expiration date of the Interest Period applicable to any such Term Benchmark Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans and, in any event, the Borrower shall pay the break funding payment required in accordance with Section 2.14. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations. To the extent the Administrative Agent receives payments not constituting proceeds of Collateral and not covered by clauses (b)(i)(A) or (B), such proceeds shall be applied according to the foregoing priority of payments waterfall; provided, that such proceeds shall be applied to repay all Loans and unreimbursed LC Disbursements or cash collateralize all Letter of Credit related amounts under the fourth item above, whether or not secured by the Collateral.

(c) The Borrower hereby irrevocably authorizes the Administrative Agent to charge any Deposit Account of the Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder.

(d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements (if applicable) or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements (if applicable) and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements (if applicable) and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements (if applicable)and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due.

In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(b), 2.16(e), 2.21 or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or any Issuing Bank to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section (in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion).

SECTION 2.17 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.13, or the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.13, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, (iii) any Lender becomes a Defaulting Lender, (iv) any Lender is a Non-Consenting Lender or (v) the Person serving as the Administrative Agent has received a written notice of removal in its capacity as Administrative Agent from the Majority Lenders or the Borrower pursuant to Article VIII, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.13 or 2.15) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) and such Lender shall execute and deliver an Assignment and Assumption in connection therewith (provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register), provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, each Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, conditioned or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. An assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee, and the Lender required to make such assignment and delegation need not be a party thereto (it being understood and agreed that such Lender shall not be deemed to make the representations and warranties in such Assignment and Assumption if such Lender has not executed such Assignment and Assumption).

SECTION 2.18 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) commitment fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.10(a);

(b) the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Majority Lenders or Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(c) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Five-Year Revolving Lender then:

(i) all or any part of the Swingline Exposure or LC Exposure (other than (A) the portion of such Swingline Exposure referred to in clause (b) of the definition of such term and (B) any portion thereof with respect to which such Defaulting Five-Year Revolving Lender shall have funded its participation as contemplated by Section 2.04(d) or (e)) of such Defaulting Five-Year Revolving Lender shall be reallocated (effective as of the date such Five-Year Revolving Lender becomes a Defaulting Five-Year Revolving Lender) among the non-Defaulting Five-Year Revolving Lenders in accordance with their respective Applicable Five-Year Revolving Percentages (for the purposes of such reallocation, such Defaulting Five-Year Revolving Lender’s Five-Year Revolving Commitment shall be disregarded in determining the non-Defaulting Five-Year Revolving Lenders’ respective Applicable Five-Year Revolving Percentages), but only to the extent that (X) the sum of all non-Defaulting Five-Year Revolving Lenders’ Five-Year Revolving Credit Exposures plus such Defaulting Five-Year Revolving Lender’s LC Exposure does not exceed the total of all non-Defaulting Five-Year Revolving Lenders’ Five-Year Revolving Commitments, (Y) after giving effect to any such reallocation, no non-Defaulting Five-Year Revolving Lender’s Five-Year Revolving Credit Exposure shall exceed such non-Defaulting Five-Year Revolving Lender’s Five-Year Revolving Commitment and (Z) no Default or Event of Default has occurred and is continuing at such time;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within three (3) Business Days following written notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize, for the benefit of the applicable Issuing Banks, the Borrower’s obligations corresponding to such Defaulting Five-Year Revolving Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.04(j) for so long as such Defaulting Five-Year Revolving Lender’s LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Five-Year Revolving Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any participation fees to such Defaulting Five-Year Revolving Lender pursuant to Section 2.10(b) with respect to such Defaulting Five-Year Revolving Lender’s LC Exposure during the period such Defaulting Five-Year Revolving Lender’s LC Exposure is cash collateralized;

(iv) if any portion of the LC Exposure of the non-Defaulting Five-Year Revolving Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Five-Year Revolving Lenders pursuant to Section 2.10(a) and Section 2.10(b) shall be adjusted in accordance with such non-Defaulting Five-Year Revolving Lenders’ Applicable Five-Year Revolving Percentages after giving effect to such reallocation; and

(v) if all or any portion of such Defaulting Five-Year Revolving Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Five-Year Revolving Lender hereunder, all participation fees payable under Section 2.10(b) with respect to such Defaulting Five-Year Revolving Lender’s LC Exposure shall be payable to the applicable Issuing Banks, ratably based on the portion of such LC Exposure attributable to Letters of Credit issued by each such Issuing Bank, until and to the extent that such LC Exposure is reallocated and/or cash collateralized pursuant to clause (i) or (ii) above; and

(d) so long as such Five-Year Revolving Lender is a Defaulting Five-Year Revolving Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Five-Year Revolving Lender’s then outstanding LC Exposure will be 100% covered by the Five-Year Revolving Commitments of the non-Defaulting Five-Year Revolving Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.18(c), and Swingline Exposure related to any such newly made Swingline Loan and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Five-Year Revolving Lenders in a manner consistent with Section 2.18(c)(i) (and such Defaulting Five-Year Revolving Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Swingline Lender or Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or such Issuing Bank shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, the Swingline Lender and each Issuing Bank agree in writing that a Defaulting Five-Year Revolving Lender has adequately remedied all matters that caused such Five-Year Revolving Lender to be a Defaulting Five-Year Revolving Lender, then the Swingline Exposure and LC Exposures of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Five-Year Revolving Percentage.

The rights and remedies against, and with respect to, a Defaulting Lender under this Section 2.18 are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Administrative Agent and each Lender, each Issuing Bank, the Borrower or any other Loan Party may at any time have against, or with respect to, such Defaulting Lender.

SECTION 2.19 Increase in Aggregate Commitments.

(a) Subject to the terms and conditions set forth herein, the Borrower may, from time to time (including in connection with any redetermination of the Borrowing Base during any Borrowing Base Period), cause an increase in the Aggregate Five-Year Revolving Commitments, the Short Term Revolving Commitments or a combination of both (any such increase, an “Incremental Increase”) by permitting one or more existing Lenders to increase their respective applicable Commitments (each, an “Increasing Lender”) and/or by causing a Person that at such time is not a Lender to become a Lender (an “Additional Lender”). No Lender’s Commitment shall be increased without such Lender’s prior written consent (which consent may be given or withheld in such Lender’s sole and absolute discretion). No consent of any Lender (other than the Lenders participating in the Incremental Increase) shall be required for any Incremental Increase.

(b) Any Incremental Increase shall be subject to the following conditions:

(i) the Administrative Agent shall have been given written notice of such Incremental Increase;

(ii) if such Incremental Increase occurs during a Borrowing Base Period, the Borrower shall have delivered to the Administrative Agent a Secured Debt Cap Certificate certifying as to the Secured Debt Cap on the proposed date of effectiveness of such Incremental Increase;

(iii) such Incremental Increase shall be in an amount that is an integral multiple of $5,000,000 and not less than $25,000,000 unless the Administrative Agent otherwise consents;

(iv) after giving effect to such Incremental Increase, the Aggregate Commitments shall not exceed (A) during any Borrowing Base Period, the lesser of (1) the Secured Debt Cap at such time and (2) the Borrowing Base then in effect and (B) during any Interim Investment Grade Period, the Maximum Credit Amount;

(v) no Additional Lender shall be added as a party hereto without the written consent of the Administrative Agent and each Issuing Bank (not to be unreasonably withheld or delayed),

(vi) the Borrower shall have paid to the Administrative Agent, for payment to any Increasing Lender or Additional Lender, as applicable, any fees payable in the amounts and at the times separately agreed upon among the Borrower, the Administrative Agent and such Lender or Lenders;

(vii) such Incremental Increase shall be on the exact same terms ~~and pursuant~~applicable to Commitments and Loans of the same Class and subject to the exact same documentation applicable to this Agreement (other than with respect to any arrangement, structuring, upfront or other fees or discounts payable in connection with such Incremental Increase) (provided that the Applicable Rate may be increased to be consistent with that for such Incremental Increase);

(viii) on the proposed date of the effectiveness of such Incremental Increase, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by an Authorized Officer on the behalf of the Borrower;

(ix) the Administrative Agent shall have received such documents and opinions consistent with those delivered on the Effective Date as to the organizational power and authority of the Borrower to borrow hereunder after giving effect to such Incremental Increase as the Administrative Agent may reasonably request; and

(x) each Increasing Lender or Additional Lender shall execute and deliver to the Borrower and the Administrative Agent customary documentation (any such documentation, an “Incremental Agreement”) implementing such Incremental Increase.

(c) Upon receipt by the Administrative Agent of one or more executed Incremental Agreements ~~increasing the Commitments of Increasing Lenders and/or adding~~adding applicable Commitments from Additional Lenders and/or increasing the applicable Commitments of Increasing Lenders as provided in this Section 2.19, (i) the Aggregate Commitments and Commitments of the applicable Class shall be increased automatically on the effective date set forth in such Incremental Agreements by the aggregate amount indicated in such Incremental Agreements without further action by the Borrower, the Administrative Agent ~~and the~~, any Issuing ~~Banks~~Bank or any Lender, (ii) Schedule 2.01 shall be amended to add such Additional Lender’s Short Term Revolving Commitment and/or Five-Year Revolving Commitment or to reflect the increase in the Short Term Revolving Commitment and/or Five-Year Revolving Commitment of an Increasing Lender, and the Applicable Percentages of the Short Term Revolving Lenders and/or Five-Year Revolving Lenders shall be adjusted accordingly to reflect the Incremental Increase of each Additional Lender and/or each Increasing Lender, (iii) the Administrative Agent shall distribute to the Borrower, the Administrative Agent, each Issuing Bank, the Swingline Lender and each Lender the revised Schedule 2.01, which may be delivered or furnished by using Electronic Systems in accordance with Section 9.01(b), (iv) any such Additional Lender shall be deemed to be a party in all respects to this Agreement and any other Loan Documents to which the Lenders are a party, and (v) upon the effective date set forth in each such Incremental Agreement, any ~~such~~Five-Year Revolving Lender party to ~~the~~such Incremental Agreement shall purchase a pro rata portion of the outstanding Five-Year Revolving Loans ~~(including~~, Swingline Loans and participations in the aggregate amount available to be drawn under any Letter of Credit~~)~~ of each of the current Five-Year Revolving Lenders such that each Five-Year Revolving Lender (including any Additional ~~Lender, if applicable~~Lenders and any Increasing Lenders) shall hold its ~~respective~~ Applicable Five-Year Revolving Percentage of the outstanding Five-Year Revolving Loans ~~(~~, Swingline Loans and participation interests in amounts available to be drawn under any Letter of Credit~~)~~ as reflected in the revised Schedule 2.01 required by this Section 2.19.

SECTION 2.20 Borrowing Base.

(a) Initial Borrowing Base. For the period from and including the Effective Date to but excluding the first Redetermination Date to occur thereafter, the Borrowing Base shall be $3,500,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to adjustment from time to time prior to the first Redetermination Date pursuant to the Borrowing Base Adjustment Provisions.

(b) Scheduled and Interim Redeterminations.

(i) The Borrowing Base shall be redetermined on a semi-annual basis in accordance with this Section 2.20 (each such redetermination, a “Scheduled Redetermination”). Subject to Section 2.20(c), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders on or about April 1st or October 1st of each year, as applicable, commencing with the Scheduled Redetermination to occur on or about October 1, 2022.

(ii) In addition, (A) the Borrower may, by notifying the Administrative Agent thereof, elect to cause the Borrowing Base to be redetermined one (1) time between each Scheduled Redetermination, (B) without duplication of any redetermination requested pursuant to (A) of this paragraph, the Borrower may, by notifying the Administrative Agent thereof, elect to cause the Borrowing Base to be redetermined if the Borrower acquires Proved Oil and Gas Properties which are to be Borrowing Base Properties having a PV-9 (calculated at the time of such acquisition) in excess of five percent (5%) of the Borrowing Base in effect immediately prior to such acquisition (such Oil and Gas Properties, the “Acquired Material Oil and Gas Properties”), (C) the Administrative Agent may, at the direction of the Required Lenders, by notifying the Borrower thereof, elect to cause the Borrowing Base to be redetermined one time between each Scheduled Redetermination (provided that the Administrative Agent and the Required Lenders will not request an Interim Redetermination pursuant to this clause (C) prior to the Scheduled Redetermination to occur on or about October 1, 2022 (provided further that, for the avoidance of doubt, such proviso shall not preclude any adjustments to the Borrowing Base pursuant to the Borrowing Base Adjustment Provisions)) and (D) without duplication of any redetermination provided for above, upon the termination of any Interim Investment Grade Period, the Borrowing Base shall be redetermined, in each case, in accordance with this Section 2.20 (each redetermination referred to in this clause (ii) being an “Interim Redetermination”).

(c) Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows:

(i) Upon receipt by the Administrative Agent of (A) the applicable Reserve Report and related Reserve Report Certificate (provided that in the case of Acquired Material Oil and Gas Properties, the Borrower may provide a Reserve Report and a Reserve Report Certificate only in respect of such Acquired Material Oil and Gas Properties) and (B) such other reports, data and supplemental information, including the information provided pursuant to Section 5.01 and Section 5.15, as may, from time to time, be reasonably requested by the Administrative Agent or the Required Lenders (the Reserve Report, related Reserve Report Certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in its sole discretion, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Indebtedness) as the Administrative Agent deems appropriate in its sole discretion and consistent with its customary oil and gas lending criteria as it exists at the particular time. In no event shall the Proposed Borrowing Base exceed the Maximum Credit Amount.

(ii) The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

(A) in the case of a Scheduled Redetermination, (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 5.15(a) and (c) in a timely and complete manner, then on or before the fifteenth (15th) day following the date of delivery (or such later date as the Borrower and the Administrative Agent may agree) or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 5.15(a) and (c) in a timely and complete manner, then on or before the fifteenth (15th) day (or such later date as the Borrower and the Administrative Agent may agree) after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.20(c)(i); and

(B) in the case of an Interim Redetermination, on or before the thirtieth (30th) day after the Administrative Agent has received the required Engineering Reports (unless otherwise agreed by the Borrower).

(iii) Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved or be deemed to have been approved by all Lenders (other than Defaulting Lenders), and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by the Required Lenders, in each case, as provided in this Section 2.20(c)(iii). Such decisions will be made by each Lender based upon such criteria as such Lender deems appropriate in its sole discretion and in accordance with each Lender’s normal and customary standards and practices for determining the value of Oil and Gas Properties based upon its usual and customary criteria for reserve based lending as they exist from time to time (including the assets, liabilities, cash flow, business, properties, prospects, management and ownership of the Borrower and the effect of Swap Agreements). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base, as applicable. If, at the end of such fifteen (15) day period, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of such Proposed Borrowing Base. If, at the end of such fifteen (15) day period, all of the Lenders (other than Defaulting Lenders), in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or deemed to have approved, as aforesaid, the Proposed Borrowing Base, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.20(d). If, however, at the end of such fifteen (15) day period, all of the Lenders (other than Defaulting Lenders) or the Required Lenders, as applicable, have not approved or deemed to have approved the Proposed Borrowing Base as indicated above, then the Administrative Agent shall promptly thereafter poll the Lenders to ascertain the highest Borrowing Base then acceptable to all of the Lenders (in the case of any increase to the Borrowing Base, as applicable) or a number of Lenders sufficient to constitute the Required Lenders (in any other case) and such amount shall become the new Borrowing Base, effective on the date specified in Section 2.20(d).

(d) Effectiveness of a Redetermined Borrowing Base. Subject to Section 2.20(f), after a redetermined Borrowing Base is approved or deemed to have been approved by all of the Lenders (other than Defaulting Lenders) or the Required Lenders, as applicable, pursuant to Section 2.20(c)(iii), the Administrative Agent shall deliver a notice (the “New Borrowing Base Notice”) to the Borrower and the Lenders regarding the amount of the redetermined Borrowing Base and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders:

(i) in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 5.15(a) and (c) in a timely and complete manner and all of the Lenders or the Required Lenders, as applicable, have approved or are deemed to have approved the Proposed Borrowing Base before April 1st or October 1st, as applicable, pursuant to Section 2.20(c)(iii), then on the date specified in such New Borrowing Base Notice, which shall be on or before April 1st or October 1st of each year, as applicable (or such later time as (x) the Borrower may agree upon request of the Administrative Agent or (y) the Required Lenders may agree upon the request of the Borrower), or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 5.15(a) and (c) in a timely and complete manner, or if all of the Lenders or the Required Lenders, as applicable, have not approved or are deemed to have approved the Proposed Borrowing Base before April 1st or October 1st, as applicable, pursuant to Section 2.20(c)(iii), then on the Business Day next succeeding delivery of such New Borrowing Base Notice; and

(ii) in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such New Borrowing Base Notice.

Subject to Section 2.20(f), such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under the Borrowing Base Adjustment Provisions, whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

(e) Adjustments of Borrowing Base. In addition to any adjustments to the Borrowing Base pursuant to Section 5.11:

(i) Borrowing Base Property Dispositions and Borrowing Base Hedge Unwinds. Upon the occurrence of any Borrowing Base Property Disposition or any Borrowing Base Hedge Unwind, the Borrowing Base shall be immediately reduced by an amount equal to (x) the Borrowing Base Value of the Borrowing Base Properties that are subject to such Borrowing Base Property Disposition or (y) the Borrowing Base Hedge Unwind Value with respect to such Borrowing Base Hedge Unwind, as applicable; provided, however, that, so long as no Borrowing Base Deficiency exists immediately prior to such Borrowing Base Property Disposition or Borrowing Base Hedge Unwind, as applicable, such reduction in the Borrowing Base shall not occur unless and until any of the following shall result therefrom:

(A) in the case of any such Borrowing Base Property Disposition or any such Borrowing Base Hedge Unwind, the sum of (1) the aggregate Borrowing Base Value of all Borrowing Base Properties subject to Borrowing Base Property Dispositions effected since the most recent Scheduled Redetermination Date plus (2) the aggregate Borrowing Base Hedge Unwind Value with respect to all Borrowing Base Hedge Unwinds effected since the most recent Scheduled Redetermination Date, equals or exceeds ten percent (10%) of the total amount of the Borrowing Base then in effect;

(B) in the case of any such Borrowing Base Property Disposition, the aggregate Borrowing Base Value of all Borrowing Base Properties subject to Borrowing Base Property Dispositions effected since the most recent Scheduled Redetermination Date equals or exceeds five percent (5%) of the total amount of the Borrowing Base then in effect; or

(C) in the case of any such Borrowing Base Hedge Unwind, the aggregate Borrowing Base Hedge Unwind Value with respect to all Borrowing Base Hedge Unwinds effected since the most recent Scheduled Redetermination Date equals or exceeds five percent (5%) of the total amount of the Borrowing Base then in effect.

(ii) Issuance of Permitted Unsecured Notes. Upon the issuance of any Permitted Unsecured Notes (other than (A) Permitted Refinancing Indebtedness in respect of non-revolving Indebtedness and (B) Revolver Prepayment Notes), the Borrowing Base shall be immediately reduced by an amount equal to the product of 0.25 multiplied by the stated principal amount of such Permitted Unsecured Notes on the date such Permitted Unsecured Notes are issued (without regard to any original issue discount).

(f) Borrower’s Right to Elect Reduced Borrowing Base. At any time between each Scheduled Redetermination, the Borrower may provide written notice to the Administrative Agent and the Lenders specifying that, for the period from the date of such notice until the next succeeding Redetermination Date or the next succeeding adjustment of the Borrowing Base pursuant to the Borrowing Base Adjustment Provisions (whichever occurs first), the Borrowing Base will be a lesser amount than the then current Borrowing Base, whereupon such specified lesser amount will become the new Borrowing Base. The Borrower’s notice under this Section 2.20(f) shall be irrevocable, but without prejudice to its rights to initiate Interim Redeterminations.

(g) Administrative Agent Data. The Administrative Agent hereby agrees to provide promptly, and in any event within three Business Days, following its receipt of a written request therefor by the Borrower, an updated Bank Price Deck.

(h) Interim Investment Grade Period Provisions. Notwithstanding anything to the contrary herein, if, at any time after the Effective Date, the Borrower commences an Interim Investment Grade Period, then at all times during such Interim Investment Grade Period, there shall be no Borrowing Base and the provisions of this Section 2.20 (other than clause (g) and this clause (h)) will be deemed to be inapplicable and shall be disregarded for all purposes during such Interim Investment Grade Period. For the avoidance of doubt, upon the termination of any Interim Investment Grade Period, (i) a Borrowing Base Period shall automatically commence, (ii) the Borrowing Base shall be redetermined pursuant to Section 2.02(b), and (iii) prior to the delivery of the New Borrowing Base Notice as a result of such redetermination, the Borrowing Base shall be deemed to be the Borrowing Base as in effect immediately prior to the commencement of the most recently ended Interim Investment Grade Period.

SECTION 2.21 Swingline Loans.

(a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period, the Swingline Lender agrees to make Swingline Loans to the Borrower in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans made by the Swingline Lender exceeding the Swingline Commitment, (ii) the amount of the Swingline Lender’s Credit Exposure exceeding its Commitment or (iii) the Total Credit Exposure exceeding the Credit Limit; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy or electronic mail), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the deposit account of the Borrower to which funds shall be transferred by the Swingline Lender and the amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make the requested Swingline Loan available to the Borrower by means of a credit or wire transfer in immediately available funds to the deposit account of the Borrower specified on the applicable notice (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e), by remittance to the applicable Issuing Bank) by 4:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent require the Five-Year Revolving Lenders to acquire participations in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Five-Year Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Five-Year Revolving Lender, specifying in such notice such Five-Year Revolving Lender’s Applicable Five-Year Revolving Percentage of such Swingline Loans. Each Five-Year Revolving Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 10:00 a.m., New York City time, on a Business Day no later than 5:00 p.m. New York City time on such Business Day and if received after 10:00 a.m., New York City time, on a Business Day shall mean no later than 10:00 a.m. New York City time on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of the Swingline Lender, such Five-Year Revolving Lender’s Applicable Five-Year Revolving Percentage of such Swingline Loans. Each Five-Year Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Five-Year Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.05 with respect to Loans made by such Five-Year Revolving Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Five-Year Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Five-Year Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Five-Year Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(d) The Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.11(a). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of the Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of the Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(e) Subject to the appointment and acceptance of a successor Swingline Lender, the Swingline Lender may resign as Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.21(d) above.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01 Organization; Powers. The Borrower and each of its Restricted Subsidiaries are duly organized or validly formed, validly existing and in good standing under the laws of the jurisdictions of their organization or formation and have all requisite authority to conduct their respective businesses in each jurisdiction in which the failure to have such authority, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Restricted Subsidiaries have full power and authority to carry on their business as now conducted.

SECTION 3.02 Authorization; Execution; Enforceability. Each Loan Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder and (in the case of the Borrower) to obtain the Credit Extensions made hereunder and to consummate the Transactions, and all such actions have been duly authorized by proper organizational proceedings on the part of the applicable Loan Party. Each Loan Document has been duly and validly executed and delivered by or on behalf of each Loan Party that is a party thereto, and the Loan Documents to which each Loan Party is a party constitute legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights and subject to general principles of equity, regardless of whether considered in a proceeding in equity or law, and obligations of good faith and fair dealing.

SECTION 3.03 Financial Condition.

(a) The consolidated financial statements of the Borrower and its Subsidiaries as of December 31, 2021 (which were heretofore delivered to the Administrative Agent and the Lenders) were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present in all material respects the financial position of the Borrower and its consolidated Subsidiaries at such dates and the consolidated results of their operations and their consolidated cash flows for the periods then ended.

(b) Since December 31, 2021, no material adverse effect on the business, Property, financial condition or results of operations of the Borrower and its Restricted Subsidiaries taken as a whole has occurred.

SECTION 3.04 ERISA. Each Plan is in compliance with, and has been administered in compliance with, all applicable provisions of ERISA, the Code and any other applicable federal or state law, except where the failure to so comply would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, and no event or condition exists under which the Borrower is under an obligation to furnish a report to the Administrative Agent under Section 5.01(f) and which would reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

SECTION 3.05 Defaults. No Default or Event of Default has occurred and is continuing.

SECTION 3.06 Accuracy of Information. (a) No written information, exhibit or report (other than projections, other forward-looking materials and information of a general economic or industry-specific nature) furnished by the Borrower or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder or under any other Loan Document, when taken as a whole, contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which such statements are made and (b) all projections and other forward-looking materials furnished by the Borrower or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder or under any other Loan Document, when taken as a whole, have been or will be prepared in good faith based upon reasonable assumptions at the time such projections and/or other forward-looking materials were so furnished (it being recognized by the Credit Parties that such projections and/or other forward-looking materials are so not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Borrower’s control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ from projected results and that such differences may be material).

SECTION 3.07 Regulation U. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. Margin Stock constitutes less than 25% of the consolidated assets of the Borrower and its Subsidiaries which are subject to any limitation on sale or pledge or any other restriction hereunder. No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock in violation of Regulation U or for any other purpose that entails a violation of Regulation U.

SECTION 3.08 Taxes . Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to be have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.09 Liens . There are no Liens on any of the properties or assets of the Borrower or any Restricted Subsidiary except Permitted Liens. All easements, rights of way, licenses and other real property rights required for operation of the businesses of the Borrower and its Restricted Subsidiaries are owned free and clear of any Lien, other than Permitted Liens.

SECTION 3.10 Litigation . Except as set forth in the Borrower’s filings with the SEC prior to the Effective Date or as otherwise disclosed in writing prior to the Effective Date to the Administrative Agent for distribution to the Lenders, there are no actions, suits or proceedings pending or, to the Knowledge of Borrower, threatened in writing against Borrower, any of its Subsidiaries or against any of their respective properties or assets which would reasonably expected to have (individually or collectively) a Material Adverse Effect.

SECTION 3.11 No Conflict. Neither the execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party, nor compliance with the provisions thereof nor the consummation of the Transactions will (a) breach or violate any applicable Requirement of Law, (b) conflict with or result in the breach or violation of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of its property or assets pursuant to the terms of, (i) the TLB Credit Agreement, the Senior Notes, any Senior Notes Indenture or any other indenture, agreement or instrument evidencing or governing Material Indebtedness or (ii) any other indenture, agreement or other instrument to which the Borrower or any of its Restricted Subsidiaries is party or by which any property or asset of it or any of its Restricted Subsidiaries is bound or to which it is subject, except for breaches, violations and defaults under clauses (a) and (b)(ii) that collectively for the Loan Parties would not have a Material Adverse Effect or (c) violate the Organizational Documents of the Borrower or any Restricted Subsidiary.

SECTION 3.12 Governmental Approvals. No authorization, consent, approval, license or exemption of, or filing or registration with, any Governmental Authority is necessary to have been made or obtained by any Loan Party for the valid execution, delivery and performance by such Loan Party of any Loan Document to which it is a party or the consummation of the Transactions, except (a) those that have been obtained and are in full force and effect, (b) filings, notifications and registrations necessary to perfect Liens created under the Loan Documents during a Borrowing Base Period or (c) such matters relating to performance as would ordinarily be done in the ordinary course of business after the Effective Date.

SECTION 3.13 Investment Company Status. No Loan Party is an “investment company” or “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940.

SECTION 3.14 Compliance with Laws and Orders. The Borrower and its Restricted Subsidiaries have all franchises, licenses and permits necessary for the conduct of their respective businesses, and are in compliance with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they or their respective properties are subject, except to the extent that failure to have, maintain or comply with any of the foregoing, individually and in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.15 Anti-Terrorism Laws. Each of the Borrower and its Subsidiaries is in compliance in all material respects with all Anti-Terrorism Laws applicable to it or its properties.

SECTION 3.16 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower and its Subsidiaries and, to the Knowledge of the Borrower, their respective officers, directors, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower or any Subsidiary, or (b) to the Knowledge of the Borrower, any of the directors, officers, employees or agents of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Credit Extension, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or any Sanctions.

SECTION 3.17 Security Interest in Collateral.

(a) The provisions of the Security Agreement are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, legal and valid Liens on all the Collateral described therein. When financing statements in appropriate form are filed in the offices specified in the Security Agreement and, to the extent required under the Security Agreement, upon the taking of possession or control by the Administrative Agent of the Collateral described in the Security Agreement with respect to which a security interest may be perfected only by possession or control, such Liens shall constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the Loan Parties and all third parties, and having priority over all other Liens except in the case of (a) Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable Requirement of Law and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent is not required by the terms of the Security Agreement to, or does not, maintain possession of such Collateral.

(b) Each Mortgage is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, legal and valid Liens on all the Property described therein. When the Mortgages are filed in the applicable county recording offices, each Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of each Loan Party that is party to such Mortgage in that portion of the Collateral described in such Mortgage and constituting real property and fixtures affixed or attached to such real property, securing the Secured Obligations, enforceable against each such Loan Party that is a party thereto and all third parties, and having priority over all other Liens except Permitted Mortgaged Property Liens, to the extent any such Permitted Mortgaged Property Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable Requirement of Law.

(c) Notwithstanding anything to the contrary herein, if, at any time after the Effective Date, the Borrower commences an Interim Investment Grade Period, then at all times during such Interim Investment Grade Period, the provisions of this Section 3.17 (other than this clause (c)) will be deemed to be inapplicable and shall be disregarded for all purposes during such Interim Investment Grade Period.

SECTION 3.18 Subsidiaries. Schedule 3.18 identifies as of the Effective Date each Subsidiary of the Borrower, noting (a) whether such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary, (b) whether such Subsidiary is a Material Domestic Subsidiary or a Borrowing Base Property Subsidiary, (c) the jurisdiction of its incorporation or organization, as applicable and (d) the percentage of issued and outstanding shares or other equity interests of each class of Equity Interests issued by such Subsidiary and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding. All of the outstanding shares or other Equity Interests of each such Subsidiary are validly issued and outstanding and, to the extent applicable, fully paid and not assessable and, as of the Effective Date, all such shares or other Equity Interests are owned, beneficially and of record, by the Loan Parties free and clear of all Liens other than Liens created under the Loan Documents and restrictions on transfer imposed by applicable securities laws and other Liens permitted hereunder that arise by operation of law. As of the Effective Date, there are no outstanding commitments or other obligations of any Restricted Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares or other equity interests of any class of Equity Interests of any Restricted Subsidiary.

SECTION 3.19 Insurance. The properties of the Borrower and its Subsidiaries are insured with insurance companies of recognized financial responsibility or through self-insurance, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

SECTION 3.20 Properties.

(a) The Borrower and each of its Restricted Subsidiaries has good and defensible title to the Oil and Gas Properties evaluated in the most recent Reserve Report (other than (i) those Oil and Gas Properties that have been Disposed of in compliance with Section 6.08 since the “as of” date of such Reserve Report and (ii) leases that have expired in accordance with their terms), and good title to, or valid leasehold interests in, licenses of, or rights to use, all its personal Properties, in each case, (A) except for those which the failure to have such title or leasehold interest or other rights, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (B) free and clear of all Liens other than Permitted Liens. After giving full effect to any Permitted Liens, the Borrower or the Restricted Subsidiary specified as the owner owns the working interests and net revenue interests attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such properties shall not in any material respect obligate the Borrower or such Restricted Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such property in an amount in excess of the working interest of each property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Restricted Subsidiary’s net revenue interest in such property. The first sentence of this Section 3.20(a) shall only apply during a Borrowing Base Period.

(b) All leases and agreements necessary for the conduct of the business of the Borrower and the Restricted Subsidiaries are valid and subsisting, in full force and effect, except to the extent that any such failure to be valid or subsisting would not reasonably be expected to have a Material Adverse Effect.

(c) The rights and Properties presently owned, leased or licensed by the Borrower or any Restricted Subsidiary, including all easements and rights of way, include all rights and Properties necessary to permit the Borrower and its Restricted Subsidiaries to conduct their respective businesses as currently conducted, except to the extent any failure to have any such rights or Properties would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.21 Solvency.

(a) Immediately after the consummation of the Transactions to occur on the Effective Date, the Borrower and its Subsidiaries, taken as a whole on a consolidated basis, are Solvent.

(b) The Borrower does not intend to, nor will it permit any of its Subsidiaries to, and the Borrower does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

SECTION 3.22 No Restrictive Agreements . The Borrower and its Restricted Subsidiaries are not subject to any Restrictive Agreements other than Restrictive Agreements permitted by Section 6.06.

SECTION 3.23 EEA Financial Institutions . No Loan Party is an EEA Financial Institution.

SECTION 3.24 Environmental Matters . Except for such matters as set forth on Schedule 3.24 or that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(a) the Borrower and its Restricted Subsidiaries and each of their respective Oil and Gas Properties and operations thereon are in compliance with all applicable Environmental Laws;

(b) the Borrower and its Restricted Subsidiaries have obtained all Environmental Permits required for their respective ownership interests in their Oil and Gas Properties and, with respect to any such Oil and Gas Properties operated by the Borrower or any Restricted Subsidiary, required for the operation of such Oil and Gas Properties; all such Environmental Permits are currently in full force and effect, and neither the Borrower nor any Restricted Subsidiary has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be denied;

(c) there are no written claims, demands, suits, orders, investigations, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to the Borrower’s Knowledge, threatened in writing against the Borrower or any Restricted Subsidiary or any of their respective Oil and Gas Properties or as a result of any operations at such Oil and Gas Properties;

(d) none of the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries contain or, to the Borrower’s Knowledge, have contained any (i) underground storage tanks; (ii) asbestos-containing materials; (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priorities List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law;

(e) (i) except as permitted under applicable Environmental Law, (A) there has been no Release or, to the Borrower’s Knowledge, threatened Release, of Hazardous Materials attributable to the operations of the Borrower or any Subsidiary at, on, under or from the Oil and Gas Properties of the Borrower or any Subsidiary and (B) to the Borrower’s Knowledge, there has been no Release or threatened Release of Hazardous Materials attributable to any third-party operations at, on, under or from the Oil and Gas Properties of the Borrower or any Restricted Subsidiary and (ii) there are no investigations, remediations, abatements, removals or monitoring of Hazardous Materials required under applicable Environmental Laws relating to such Releases or threatened Releases or at such Oil and Gas Properties and, to the Knowledge of the Borrower, none of such Oil and Gas Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other Property;

(f) neither the Borrower nor any Restricted Subsidiary has received any unresolved written notice asserting any alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials, including at, under, or Released or threatened to be Released from any Oil and Gas Properties of the Borrower or any Restricted Subsidiary, and, to the Borrower’s Knowledge, there are no conditions or circumstances that would reasonably be expected to result in the receipt of such written notice; and

(g) the Borrower and its Restricted Subsidiaries have provided to the Administrative Agent complete copies of all material third party environmental site assessment reports, investigations, studies, analyses, in each case, prepared at the Borrower’s request, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) reasonably requested by the Administrative Agent that are in the Borrower’s or any Restricted Subsidiary’s possession or reasonable control and relating to their respective Oil and Gas Properties or operations thereon.

SECTION 3.25 Maintenance of Properties. Except for such acts or failures to act as would not reasonably be expected to have a Material Adverse Effect, with respect to the Borrowing Base Properties (or, during any Interim Investment Grade Period, the Proved Oil and Gas Properties) of the Borrower and its Restricted Subsidiaries (a) operated by the Borrower or any Restricted Subsidiaries, such Properties have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Requirements of Law and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of such Oil and Gas Properties, (b) operated by any third party, the Borrower has used its commercially reasonable efforts to cause such Properties to be so maintained, operated and developed. Specifically in connection with the foregoing, except for those as would not be reasonably expected to have a Material Adverse Effect, (i) none of such Oil and Gas Properties of the Borrower or any Restricted Subsidiary is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) no well comprising a part of such Oil and Gas Properties (or Properties unitized therewith) of the Borrower or any Restricted Subsidiary is in violation of applicable Requirements of Law, and such wells are producing from, and the well bores are wholly within, such Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties). All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the

Borrower or any Restricted Subsidiary that are necessary to conduct normal operations are being, or in the case of such pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment the maintenance of which is performed by a third-party operator, the Borrower is using commercially reasonable efforts to cause such items to be, and to the Borrower’s Knowledge such items are, maintained in a state adequate to conduct normal operations (other than those the failure of which to maintain in accordance with this Section 3.25, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect).

SECTION 3.26 Gas Imbalances; Prepayments. Schedule 3.26 as of the Effective Date, and after the Effective Date, each Reserve Report Certificate required to be delivered by the Borrower hereunder, sets forth, on a net basis, any gas imbalances, take-or-pay or other prepayments with respect to the Borrowing Base Properties of the Borrower and its Restricted Subsidiaries which would require the Borrower or any Restricted Subsidiary to deliver Hydrocarbons either generally or produced from such Borrowing Base Properties at some future time without then or thereafter receiving full payment therefor exceeding one percent (1.0%) of the aggregate volumes of Hydrocarbons (on an Mcf basis) attributable to the Proved Reserves of the Borrower and its Restricted Subsidiaries included in the most recent Reserve Report.

SECTION 3.27 Marketing of Production. As of the Effective Date, except for contracts listed on Schedule 3.27, no material agreements exist which are not cancellable on sixty (60) days’ notice or less without penalty or detriment for the sale of production from the Loan Parties’ Hydrocarbons (including calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof. This Section 3.27 shall only apply during a Borrowing Base Period.

SECTION 3.28 Swap Agreements and Eligible Contract Participant. Schedule 3.28, as of the Effective Date, and after the Effective Date, each report required to be delivered by the Borrower pursuant to Section 5.01(m), sets forth a true and complete list of all Swap Agreements of the Loan Parties in effect as of such dates, the material terms thereof (including the type, effective date, term or termination date and notional amounts or volumes), the estimated net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied, but excluding the Collateral Documents during any Borrowing Base Period) and the counterparty to each such agreement. The Borrower is an ECP.

SECTION 3.29 Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used (a) to pay fees and expenses incurred in connection with the Transactions and (b) to finance working capital needs, and for other general corporate purposes, of the Borrower and its Restricted Subsidiaries.

ARTICLE IV

Conditions

SECTION 4.01 Effective Date. The obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received (in each case, in form and substance acceptable to the Administrative Agent):

(i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

(ii) Notes executed by the Borrower and payable to each Lender requesting (at least one Business Day prior to the Effective Date) a Note, duly completed and dated the Effective Date;

(iii) (x) the Security Agreement, dated as of the Effective Date, executed by the Borrower and each other Subsidiary Guarantor party thereto and (y) the Subsidiary Guaranty, dated as of the Effective Date, executed by each Subsidiary Guarantor party thereto;

(iv) all UCC financing statements necessary or advisable to perfect the security interests created by the Security Agreement;

(v) from each Loan Party party thereto, counterparts of Mortgages and/or amendments to Mortgages entered into under the Existing Credit Agreement, in each case signed on behalf of such party and properly notarized, such that the Administrative Agent shall be reasonably satisfied that such Mortgages and/or amendments to Mortgages entered into under the Existing Credit Agreement create first priority, perfected Liens (subject only to Permitted Mortgaged Property Liens) on Mortgaged Properties which represent at least 85% of the total PV-9 of the Borrowing Base Properties evaluated in the Initial Reserve Report (the “Initial Mortgages”);

(vi) title information with respect to of the Loan Parties’ title to Hydrocarbon Interests constituting at least 80% of the total PV-9 of the Borrowing Base Properties evaluated in the Initial Reserve Report and such information shall not have revealed any condition or circumstance that would reflect that the representations and warranties contained in Section 3.20(a) are inaccurate in any material respect;

(vii) all original stock certificates or other certificates evidencing the certificated Equity Interests pledged pursuant to the Security Agreement, together with an undated stock power duly executed in blank by the registered owner thereof or any other documents or instruments necessary to transfer such certificates for each such certificate;

(viii) appropriate Lien search results or certificates (including UCC search certificates) as of a recent date reflecting no prior Liens encumbering the assets of the Borrower or any Restricted Subsidiary other than those being released on or prior to the Effective Date or Permitted Liens;

(ix) a certificate of the secretary or assistant secretary (or other authorized officer or signatory) of each Loan Party (or the manager or managing member of such Loan Party), dated the Effective Date, certifying on behalf of such Loan Party:

(A) that attached to such certificate are (1) a true and complete copy of the certificate of incorporation (or equivalent) and bylaws (or equivalent) of such Loan Party, as in full force and effect on the Effective Date, (2) a true and complete copy of a certificate from the appropriate Governmental Authority of the jurisdiction of incorporation or organization of such Loan Party certifying that such Loan Party is validly existing and in good standing in such jurisdiction, dated a recent date prior to the Effective Date and (3) true and complete copies of certificates from the appropriate Governmental Authority of each jurisdiction in which any Loan Party owns Oil and Gas Properties constituting Collateral evidencing that such Loan Party is in good standing and authorized to do business in such jurisdiction, dated a recent date prior to the Effective Date;

(B) that attached to such certificate is a true and complete copy of resolutions duly adopted by the board of directors (or other applicable governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is or is intended to be a party; and

(C) as to the incumbency and specimen signature of each officer (or other authorized signatory) of each Loan Party (or the manager or managing member of such Loan Party) executing the Loan Documents to which such Loan Party is or is intended to be a party;

(x) favorable, signed opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (A) Kirkland & Ellis LLP, counsel for the Borrower, covering such customary matters as the Administrative Agent shall reasonably request, (B) Babst Calland, special Ohio, West Virginia and Pennsylvania counsel for the Borrower, covering such customary matters relating to the Initial Mortgages to be recorded in the States of Ohio, West Virginia and Pennsylvania as the Administrative Agent shall reasonably request and (C) Kean Miller LLP, special Louisiana counsel for the Borrower, covering such customary matters relating to the Initial Mortgages to be recorded in the State of Louisiana as the Administrative Agent shall reasonably request (and the Borrower hereby requests each such counsel to deliver such opinions);

(xi) a certificate of the Borrower executed on its behalf by an Authorized Officer dated the Effective Date, certifying:

(A) that the representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents are true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as to materiality or reference to Material Adverse Effect in the text thereof, that such representations and warranties are true and correct in all respects) on and as of the Effective Date, except to the extent made as of a specific date, which representations and warranties shall be true and correct in all material respects as of such specific date (or, in the case of any such representation and warranties that are qualified as to materiality or Material Adverse Effect in the text thereof, such representations and warranties being true and correct in all respects as of such specific date);

(B) that at the time of and immediately after giving effect to the Credit Extensions to be made on the Effective Date, no Default or Event of Default has occurred and is continuing; and

(C) as to the matters described in Sections 4.01(b), 4.01(e) and 4.01(f);

(xii) the Initial Reserve Report (which was heretofore delivered to the Administrative Agent and the Lenders) accompanied by a Reserve Report Certificate;

(xiii) (A) evidence of property and liability insurance covering the Borrower and the other Loan Parties and their Properties satisfying the requirements of Section 5.04 and otherwise with appropriate endorsements naming both the TLB Administrative Agent, for the benefit of the Secured Parties (as defined in the TLB Credit Agreement) and the Administrative Agent, for the benefit of the Secured Parties, as “lender loss payees” under its property loss policies to the extent insuring Collateral and as “additional insureds” on its comprehensive and general liability policies, well control and gradual pollution policies, and (B) if requested by the Administrative Agent, copies of such insurance policies;

(xiv) a certificate of the chief financial officer of the Borrower demonstrating, after giving effect to the Transactions, that the Borrower and its Subsidiaries, taken as a whole on a consolidated basis, are Solvent;

(xv) a certificate of the Borrower executed on its behalf by a Financial Officer demonstrating that, after giving effect to the Transactions, the Borrower will be in Pro Forma Financial Covenant Compliance;

(xvi) the annual forecast for each of (A) the Fiscal Year ending December 31, 2022 and (B) the Fiscal Year ending December 31, 2023 (which were heretofore delivered to the Administrative Agent and the Lenders);

(xvii) audited consolidated financial statements of the Borrower and its Subsidiaries for the Fiscal Year ending December 31, 2021, prepared in accordance with GAAP and accompanied by an unqualified (as to going concern or the scope of the audit) opinion of independent certified public accountants of recognized standing, which opinion shall state that such audit was conducted in accordance with generally accepted auditing standards and said financial statements fairly present, in all material respects, the financial condition and results of operation of the Borrower and its consolidated Subsidiaries on a consolidated basis as at the end of, and for, such Fiscal Year in accordance with GAAP consistently applied;

(i) an executed copy of a letter agreement from the Administrative Agent to the TLB Collateral Agent (and acknowledged by the Borrower) reaffirming that this Agreement constitutes the “RBL Credit Agreement” under the Pari Passu Intercreditor Agreement; and

(ii) an executed copy of that certain Master Assignment and Reallocation, dated as of the date hereof, by and among the Administrative Agent, the Borrower, the First Assignors (as defined therein), the Second Assignees (as defined therein) and the other parties thereto.

(b) There shall not have occurred any material adverse condition or material adverse change in or affecting the business, property, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole, since December 31, 2021.

(c) If requested by the Administrative Agent or any Lender at least five (5) Business Days prior to the Effective Date, the Administrative Agent or such Lender shall have received all documentation and other information required by regulatory authorities or as may be required by the internal policies of the Administrative Agent or such Lender with respect to the Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(d) The Administrative Agent, the Joint Lead Arrangers and the Lenders shall have received all fees and other amounts due and payable to them on or prior to the Effective Date, including, to the extent invoiced at least one Business Day prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document (including the reasonable fees, disbursements and other charges of Sidley Austin LLP, counsel to the Administrative Agent).

(e) All consents or approvals required to be obtained from any Governmental Authority in connection with the Transactions contemplated hereby shall have been obtained and be in full force and effect.

(f) No action or proceeding against any Loan Party or its Properties is pending or threatened in any court or before any Governmental Authority seeking to enjoin or prevent the consummation of the Transactions.

Without limiting the generality of Article VIII, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

SECTION 4.02 Each Credit Extension. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than any conversion or continuation of a Loan), and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrower set forth in this Agreement and of the Loan Parties set forth in the other Loan Documents shall be true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as to materiality or Material Adverse Effect in the text thereof, such representations and warranties shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent made as of a specific date, which representations and warranties shall be true and correct in all material respects as of such specific date (or, in the case of any such representation and warranties that are qualified as to materiality or Material Adverse Effect in the text thereof, such representations and warranties being true and correct in all respects as of such specific date).

(b) At the time of and immediately after giving effect to such Credit Extension, no Default or Event of Default shall have occurred and be continuing.

(c) For any Credit Extension made during a Borrowing Base Period, at the time of and immediately after giving effect to such Credit Extension, (i) the Borrower will be in Pro Forma Financial Covenant Compliance and (ii) the Borrower will not be required, pursuant to the terms of the Secured Debt Indenture Exceptions, to equally and ratably secure any of its obligations in respect of the Senior Notes as a result of such Credit Extension; provided that the Borrower shall have delivered to the Administrative Agent a certificate, executed on behalf of the Borrower by a Financial Officer (which may be included in the applicable Borrowing Request) certifying as to each of the foregoing clauses (i) and (ii).

(d) At the time of and immediately after giving effect to such Credit Extension, the current Total Credit Exposure (without regard to the requested Borrowing) and the pro forma Total Credit Exposure (giving effect to the requested Credit Extension) will not exceed the then effective Credit Limit.

(e) For any Credit Extension made during a Borrowing Base Period, to the extent that the sum of (i) the Aggregate Commitments ~~are~~plus (ii) the aggregate principal amount of Indebtedness incurred pursuant to Section 6.03(k) and (l) is greater than $2,000,000,000 (or such other amount that is the lowest “fixed” basket contained in any of the Secured Debt Indenture Exceptions) as of the date of such Credit Extension, the Borrower shall have delivered to the Administrative Agent a Secured Debt Cap Certificate.

(f) In the case of any Credit Extension, the aggregate amount of unrestricted cash and cash equivalents on hand of the Loan Parties (after giving effect to such Credit Extension) minus Excluded Cash on the day of such Credit Extension, shall not exceed the Specified Cap on a pro forma basis (in the good faith determination of the Borrower).

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b), (c), (d) and (f), as applicable, of this Section 4.02.

ARTICLE V

Affirmative Covenants

Until Payment in Full, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent for distribution to each Lender:

(a) As soon as available, but in any event in accordance with then-applicable Requirements of Law and not later than 90 days after the close of each of its Fiscal Years (beginning with the Fiscal Year ending December 31, 2022), audited consolidated financial statements of the Borrower and its Subsidiaries for such Fiscal Year, including its consolidated balance sheet as at the end of such Fiscal Year and related consolidated statements of income, changes in equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, and prepared in accordance with GAAP and accompanied by an opinion of independent certified public accountants of recognized standing, which opinion shall not be subject to any “going concern” exception and without any exception as to the scope of such audit (other than any such exception that is expressly with respect to, or expressly resulting from, (i) an upcoming maturity date under this Agreement or (ii) any prospective default or event of default in respect of Section 6.04) (it being understood and agreed that such report and opinion may include an explanatory note), and which opinion shall state that such audit was conducted in accordance with generally accepted auditing standards and said financial statements fairly present, in all material respects, the financial condition and results of operation of the Borrower and its consolidated Subsidiaries on a consolidated basis as at the end of, and for, such Fiscal Year in accordance with GAAP consistently applied.

(b) As soon as available, but in any event in accordance with then-applicable Requirements of Law and not later than 45 days after the close of each of the first three Fiscal Quarters of each of its Fiscal Years, commencing with the Fiscal Quarter ending March 31, 2022, unaudited consolidated financial statements of the Borrower and its Subsidiaries for such Fiscal Quarter, including its consolidated unaudited balance sheets as at the end of such Fiscal Quarter and related consolidated unaudited statements of income, changes in equity and cash flows for such Fiscal Quarter and the then-elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by the Borrower executed on its behalf by the chief financial officer or chief accounting officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis as at the end of, and for, the period covered thereby in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c) (i) Simultaneously with the delivery of each set of financial statements referred to in Sections 5.01(a) and 5.01(b), a Compliance Certificate with respect to the fiscal period covered by such financial statements and (ii) substantially concurrently with the delivery of any information to the TLB Administrative Agent pursuant to Section 5.01(c)(ii) of the TLB Credit Agreement (as in effect on the Effective Date) with respect to the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries, such information delivered to the TLB Administrative Agent.

(d) If, as of the last day of any fiscal period of the Borrower, any of the consolidated Subsidiaries of the Borrower have been designated as Unrestricted Subsidiaries, then concurrently with any delivery of financial statements under Section 5.01(a) or 5.01(b), as applicable, a certificate of the Borrower executed on its behalf by a Financial Officer setting forth consolidating spreadsheets that show all consolidated Unrestricted Subsidiaries and the eliminating entries.

(e) Within five (5) Business Days after any Rating Agency shall have announced a change in such Rating Agency’s Index Debt Rating, written notice of such change in such Index Debt Rating.

(f) As soon as possible and in any event within ten (10) Business Days after the Borrower has Knowledge that any of the events or conditions specified below has occurred or exists with respect to any Plan or Multiemployer Plan that would reasonably be expected (individually or in the aggregate) to result in a Material Adverse Effect, notice of the same and a statement, signed by the Borrower executed on its behalf by a Financial Officer describing said event or condition and the action which the Borrower or applicable member of the Controlled Group proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Borrower or applicable member of the Controlled Group with respect to such event or condition):

(i) the occurrence of any Reportable Event, or any waiver shall be requested under Section 412(c) of the Code with respect to any Plan;

(ii) the receipt by the Borrower or any member of the Controlled Group from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan or the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan, or any action taken by the Borrower, any of its Subsidiaries or any member of the Controlled Group to terminate any Plan under Section 4041(c) of ERISA or the Borrower, any of its Subsidiaries or any member of the Controlled Group would reasonably be expected to incur any liability under Title IV of ERISA with respect to the termination of any Plan;

(iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower, any of its Subsidiaries or any member of the Controlled Group of a notice from any Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

(iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower, any of its Subsidiaries or any member of the Controlled Group that would reasonably be expected to result in liability of the Borrower, any of its Subsidiaries or such Controlled Group member under Title IV of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default), or the receipt by the Borrower, any of its Subsidiaries or any member of the Controlled Group of a notice from a Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

(v) the receipt by the Borrower, any of its Subsidiaries or any member of the Controlled Group of any notice or the receipt by any Multiemployer Plan from the Borrower, any of its Subsidiaries or any member of the Controlled Group of any notice concerning the imposition of any liability arising from a complete or partial withdrawal from a Multiemployer Plan or a determination that a Multiemployer Plan is, or would reasonably be expected to be, insolvent or in endangered, critical or critical and declining status;

(vi) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower, any of its Subsidiaries or any member of the Controlled Group to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; or

(vii) the adoption of an amendment to any Plan that would result in the loss of tax exempt status of the trust of which such Plan is a part if the Borrower, any of its Subsidiaries or any member of the Controlled Group fails to timely provide security to the Plan in accordance with the provisions of Section 436 of the Code and Section 206 of ERISA.

(g) Promptly upon the filing thereof, copies of all registration statements (other than Form S-8 or any similar form) and annual (other than Form 11-K or any similar form), quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the SEC, in each case to the extent not otherwise required to be delivered under this Agreement.

(h) Promptly upon the furnishing thereof to all shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so furnished, in each case to the extent not otherwise required to be delivered under this Agreement.

(i) Promptly upon receipt thereof, one copy of each written audit report submitted to the Borrower or any Subsidiary by independent accountants resulting from (i) any annual or interim audit submitted after the occurrence and during the continuance of a Default or Event of Default and (ii) any special audit submitted at any time, in each case, made by them of the books of the Borrower or any Subsidiary.

(j) Promptly, and in any event within five (5) Business Days, after an Authorized Officer obtains Knowledge thereof, notice of the occurrence of a Default or Event of Default, specifying the nature thereof and what action the Borrower proposes to take with respect thereto.

(k) Promptly, and in any event within ten (10) Business Days, after an Authorized Officer obtains Knowledge thereof, (i) the pendency or commencement of any litigation, arbitration or governmental proceeding against the Borrower or any Subsidiary which, in the opinion of the Borrower’s management, if adversely determined, would have or would reasonably be expected to have a Material Adverse Effect, (ii) the institution of any proceeding against any Loan Party or any of its Restricted Subsidiaries with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation or alleged violation of, any law, rule or regulation (including any Environmental Law) which would reasonably be expected to have a Material Adverse Effect and (iii) any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding.

(l) Upon request of the Administrative Agent or any Lender, certificates of insurance coverage with respect to the insurance required by Section 5.04 or copies of the applicable policies.

(m) Concurrently with the delivery of each Reserve Report hereunder, a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, setting forth a true and complete list of all Swap Agreements of each Loan Party, the material terms thereof (including the type, effective date, term or termination date and notional amounts or volumes), any new credit support documents relating thereto (other than the Security Instruments) not listed on Schedule 3.28, any margin required or supplied under any credit support document, and the counterparty to each such Swap Agreement.

(n) Upon request of the Administrative Agent, a list of all Persons purchasing Hydrocarbons from any Loan Party (or, with respect to the Oil and Gas Properties that are not operated by a Loan Party, a list of the operators of such properties).

(o) At least five (5) Business Days prior thereto (or such shorter time as the Administrative Agent may agree in its sole discretion), written notice of any of the following during a Borrowing Base Period: (i) a Borrowing Base Property Disposition (other than a Casualty Event) for which the aggregate consideration to be received by the Loan Parties exceeds $25,000,000, specifying the consideration to be received in connection therewith, the anticipated date of closing thereof and any other details with respect thereto reasonably requested by the Administrative Agent or (ii) a Borrowing Base Hedge Unwind for which the aggregate consideration to be received by the Loan Parties exceeds $25,000,000, specifying the material terms thereof, the consideration to be received in connection therewith, the anticipated date of effectiveness thereof and any other details with respect thereto reasonably requested by the Administrative Agent; provided that if the Borrower requests the Administrative Agent to release any Lien in connection with such Borrowing Base Disposition, the Borrower shall, together with such request, certify that such Borrowing Base Property Disposition is being made in accordance with Section 6.08(a).

(p) Promptly, and in any event within five (5) Business Days, after the occurrence of any Casualty Event or the commencement of any action or proceeding that would reasonably be expected to result in a Casualty Event, in each case, with an estimated fair market value in excess of $25,000,000, written notice of such Casualty Event or such action or proceeding, including a reasonably detailed description thereof.

(q) In connection with each Reserve Report delivered pursuant to Section 5.15(a), a report setting forth, for each calendar month during the then current fiscal year to the date of such Reserve Report (to the extent production, sales, tax and expense data is then available), the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Borrowing Base Properties and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

(r) (i) Substantially concurrently with the delivery of each January 1 Reserve Report, a forecast for the Borrower and the Restricted Subsidiaries for the then-current fiscal year and the immediately succeeding two fiscal years (with the then-current calendar year period to be set forth on a quarter-by-quarter basis), in substantially the same form as the forecast delivered pursuant to Section 4.01(a)(xvi) and (ii) substantially concurrently with the delivery of each other Reserve Report during a Borrowing Base Period, an updated forecast for the Borrower and the Restricted Subsidiaries for the then-current fiscal year and the immediately succeeding fiscal year (with the then-current calendar year period to be set forth on a quarter-by-quarter basis).

(s) At least one (1) Business Day prior to the issuance of any Permitted Unsecured Notes by the Borrower or any Subsidiary Guarantor, written notice from the Borrower to the Administrative Agent indicating (i) the settlement date of such Permitted Unsecured Notes and (ii) whether such notes constitute Revolver Prepayment Notes, Permitted Refinancing Indebtedness of then existing Indebtedness, or any combination of the foregoing.

(t) (i) At least five (5) Business Days (or such shorter period of time acceptable to the Administrative Agent in its sole discretion) prior to the date of incurrence of any Qualifying Acquisition Indebtedness, written notice from the Borrower of its intent to include Qualifying Acquisition Properties for purposes of determining compliance with the Term Loan Incurrence Collateral Coverage Requirement and (ii) no later than five (5) Business Days (or such longer period of time acceptable to the Administrative Agent in its sole discretion) after the date of incurrence of any Permitted Pari Term Loan Indebtedness or Permitted Junior Lien Term Loan Indebtedness, written notice from the Borrower of such incurrence and setting forth a reasonably detailed calculation of the Term Loan Incurrence Collateral Coverage Ratio as of the applicable Term Loan Incurrence Collateral Coverage Ratio Test Date.

(u) (i) To the extent the TLB Credit Agreement is in effect, promptly after delivery of the same to the TLB Administrative Agent, a copy of any compliance certificate required to be delivered to the TLB Administrative Agent pursuant to the terms of the TLB Credit Agreement, providing calculations of any financial maintenance covenant thereunder; and (ii) promptly after delivery of the same to the administrative agent (or lenders) in respect of any Permitted Pari Term Loan Indebtedness or Permitted Junior Lien Term Loan Indebtedness then outstanding, a copy of any compliance certificate required to be delivered to such administrative agent (or lenders) pursuant to the terms of the definitive documentation governing such Permitted Pari Term Loan Indebtedness or Permitted Junior Lien Term Loan Indebtedness, as applicable, providing calculations of any financial maintenance covenant thereunder.

(v) Promptly following any reasonable request therefor, (x) such other information (including nonfinancial information) as the Administrative Agent or any other Lender may from time to time reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Documents or information required to be delivered or provided pursuant to Section 5.01(a), (b), (f), (g) and (h) (to the extent any such documents or information are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts the materials containing such documents or information, or provides a link thereto, on the Borrower’s website on the Internet; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

SECTION 5.02 Books and Records; Inspection Rights. The Borrower will, and will cause each of the Restricted Subsidiaries to, maintain a system of accounting, and keep proper books of record and account, in order to permit the preparation of financial statements in accordance with GAAP. The Borrower will, and will cause each of the Restricted Subsidiaries to, permit the Administrative Agent or any Lender, at its own expense, by its representatives and agents, to inspect any of the properties, books and financial records of the Borrower and each Restricted Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Restricted Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Restricted Subsidiary with, and to be advised as to the same by, their respective officers and independent public accountants at such reasonable times and intervals during regular business hours as the Administrative Agent or such Lender may designate; provided that the Borrower will bear the expenses of any such visitation or inspection made while an Event of Default has occurred and is continuing; provided further that any non-public information obtained by any Person during any visitation, inspection, examination or discussion contemplated by this Section 5.02 shall be treated as confidential information in accordance with Section 9.12. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 5.02, (a) none of the Borrower or any of its Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by any Requirement of Law or any binding agreement with any third party (not entered into in contemplation thereof) or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product and (b)

to the extent legally permissible, the Borrower shall notify the Administrative Agent that any such document, information or other matter is being withheld pursuant to clauses (ii) or (iii) of the preceding clause (a) and shall use commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not violate such restrictions and to eliminate such restriction.

SECTION 5.03 Conduct of Business; Existence.

(a) The Borrower will, and will cause each Restricted Subsidiary to, maintain as their principal business, taken as a whole, the exploration, production, transportation, distribution, refinement, processing, storage, marketing and gathering of oil and other hydrocarbons and petroleum, and natural, synthetic or other gas and such activities related, ancillary or incidental thereto.

(b) The Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to maintain, preserve and keep in full force and effect (i) its existence and (ii) the rights, licenses, permits, privileges and franchises necessary or desirable to the conduct of its business, except for any failure to so maintain, preserve or keep in full force and effect the existence of any Restricted Subsidiary (other than any Subsidiary Guarantor) or any item listed in clause (ii) that would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation or Disposition permitted under Section 6.01.

(c) The Borrower will maintain its legal existence in Delaware, another State within the United States of America or the District of Columbia.

SECTION 5.04 Maintenance of Insurance. The Borrower and its Subsidiaries will maintain (with insurance companies of recognized financial responsibility) or cause to be maintained (including through self-insurance) insurance with respect to their property and business against such liabilities and risks, in such types and amounts and with such deductibles or self-insurance risk retentions, in each case as are in accordance with customary industry practice for companies engaged in similar businesses operating in the same or similar locations as the Borrower and its Subsidiaries (taken as a whole). Except as otherwise agreed by the Administrative Agent, the loss payable clauses or provisions in (a) the applicable property loss policies insuring any of the Collateral shall be endorsed in favor of and made payable to the Administrative Agent, for the benefit of the Secured Parties (or, if the TLB Credit Agreement is in effect, both the Administrative Agent, for the benefit of the Secured Parties, and the TLB Collateral Agent, for the benefit of the Secured Parties (as defined in the TLB Credit Agreement)) as “lender loss payee(s)” or other formulation acceptable to the Administrative Agent, and (b) each of the Borrower’s comprehensive and general liability policies and well control and gradual pollution policies (to the extent in existence) shall name the Administrative Agent, for the benefit of the Secured Parties (or, if the TLB Credit Agreement is in effect, both the Administrative Agent, for the benefit of the Secured Parties, and the TLB Collateral Agent, for the benefit of the Secured Parties (as defined in the TLB Credit Agreement)) as “additional insured(s)” or other formulation acceptable to the Administrative Agent. Except as otherwise agreed by the Administrative Agent, all policies of insurance described in clauses (a) and (b) of the preceding sentence shall provide that each insurer shall endeavor to give at least thirty (30) days prior written notice to the Administrative Agent of any cancellation of such insurance (or ten (10) days in the case of cancellation for non-payment of premiums). Upon the reasonable request of the Administrative Agent from time to time, the Borrower shall deliver to the Administrative Agent information in reasonable detail as to the Borrower’s and its Subsidiaries’ insurance then in effect, stating the names of the insurance companies, the amounts of insurance, the dates of the expiration thereof and the properties and risks covered thereby. In the event the Borrower or any other Loan Party at any time shall fail to obtain or maintain any of the insurance required herein, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement.

SECTION 5.05 Payment of Taxes and Other Obligations. The Borrower will, and will cause each Subsidiary to, promptly pay and discharge, before the same shall become delinquent, all Taxes, assessments and governmental charges or levies imposed upon the Borrower or such Subsidiary, or upon or in respect of all or any part of the property and business of the Borrower or such Subsidiary, and all due and payable claims for work, labor or materials which, if unpaid, might become a Lien upon any property of the Borrower or any Subsidiary (other than claims against any such Subsidiary in a proceeding under any bankruptcy or similar law), except to the extent that (a) the validity thereof shall concurrently be contested in good faith by appropriate proceedings and the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make such payment would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06 Compliance with Laws.

(a) The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply with respect to each Plan and, to the extent within its control, each Multiemployer Plan, with all applicable provisions of ERISA and the Code, except to the extent that any failure to comply would not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

(b) The Borrower will, and will cause each Restricted Subsidiary to, (i) comply with all Requirements of Law applicable to it or its property (including Environmental Laws) and (ii) perform in all material respects its obligations under material agreements to which it is a party, except in the case of each of clauses (i) and (ii) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(c) The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.07 Maintenance of Properties. The Borrower will, and will cause each Restricted Subsidiary to, except in each case, where the failure to so comply or cause to comply would not reasonably be expected to result in a Material Adverse Effect:

(a) operate its Proved Oil and Gas Properties and other material Properties related thereto in accordance with the customary practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all applicable Requirements of Law, including applicable proration requirements and Environmental Laws, from time to time constituted to regulate the development and operation of such Proved Oil and Gas Properties and the production and Disposition of Hydrocarbons and other minerals therefrom;

(b) maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its Proved Oil and Gas Properties and other Properties material to the conduct of its business, including all equipment, machinery and facilities, unless the Borrower determines in good faith that the continued maintenance of such Property is no longer economically desirable, necessary or useful to the business of the Loan Parties or such Property is sold, assigned, Disposed of or transferred in a transaction permitted by Section 6.08;

(c) promptly pay and discharge all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Proved Oil and Gas Properties and will do all other things necessary, in accordance with industry standards, to keep unimpaired its rights with respect thereto and prevent any forfeiture thereof or default thereunder;

(d) promptly perform in accordance with industry standards, the material obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Proved Oil and Gas Properties and other material Properties; and

(e) to the extent that neither the Borrower nor any Restricted Subsidiary is the operator of any Property, use commercially reasonable efforts to cause the operator to comply with the requirements of this Section 5.07.

SECTION 5.08 Designation of Unrestricted Subsidiaries; Redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries.

(a) Unless designated as an Unrestricted Subsidiary pursuant to this Section 5.08, each Subsidiary shall be classified as a Restricted Subsidiary.

(b) If the Borrower designates any Subsidiary as an Unrestricted Subsidiary after the Effective Date pursuant to paragraph (c) below, the Borrower shall be deemed to have made an Investment in such Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the consolidated assets of such Subsidiary (as determined by the Borrower in good faith).

(c) The Borrower may designate, by written notice to the Administrative Agent, any Subsidiary to be an Unrestricted Subsidiary if (i) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall exist, (ii) the Borrower shall be in Pro Forma Financial Covenant Compliance immediately after giving effect to such designation, (iii) the deemed Investment by the Borrower in such Unrestricted Subsidiary resulting from such designation would be permitted to be made at the time of such designation under Section 6.05, (iv) such Subsidiary otherwise meets the requirements set forth in the definition of “Unrestricted Subsidiary” and (v) such Subsidiary is designated as an “Unrestricted Subsidiary” under the TLB Credit Agreement (to the extent the TLB Credit Agreement is in effect); provided, however, that any such designation by the Borrower of a Subsidiary as an Unrestricted Subsidiary during a Borrowing Base Period shall constitute a Borrowing Base Property Disposition for the purposes of Section 2.20(e)(i)(A)-(C) if such Subsidiary owns Borrowing Base Properties prior to such designation. Such written notice shall be accompanied by a certificate of the Borrower executed on its behalf by a Financial Officer, certifying as to the matters set forth in the preceding sentence.

(d) The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving effect to such designation: (i) the representations and warranties of the Loan Parties contained in each of the Loan Documents are true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as to materiality in the text thereof, such representations and warranties must be true and correct in all respects) on and as of the date of such designation as if made on and as of the date of such designation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), (ii) no Default or Event of Default would exist, (iii) any Indebtedness of such Subsidiary (which shall be deemed to be incurred by a Restricted Subsidiary as of the date of designation) is permitted to be incurred as of such date under Section 6.03, (iv) any Liens on Property of such Subsidiary (which shall be deemed to be created or incurred by a Restricted Subsidiary as of the date of designation) are Permitted Liens and (v) such Subsidiary is designated as a “Restricted Subsidiary” under the TLB Credit Agreement (to the extent the TLB Credit Agreement is in effect).

(e) Notwithstanding anything to the contrary, no Subsidiary may be designated as an Unrestricted Subsidiary if, either immediately before or immediately after such designation hereunder, it owns any Material Intellectual Property.

SECTION 5.09 Subsidiary Guarantors.

(a) In the event that, during any Borrowing Base Period, any Person becomes a Borrowing Base Period Required Guarantor (including, with respect to clause (a) of the definition of “Borrowing Base Period Required Guarantor”, if any Subsidiary is designated by the Borrower as, or is deemed designated as, a Material Domestic Subsidiary pursuant to the definition of “Material Domestic Subsidiary”), the Borrower shall promptly (and, in any event, within thirty (30) days after such Person becomes a Borrowing Base Period Required Guarantor, as such time period may be extended by the Administrative Agent in its sole discretion):

(i) cause such Person to become a Subsidiary Guarantor by delivering to the Administrative Agent a duly executed supplement to the Subsidiary Guaranty and the Security Agreement;

(ii) cause all of the issued and outstanding Equity Interests of such Person owned by a Loan Party to be subject to a first priority, perfected Lien in favor of the Administrative Agent to secure the Secured Obligations in accordance with the terms and conditions of, and subject to the exceptions set forth in, the Collateral Documents, subject in any case to Liens created under the Loan Documents, and restrictions on transfer imposed by applicable securities laws and other Liens permitted hereunder that arise by operation of law and (x) if any of such Equity Interests consist of certificated securities, deliver to the Administrative Agent the certificates representing such securities, in each case with appropriate endorsements or transfer powers, and (y) if any of such Equity Interests consist of uncertificated securities, enter into a control agreement with the issuer of such Equity Interests granting the Administrative Agent control (within the meaning of the UCC) over such uncertificated securities, in each case, subject to the Pari Passu Intercreditor Agreement (to the extent then in effect); and

(iii) deliver to the Administrative Agent appropriate resolutions, other Organizational Documents and legal opinions, in each case, as may be reasonably requested by the Administrative Agent, in each case, in substantially the forms attached to such Loan Document or substantially similar to those documents delivered on the Effective Date pursuant to Section 4.01(a)(ix), (x) and (xi), to the extent applicable, or which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

(b) If any Person becomes an Other Indebtedness Obligor during any Interim Investment Grade Period, the Borrower shall promptly (and, in any event, within thirty (30) days after such Person becomes an Other Indebtedness Obligor, as such time period may be extended by the Administrative Agent in its sole discretion) cause such Person to become a Subsidiary Guarantor and, in connection therewith, deliver to the Administrative Agent appropriate resolutions, other Organizational Documents and legal opinions, in each case, as may be reasonably requested by the Administrative Agent and substantially similar to those documents delivered on the Effective Date pursuant to Section 4.01 with respect to Loan Parties or which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

(c) At any time, the Borrower, in its sole discretion, may elect to cause any Restricted Subsidiary to become a Subsidiary Guarantor by causing such Restricted Subsidiary to join the Subsidiary Guaranty. In connection with any such election, the Borrower shall deliver to the Administrative Agent appropriate resolutions, other Organizational Documents and legal opinions, in each case, as may be reasonably requested by the Administrative Agent and substantially similar to those documents delivered on the Effective Date pursuant to Section 4.01 with respect to the Loan Parties or which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 5.10 Additional Collateral; Further Assurances.

(a) In connection with each redetermination of the Borrowing Base during a Borrowing Base Period, the Borrower shall review the Reserve Report delivered in connection therewith and the list of current Mortgaged Properties (as described in Section 5.15(c)(vi)) to ascertain whether the Mortgaged Properties represent at least 85% of the total PV-9 of the Borrowing Base Properties evaluated in such Reserve Report. In the event that the Mortgaged Properties do not represent at least 85% of such total PV-9, then the Borrower shall, and shall cause the other Loan Parties to, grant, on or prior to the earlier of (i) sixty (60) days after delivery of the certificate required under Section 5.15(c) and (ii) thirty (30) days after the Administrative Agent notifies the Borrower that the Mortgaged Properties do not represent at least 85% of such total PV-9 (or such later date as the Administrative Agent may agree in its sole discretion), to the Administrative Agent as security for the Secured Obligations a first priority Lien (subject to Permitted Mortgaged Property Liens) on additional Oil and Gas Properties not already subject to a Lien of the Collateral Documents such that after giving effect thereto, the Mortgaged Properties will represent at least 85% of such total PV-9. All such Liens will be created and perfected by and in accordance with the Collateral Documents, including, if applicable, any additional Mortgages.

(b) Without limiting the foregoing, during a Borrowing Base Period, the Borrower shall, and shall cause each Loan Party to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements, instruments, forms and notices and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents serving notices of assignment and such other actions or deliveries of the type required by Section 4.01) which may be required by Requirements of Law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties and subject to the Pari Passu Intercreditor Agreement (to the extent then in effect).

(c) In connection with the incurrence of any Permitted Pari Term Loan Indebtedness or Permitted Junior Lien Term Loan Indebtedness, the Borrower shall review the Term Loan Incurrence Engineering Report delivered in connection therewith and the then-current list of Mortgaged Properties (which, if different than the schedule attached to the Reserve Report Certificate most recently delivered pursuant to Section 5.15(c), shall be provided to the Administrative Agent) to ascertain whether the Mortgaged Properties represent at least 85% of the total PV-9 of the related Term Loan Incurrence Engineering Report Properties. In the event that the Mortgaged Properties do not represent at least 85% of such total PV-9, then the Borrower shall, and shall cause the other Loan Parties to, grant, on or prior to the date that is thirty (30) days (or such longer period of time as the Administrative Agent may agree in its sole discretion) after the incurrence of such Permitted Pari Term Loan Indebtedness or Permitted Junior Lien Term Loan Indebtedness (or, if such Permitted Pari Term Loan Indebtedness or Permitted Junior Lien Term Loan Indebtedness is being incurred in connection with an acquisition of Oil and Gas Properties and/or a Subsidiary owning Oil and Gas Properties, thirty (30) days (or such longer period of time as the Administrative Agent may agree in its sole discretion) after the consummation of such acquisition), to the Administrative Agent as security for the Secured Obligations a first priority Lien (subject to Permitted

Mortgaged Property Liens) on additional Oil and Gas Properties not already subject to a Lien of the Collateral Documents such that after giving effect thereto, the Mortgaged Properties will represent at least 85% of such total PV-9. All such Liens will be created and perfected by and in accordance with the Collateral Documents, including, if applicable, any additional Mortgages.

(d) Notwithstanding anything to the contrary herein, if, at any time after the Effective Date, the Borrower commences an Interim Investment Grade Period, then at all times during such Interim Investment Grade Period, the provisions of Section 5.10(a) through (c) will be deemed to be inapplicable and shall be disregarded for all purposes during such Interim Investment Grade Period.

(e) Within sixty (60) days after the commencement of a Borrowing Base Period after any Interim Investment Grade Period (or such later date as the Administrative Agent may agree to in its sole discretion), the Borrower shall, and shall cause each Borrowing Base Period Required Guarantor to:

(i) execute and deliver Collateral Documents granting a Lien on, and security interest in, the Collateral described in the Collateral Documents as in effect immediately prior to the commencement of the most recently ended Interim Investment Grade Period (which, for the avoidance of doubt, shall include the execution and delivery of Control Agreements with respect to any Deposit Accounts or Securities Accounts of the Loan Parties, in each case, other than Excluded Accounts);

(ii) cause all of the issued and outstanding Equity Interests of each Borrowing Base Period Required Guarantor owned by a Loan Party to be subject to a first priority, perfected Lien in favor of the Administrative Agent to secure the Secured Obligations in accordance with the terms and conditions of, and subject to the exceptions set forth in, the Collateral Documents in existence prior to the commencement of the most recently ended Interim Investment Grade Period, subject in any case to Liens created under the Loan Documents, restrictions on transfer imposed by applicable securities laws and other Liens permitted hereunder that arise by operation of law and (x) if any of such Equity Interests consist of certificated securities, deliver to the Administrative Agent the certificates representing such securities, in each case with appropriate endorsements or transfer powers, and (y) if any of such Equity Interests consist of uncertificated securities, enter into a control agreement with the issuer of such Equity Interests granting the Administrative Agent control (within the meaning of the UCC) over such uncertificated securities, in each case, subject to the Pari Passu Intercreditor Agreement (to the extent then in effect);

(iii) execute and deliver Mortgages such that the Mortgaged Properties (after giving effect to such Mortgages) represent at least 85% of the total PV-9 of the Borrowing Base Properties evaluated in the most recently delivered Reserve Report (after giving effect to exploration and production activities, acquisitions, dispositions and production);

(iv) deliver to the Administrative Agent title information in form and substance reasonably acceptable to the Administrative Agent (but consistent with usual and customary standards for the geographic regions in which the Borrowing Base Properties are located) covering enough of the Proved Reserves so that the Administrative Agent shall have received (together with title information previously delivered to the Administrative Agent) satisfactory title information on at least 80% of the total PV-9 of the Borrowing Base Properties evaluated in the most recently delivered Reserve Report (after giving effect to exploration and production activities, acquisitions, dispositions and production);

(v) cause each Borrowing Base Period Required Guarantor to become a Subsidiary Guarantor;

(vi) deliver to the Administrative Agent appropriate resolutions, other Organizational Documents and legal opinions as may be reasonably requested by the Administrative Agent, in each case, in form substantially similar to those documents delivered on the Effective Date pursuant to Section 4.01 with respect to Loan Parties or in such other form and substance reasonably satisfactory to the Administrative Agent; and

(vii) execute and deliver, or cause to be executed and delivered, to the Administrative Agent such other documents, agreements, instruments, forms and notices and take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents serving notices of assignment and such other actions or deliveries of the type required by Section 4.01) which may be required by Requirements of Law or which the Administrative Agent may reasonably request to carry out the terms and conditions of this Section 5.10(e) and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties and subject to the Pari Passu Intercreditor Agreement (to the extent then in effect).

For the avoidance of doubt, the sixty (60) day period provided by this Section 5.10(e) shall be without duplication to (and not in addition to) any other grace period to enter into Collateral Documents provided under this Agreement.

SECTION 5.11 Title Information.

(a) In connection with the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 5.15(a) during a Borrowing Base Period, the Borrower will deliver to the Administrative Agent title information in form and substance reasonably acceptable to the Administrative Agent but consistent with usual and customary standards for the geographic regions in which the Borrowing Base Properties are located covering enough of the Proved Reserves so that the Administrative Agent shall have received (together with title information previously delivered to the Administrative Agent) satisfactory title information on at least 80% of the total PV-9 of the Borrowing Base Properties evaluated by such Reserve Report.

(b) If the Borrower has provided title information for Proved Reserves under Section 5.11(a), the Borrower shall, within sixty (60) days after notice from the Administrative Agent (or such longer period as the Administrative Agent may agree in its sole discretion) that title defects or exceptions exist with respect to such Proved Reserves, either (i) cure any such asserted title defects or exceptions (including defects or exceptions as to priority) which are not Permitted Liens raised by such title information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions (except for Permitted Mortgaged Property Liens) having an equivalent or greater PV-9 or (iii) deliver title information in form and substance reasonably acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% of the total PV-9 of the Borrowing Base Properties evaluated by such Reserve Report. If the Borrower is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the 60-day period specified in this Section 5.11(b) (or such longer period as the Administrative Agent may agree in its reasonable discretion) or the Borrower does not substitute acceptable Mortgaged Properties or the Borrower does not comply with the requirement to provide acceptable title information on at least 80% of the total PV-9 of the Borrowing Base Properties evaluated in the most recent Reserve Report, such failure shall not be a Default, but instead the Administrative Agent and/or the Required Lenders shall have the right to exercise the remedy described in the immediately following sentence in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. To the extent that the Administrative Agent or the Required Lenders are not reasonably satisfied with title to any Mortgaged Property after the aforementioned 60-day period has elapsed, such unacceptable Mortgaged Property shall not count towards the 80% requirement, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on Hydrocarbon Interests constituting 80% of the total PV-9 of the Borrowing Base Properties evaluated by the most recent Reserve Report. This new Borrowing Base shall become effective immediately after receipt of such notice.

(c) In connection with the incurrence of any Permitted Pari Term Loan Indebtedness or Permitted Junior Lien Term Loan Indebtedness and, in each case, the delivery of the related Term Loan Incurrence Engineering Report in connection therewith, the Borrower will deliver to the Administrative Agent, within thirty (30) days (or such longer period of time as the Administrative Agent may agree in its sole discretion) after the incurrence of such Permitted Pari Term Loan Indebtedness or Permitted Junior Lien Term Loan Indebtedness (or, if such Permitted Pari Term Loan Indebtedness or Permitted Junior Lien Term Loan Indebtedness is being incurred in connection with an acquisition of Oil and Gas Properties and/or a Subsidiary owning Oil and Gas Properties, thirty (30) days (or such longer period of time as the Administrative Agent may agree in its sole discretion) after the consummation of such acquisition), title information in form and substance reasonably acceptable to the Administrative Agent (but consistent with usual and customary standards for the geographic regions in which the related Term Loan Incurrence Engineering Report Properties are located) covering enough of the Proved Reserves so that the Administrative Agent shall have received (together with title information previously delivered to the Administrative Agent) satisfactory title information on at least 80% of the total PV-9 of the related Term Loan Incurrence Engineering Report Properties.

(d) Notwithstanding anything to the contrary herein, if, at any time after the Effective Date, the Borrower commences an Interim Investment Grade Period, then at all times during such Interim Investment Grade Period, the provisions of Section 5.11(a) through (c) will be deemed to be inapplicable and shall be disregarded for all purposes during such Interim Investment Grade Period.

SECTION 5.12 Reserved.

SECTION 5.13 Deposit Accounts and Securities Accounts.

(a) The Borrower will, and will cause each of the Subsidiary Guarantors to, keep all of its Deposit Accounts and Securities Accounts separate from, and will not commingle any of its cash or cash equivalents with, those of other Persons (including its Subsidiaries and Affiliates); provided that the foregoing shall not restrict any Investment permitted under Section 6.05 or any Restricted Payment permitted under Section 6.07.

(b) At all times during any Borrowing Base Period, (i) the Borrower will, and will cause each of the Subsidiary Guarantors to, deposit, or cause to be deposited, promptly, and in any event no later than the second Business Day after the receipt thereof, all of its cash and cash equivalents (other than amounts to be deposited in Excluded Accounts) in Controlled Accounts and (ii) each Deposit Account of the Borrower or any Subsidiary Guarantor (other than an Excluded Account) shall at all times be a Controlled Account and each Securities Account of the Borrower or any Subsidiary Guarantor (other than an Excluded Account) shall at all times be a Controlled Account.

SECTION 5.14 Keepwell. The Borrower hereby guarantees the payment of all Secured Obligations of each Subsidiary Guarantor and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time to each Subsidiary Guarantor (if any) in order for such Subsidiary Guarantor to honor its obligations under the applicable Subsidiary Guaranty and, during any Borrowing Base Period, the Collateral Documents to which it is a party (if any), including in respect of Secured Swap Obligations (provided, however, that the Borrower shall only be liable under this Section 5.14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 5.14, or otherwise under this Agreement or any Loan Document, as it relates to such other Loan Parties, voidable under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The Borrower intends that this Section 5.14 constitute, and this Section 5.14 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Subsidiary Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 5.15 Reserve Reports.

(a) On or about March 1st and September 1st of each year (commencing with September 1, 2022), the Borrower shall furnish to the Administrative Agent for distribution to each Lender a Reserve Report evaluating the Proved Oil and Gas Properties of the Borrower and the other Loan Parties as of the immediately preceding January 1st and July 1st, respectively. The Reserve Report as of January 1st and delivered on or about March 1st of each year (the “January 1 Reserve Report”) shall be prepared by one or more Approved Petroleum Engineers or prepared internally by petroleum engineers of the Borrower and audited by one or more Approved Petroleum Engineers. Each other Reserve Report may be prepared by one or more Approved Petroleum Engineers or internally under the supervision of the senior reserve engineer of the Borrower who shall certify such Reserve Report to have been prepared substantially in accordance with the procedures used in the immediately preceding January 1 Reserve Report, except as otherwise specified therein.

(b) In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent for distribution to each Lender a Reserve Report prepared by one or more Approved Petroleum Engineers or by or under the supervision of the senior reserve engineer of the Borrower to have been prepared substantially in accordance with the procedures used in the immediately preceding January 1 Reserve Report, except as otherwise specified therein. For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.20(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request, unless otherwise agreed by the Administrative Agent.

(c) With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent a certificate (the “Reserve Report Certificate”) from the Borrower executed on its behalf by an Authorized Officer certifying that in all material respects: (i) there are no statements or conclusions in such Reserve Report which are based upon or include materially misleading information or fail to take into account material information regarding the matters reported therein, it being understood that such projections concerning volumes attributable to the Proved Oil and Gas Properties and production and cost estimates contained in the Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate, (ii) the Borrower and the applicable Restricted Subsidiaries have good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Permitted Mortgaged Property Liens, (iii) except as set forth on an exhibit to such certificate, on a net basis there are no gas imbalances, take-or-pay or other prepayments in excess of the volume specified in Section 3.26 with respect to its Oil and Gas Properties evaluated in such Reserve

Report which would require the Borrower or any other Loan Party to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of the Oil and Gas Properties of the Borrower or any other Loan Party have been Disposed since the date of the immediately preceding Reserve Report to the date of the Reserve Report being delivered except (A) for Dispositions that have resulted in a change to such Person’s working interests and/or net revenue interests in Oil and Gas Properties that are reflected in such Reserve Report and (B) as set forth on an exhibit to the certificate, which exhibit shall list all of its Oil and Gas Properties Disposed and in such detail as reasonably required by the Administrative Agent, (v) in the case of each Reserve Report delivered during a Borrowing Base Period, no material agreements exist which are not cancelable on sixty (60) days’ notice or less without penalty or detriment for the sale of production from the Loan Parties’ Hydrocarbons (including calls on or other rights to purchase production, whether or not the same are currently being exercised) that (A) pertain to the sale of production at a fixed price and (B) have a maturity or expiry date of longer than six (6) months from the date of such Reserve Report, in each case, except as set forth on an exhibit to such certificate and (vi) in the case of each Reserve Report delivered during a Borrowing Base Period, attached thereto is a schedule of the Borrowing Base Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the total value of the Borrowing Base Properties (calculated as of the date of such Reserve Report) that the value of such Mortgaged Properties represent.

(d) With respect to each Fiscal Quarter for which the PV-9 Coverage Ratio is tested, not later than (i) 45 days after the close of each of the first three Fiscal Quarters of each Fiscal Year and (ii) 90 days after the close of the last Fiscal Quarter of each Fiscal Year, the Borrower shall deliver an update to the most recent Reserve Report delivered or required to be delivered pursuant to this Section 5.15 on or prior to the immediately preceding March 1st or September 1st, as applicable, setting forth the Oil and Gas Properties of the Loan Parties constituting Proved Reserves as of the last day of such Fiscal Quarter or Fiscal Year, as applicable (each such updated report, a “Quarterly Engineering Report”). Each such Quarterly Engineering Report (i) shall have been adjusted to reflect the production levels since the delivery of the most recent Reserve Report and Oil and Gas Properties that have been Disposed of or acquired since the date of delivery of such Reserve Report, (ii) shall be based on the most recent Bank Price Deck provided to the Borrower by the Administrative Agent pursuant to Section 2.20(g), (iii) shall be prepared by one or more Approved Petroleum Engineers or by or under the supervision of the senior reserve engineer of the Borrower to have been prepared substantially in accordance with the procedures used in the immediately preceding January 1 Reserve Report, except as otherwise specified therein and (iv) shall otherwise be “rolled forward” in a manner reasonably acceptable to the Administrative Agent.

ARTICLE VI

Negative Covenants

Until Payment in Full, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01 Fundamental Changes.

(a) The Borrower will not, and will not permit any Restricted Subsidiary to, merge or consolidate with or into any other Person or permit any other Person to merge or consolidate with or into it, or liquidate or dissolve; provided that:

(i) any Restricted Subsidiary may merge or consolidate with or into the Borrower so long as the Borrower is the surviving or continuing Person;

(ii) any Restricted Subsidiary may merge or consolidate with or into any other Restricted Subsidiary; provided that if such merger or consolidation involves a Subsidiary Guarantor, a Subsidiary Guarantor shall be the surviving or continuing Person;

(iii) any Disposition permitted by Section 6.08 and any merger or consolidation the purpose of which is to effect a Disposition permitted by Section 6.08 may be consummated;

(iv) any Person (other than the Borrower or a Restricted Subsidiary) may merge with or into the Borrower or any Restricted Subsidiary in connection with any Permitted Acquisition or any other Investment permitted hereunder; provided that (A) if such merger or consolidation involves the Borrower, the Borrower shall be the surviving or continuing Person and (B) if such merger or consolidation involves a Subsidiary Guarantor, a Subsidiary Guarantor shall be the surviving or continuing Person; and

(v) any Restricted Subsidiary may liquidate or dissolve (i) if the Borrower determines in good faith that such liquidation or dissolution is in the best interest of the Borrower and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders and (ii) if such Restricted Subsidiary is a Loan Party, all of the assets of such Restricted Subsidiary shall be transferred to another Loan Party or otherwise Disposed of in a manner permitted by Section 6.08 prior or after giving effect to such liquidation or dissolution;

provided that, during any Interim Investment Grade Period, each reference to “Restricted Subsidiary” in the foregoing clause (a) and clauses (i) through (v) of the proviso thereto shall be deemed to be a reference to “Subsidiary Guarantor”.

(b) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, Dispose of (whether in one transaction or a series of transactions and whether directly or indirectly) all or substantially all of the assets of the Borrower and its Restricted Subsidiaries (take as a whole) other than (x) during any Borrowing Base Period, to the Borrower or a Subsidiary Guarantor that is a Wholly-Owned Subsidiary or (y) during any Interim Investment Grade Period, to a Wholly-Owned Subsidiary that is a Restricted Subsidiary.

SECTION 6.02 Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except for the following (collectively, “Permitted Liens”):

(a) (i) Liens created pursuant to any Loan Document and (ii) Liens securing the TLB Secured Obligations; provided that, with respect to this clause (ii), such Liens are at all times subject to the Pari Passu Intercreditor Agreement;

(b) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty or, provided the Borrower or any Restricted Subsidiary knew or should have known of such Liens, are being actively contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books in accordance with GAAP (to the extent required thereby);

(c) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s, operators’, royalty, surface damages and mechanics’ liens and other similar liens, including Liens under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the Disposition, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, gathering agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business, in each case, arising in the ordinary course of business which secure payment of obligations not more than 90 days past due or which are being contested in good faith by appropriate proceedings;

(d) Liens incurred in the ordinary course of business (i) arising out of pledges or deposits under workmen’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation, (ii) to secure the performance of letters of credit, bids, tenders, sales contracts, leases (including rent security deposits), statutory obligations, surety, appeal and performance bonds, joint operating agreements or other similar agreements and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property (including those to secure health, safety and environmental obligations) or (iii) consisting of deposits which secure public or statutory obligations of the Borrower or any Restricted Subsidiary, or surety, custom or appeal bonds to which the Borrower or any Restricted Subsidiary is a party, or the payment of contested taxes or import duties of the Borrower or any Restricted Subsidiary;

(e) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Restricted Subsidiaries;

(f) attachment, judgment and other similar Liens arising in connection with court proceedings that would not constitute an Event of Default;

(g) Liens on property of a Restricted Subsidiary securing obligations of such Restricted Subsidiary owing to the Borrower or a Wholly-Owned Subsidiary that is a Restricted Subsidiary;

(h) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 6.03(d), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within two-hundred seventy (270) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary (plus improvements on such property, related contracts, intangibles and other assets that are incidental thereto or arise therefrom, and the proceeds or products thereof);

(i) Liens existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the Effective Date prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Liens are not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Liens shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary and (iii) such Liens shall secure only those obligations which they secure on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be;

(j) any right which any municipal or governmental body or agency may have by virtue of any franchise, license, contract or statute to purchase, or designate a purchaser of or order the Disposition of, any Property of the Borrower or any Restricted Subsidiary upon payment of reasonable compensation therefor or to terminate any franchise, license or other rights or to regulate the property and business of the Borrower or any Restricted Subsidiary;

(k) easements or reservations in respect of any property of the Borrower or any Restricted Subsidiary for the purpose of rights-of-way and similar purposes, reservations, restrictions, covenants, party wall agreements, conditions of record and other encumbrances (other than to secure the payment of money) and minor irregularities or deficiencies in the record and evidence of title, which in the reasonable opinion of the Borrower (at the time of the acquisition of the property affected or subsequently) will not interfere in any material way with the proper operation and development of the property affected thereby;

(l) Liens existing on the Effective Date and set forth on Schedule 6.02, and any extensions, renewals and replacements thereof, so long as there is no increase in the Indebtedness secured thereby (other than amounts incurred to pay costs of renewal and replacement) and no additional property (other than accessions, improvements and replacements in respect of such property) is subject to such Lien;

(m)	rights of lessors under oil, gas or mineral leases arising in the ordinary course of business;

(n) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property and the proceeds or products thereof);

(o) Liens which may attach after the Effective Date to undeveloped real estate not containing oil or gas reserves in the ordinary course of the Borrower’s real estate sales, development and rental activities;

(p) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;

(q) any interest or title of a lessor under any lease entered into by the Borrower or any Restricted Subsidiary in the ordinary course of its business and covering only the assets so leased;

(r) Liens arising from precautionary UCC financing statements or similar filings made in respect of operating leases;

(s) Liens on cash and cash equivalents of the Loan Parties and the Restricted Subsidiaries (i) in favor of counterparties to Swap Agreements with any Loan Party or any Restricted Subsidiary to secure obligations under such Swap Agreements (other than Secured Swap Obligations) and (ii) in favor of issuing banks to secure obligations in respect of letters of credit issued by such issuing banks (other than Letters of Credit); provided that, at the time of incurrence thereof, the aggregate principal amount of obligations then outstanding and secured in reliance on this clause (s) shall not exceed the greater of $20,000,000 and 0.50% of ACNTA (as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered or are required to have been delivered pursuant to Section 5.01 (or for the period of time prior to the first such delivery after the Effective Date, the Borrower’s financial statements covering the Fiscal Quarter ended December 31, 2021));

(t) Liens (to the extent not securing obligations for borrowed money) created pursuant to construction, operating and maintenance agreements, transportation agreements and other similar agreements and related documents entered in the ordinary course of business;

(u) Liens that are contractual rights of set-off, revocation, refund, or chargeback (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (iii) relating to purchase orders and other agreements entered in the ordinary course of business;

(v) Liens solely on any cash earnest money deposits or escrow arrangements made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement relating to any acquisition of property permitted hereunder; and

(w) Liens securing Permitted Pari Term Loan Indebtedness and/or Permitted Junior Lien Term Loan Indebtedness, in each case, to the extent permitted under Section 6.03(e);

(x) Liens on insurance policies and the proceeds thereof securing the financing of the related insurance premiums permitted under Section 6.03; and

(y) additional Liens; provided that (i) at the time of incurrence thereof, the aggregate principal amount of the obligations then outstanding and secured in reliance on this clause (y) shall not exceed the greater of $50,000,000 and 1.25% of ACNTA (as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered or are required to have been delivered pursuant to Section 5.01 (or for the period of time prior to the first such delivery after the Effective Date, the Borrower’s financial statements covering the Fiscal Quarter ended December 31, 2021)) and (ii) in the case of any Liens incurred pursuant to this clause (y) during any Borrowing Base Period on any Collateral securing obligations in excess of $10,000,000, the applicable secured parties (or a representative or agent on their behalf) shall enter into the Pari Passu Intercreditor Agreement (if such Liens are secured on a pari passu basis with the Obligations) or a Junior Lien Intercreditor Agreement (if such Liens are secured on a junior basis with the Obligations).

The expansion of obligations secured by Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 6.02.

For purposes of determining compliance with this Section 6.02, if any Lien (or a portion thereof) would be permitted pursuant to one or more provisions described above (except with respect to Section 6.02(a)(i)), the Borrower may divide and classify such Lien (or a portion thereof) in any manner that complies with this covenant and may later divide and reclassify any such Lien so long as the Lien (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

SECTION 6.03 Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a) the Obligations;

(b) Permitted Existing Indebtedness and Permitted Refinancing Indebtedness in respect thereof;

(c) Indebtedness arising from intercompany loans and advances owing by the Borrower or any Restricted Subsidiary to the Borrower, any Restricted Subsidiary or any Unrestricted Subsidiary; provided that any such intercompany loans and advances shall be subject to the limitations set forth in Section 6.05;

(d) Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, provided that (i) such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement, (ii) at the time of incurrence thereof the aggregate principal amount of Indebtedness then outstanding in reliance on this Section 6.03(d) (other than any Capital Lease Obligations incurred to refinance or replace any lease that was classified as an operating lease in accordance with GAAP at the time such lease was entered into) shall not exceed the greater of $50,000,000 and 1.25% of ACNTA (as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered or are required to have been delivered pursuant to Section 5.01 (or for the period of time prior to the first such delivery after the Effective Date, the Borrower’s financial statements covering the Fiscal Quarter ended December 31, 2021)) and (iii) for purposes of determining whether any Indebtedness incurred pursuant to this Section 6.03(d) is permitted under the Senior Notes Indentures, neither the Borrower nor any Restricted Subsidiary shall be permitted to incur such Indebtedness in reliance on the Secured Debt Indenture Exceptions;

(e) Permitted Unsecured Indebtedness and Permitted Refinancing Indebtedness in respect thereof;

(f) other Indebtedness of the Borrower and its Restricted Subsidiaries; provided that, at the time of incurrence thereof, the aggregate principal amount of Indebtedness then outstanding in reliance on this Section 6.03(f) shall not exceed the greater of $50,000,000 and 1.25% of ACNTA (as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered or are required to have been delivered pursuant to Section 5.01 (or for the period of time prior to the first such delivery after the Effective Date, the Borrower’s financial statements covering the Fiscal Quarter ended December 31, 2021));

(g) Indebtedness incurred to finance insurance premiums in the ordinary course of business in an aggregate principal amount not to exceed the amount of such insurance premiums;

(h) indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred or assumed in connection with any acquisition or Disposition otherwise permitted hereunder;

(i) to the extent constituting Indebtedness, Indebtedness associated with worker’s compensation claims, performance, bid, surety or similar bonds or surety obligations required by Requirements of Law or by third parties in the ordinary course of business in connection with the operation of, or provision for the abandonment and remediation of, the Oil and Gas Properties;

(j) Reserved.

(k) Permitted Pari Term Loan Indebtedness and/or Permitted Junior Lien Term Loan Indebtedness incurred during any Borrowing Base Period and in any event on or prior to November 1, 2022, in an aggregate principal amount not to exceed the then-current Available Term Loan Indebtedness Amount and, in each case, Permitted Refinancing Indebtedness in respect thereof;

(l) Indebtedness incurred under the TLB Credit Agreement during any Borrowing Base Period and in any event on or prior to November 1, 2022, in an aggregate principal amount not to exceed $550,000,000 plus the then-current Available Term Loan Indebtedness Amount and any Permitted Refinancing Indebtedness in respect thereof; provided that (i) any Indebtedness incurred pursuant to this clause (l) shall be secured solely by Liens in compliance with Section 6.02(a)(ii) and guaranteed solely by the Loan Parties and (ii) Liens securing any Indebtedness incurred pursuant to this clause (l) shall at all times be subject to the Pari Passu Intercreditor Agreement; and

(m) to the extent constituting Indebtedness, all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (l) above.

For purposes of determining compliance with this Section 6.03, in the event that an item of Indebtedness (or any portion thereof) at any time, whether at the time of incurrence or upon the application of all or a portion of the proceeds thereof or subsequently, meets the criteria of more than one of the categories of permitted Indebtedness described in Section 6.03(a) through (l) above, the Borrower, in its sole discretion, may classify and may subsequently reclassify such item of Indebtedness (or any portion thereof) in any one or more of the types of Indebtedness described in Section 6.03(a) through (l) and will only be required to include the amount and type of such Indebtedness in such of the above clauses as determined by the Borrower at such time. The Borrower will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Section 6.03(a) through (l). By way of example, it is understood and agreed that if the Borrower or any or any Restricted Subsidiary issues unsecured Indebtedness in the form of unsecured senior or senior subordinated notes, the Borrower may allocate certain portions of any single issuance of such notes to one or more different clauses of this Section 6.03 (provided that such portion meets the requirements of the applicable clause). By way of example, a portion of the notes issued in such offering may constitute Permitted Unsecured Notes, a portion of the notes issued in such offering may constitute Revolver Prepayment Notes and a portion of the notes issued in such offering may constitute Permitted Refinancing Indebtedness in respect of Existing Senior Notes.

For purposes of this Section 6.03, any payment by the Borrower or any Restricted Subsidiary of any interest on any Indebtedness in kind (by adding the amount of such interest to the principal amount of such Indebtedness) shall be deemed to be an incurrence of Indebtedness.

SECTION 6.04 Financial Covenants.

(a) Minimum Current Ratio. The Borrower will not, as of the last day of any Fiscal Quarter (commencing with the Fiscal Quarter ending March 31, 2022), permit the Current Ratio to be less than 1.00 to 1.00.

(b) Maximum Total Net Leverage Ratio. The Borrower will not, as of the last day of any Fiscal Quarter (commencing with the Fiscal Quarter ending March 31, 2022), permit the Total Net Leverage Ratio to be greater than 4.00 to 1.00.

(c) PV-9 Coverage Ratio. During any Interim Investment Grade Period, the Borrower will not, as of the last day of any Fiscal Quarter (commencing with the Fiscal Quarter in which such Interim Investment Grade Period begins), permit the PV-9 Coverage Ratio to be less than 1.50 to 1.00.

SECTION 6.05 Investments. The Borrower will not, and will not permit any Restricted Subsidiary to, make any Investment in any Person, except:

(a) (i) Investments in Subsidiaries in existence on the Effective Date and (ii) other Investments in existence on the Effective Date and described on Schedule 6.05 and any renewal or extension of any such Investments that does not increase the amount of the Investment being renewed or extended (as determined as of such date of renewal or extension);

(b) Investments by any Loan Party in or to any other Loan Party;

(c) (i) Investments by any Restricted Subsidiary that is not a Loan Party in or to any Loan Party or any other Restricted Subsidiary that is not a Loan Party; provided that, in the case of any loan or advance made by any such Restricted Subsidiary to any Loan Party, such loan or advance is unsecured and subordinated to the Obligations pursuant to the Subordinated Intercompany Note and (ii) Investments by any Loan Party in any Restricted Subsidiary that is not a Loan Party; provided that the aggregate outstanding amount of all Investments made in reliance on this clause (c)(ii) shall not at any time exceed $25,000,000;

(d) to the extent constituting Investments, Investments in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America;

(e) Permitted Acquisitions;

(f) accounts receivable arising in the ordinary course of business, and Investments received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, and other disputes with, customers and suppliers to the extent reasonably necessary in order to prevent or limit loss;

(g) Investments received in consideration for a Disposition permitted by Section 6.08;

(h) Investments consisting of Swap Agreements permitted under Section 6.13;

(i) cash equivalents;

(j) Guarantees constituting Indebtedness permitted by Section 6.03;

(k) other Investments (including Investments in Unrestricted Subsidiaries); provided that at the time any such Investment is made, the aggregate outstanding amount of all Investments made in reliance on this clause (k) shall not exceed the greater of $150,000,000 and 3.75% of ACNTA (as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered or are required to have been delivered pursuant to Section 5.01 (or for the period of time prior to the first such delivery after the Effective Date, the Borrower’s financial statements covering the Fiscal Quarter ended December 31, 2021));

(l) extensions of trade credit and purchases of Property and services in the ordinary course of business;

(m) Investments made with Equity Interests of the Borrower; and

(n) other Investments (including Investments in Unrestricted Subsidiaries) so long as, immediately after giving pro forma effect thereto, the Payment Conditions are satisfied.

For purposes of determining the amount of any Investment outstanding for purposes of this Section 6.05, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment), less any amount realized in respect of such Investment upon the Disposition, collection or return of capital, including any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Borrower or a Restricted Subsidiary in respect of such Investment (in the aggregate, not to exceed the original amount invested).

For purposes of determining compliance with this Section 6.05, in the event that an Investment (or a portion thereof) meets the criteria of more than one of the categories of Investments described above, the Borrower may, in its sole discretion, classify or divide such Investment (or any portion thereof) (but may not later reclassify and divide such Investment) and will only be required to include the amount and type of such Investment (or any portion thereof) in one or more of the above clauses. Any Investment in any Unrestricted Subsidiary that is permitted to be made in such Unrestricted Subsidiary under this Section 6.05 may be structured as an indirect Investment through one or more Restricted Subsidiaries or Unrestricted Subsidiaries and all such Investments shall constitute a single Investment for purposes of this Section 6.05.

SECTION 6.06 Restrictive Agreements. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, create or permit to exist any Restrictive Agreement, except for:

(a) limitations or restrictions contained in any Loan Document or any TLB Loan Document;

(b) limitations or restrictions existing under or by reason of any Requirement of Law;

(c) customary restrictions with respect to any Restricted Subsidiary or any of its assets contained in any agreement for the Disposition of all of the Equity Interests of, or any of the assets of, such Restricted Subsidiary pending such Disposition; provided that (i) such restrictions shall apply only to the Restricted Subsidiary that is, or assets that are, the subject of such Disposition and (ii) such Disposition is permitted hereunder;

(d) limitations or restrictions contained in contracts and agreements outstanding on the Effective Date and identified on Schedule 6.06 and renewals, extensions, refinancings or replacements thereof; provided that the foregoing restrictions set forth in this Section 6.06 shall apply to any amendment or modification to, or any renewal, extension, refinancing or replacement of, any such contract or agreement that would have the effect of expanding the scope of any such limitation or restriction;

(e) customary restrictions or limitations in leases or other contracts restricting the assignment thereof or the assignment of the property that is the subject of such lease;

(f) restrictions or conditions of the type described in clause (a) of the definition of Restrictive Agreements imposed by any agreement relating to secured Indebtedness permitted by this Agreement or Permitted Liens if such restrictions or conditions apply only to the Property securing such Indebtedness;

(g) limitations or restrictions contained in joint venture agreements, partnership agreements and other similar agreements with respect to a joint ownership arrangement restricting the disposition or distribution of assets or property of such joint venture, partnership or other joint ownership entity, so long as such encumbrances or restrictions are not applicable to the property or assets of any other Person;

(h) limitations or restrictions contained in any agreement or instrument to which any Person is a party at the time such Person is merged or consolidated with or into, or the Equity Interests of such Person are otherwise acquired by, the Borrower or any Restricted Subsidiary; provided that such restriction or limitation (i) is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of such Person, so acquired and (ii) is not incurred in connection with, or in contemplation of, such merger, consolidation or acquisition; and

(i) restrictions and conditions imposed by any agreement or document governing any Indebtedness permitted hereunder to the extent, in the reasonable judgment of the Borrower, such restrictions and conditions are on customary market terms for Indebtedness of such type and would not reasonably be expected to impair in any material respect the ability of the Loan Parties to meet their obligations under the Loan Documents.

SECTION 6.07 Restricted Payments. The Borrower will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a) Restricted Subsidiaries may declare and pay dividends and other distributions ratably with respect to their Equity Interests;

(b) the Borrower and its Restricted Subsidiaries may make Restricted Payments in exchange for, or out of the proceeds received from, any substantially concurrent issuance (other than to a Subsidiary) of additional Equity Interests of the Borrower (other than Disqualified Stock);

(c) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Stock);

(d) the Borrower and each Restricted Subsidiary may consummate (i) repurchases, redemptions or other acquisitions or retirements for value of Equity Interests deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests or other convertible securities to the extent such Equity Interests represents a portion of the exercise or exchange price thereof and (ii) any repurchases, redemptions or other acquisitions or retirements for value of Equity Interests made or deemed to be made in lieu of withholding Taxes in connection with any exercise, vesting, settlement or exchange, as applicable, of stock options, warrants, restricted stock, restricted stock units or other similar rights;

(e) the Borrower and each Restricted Subsidiary may make payments of cash in lieu of issuing fractional Equity Interests;

(f) the Borrower and each Restricted Subsidiary may make payments or distributions to dissenting stockholders pursuant to applicable Requirements of Law in connection with a merger, consolidation or transfer of assets that complies with the provisions of Section 6.01 or Section 6.08, as applicable; and

(g) the Borrower and each Restricted Subsidiary may make other Restricted Payments so long as, immediately after giving pro forma effect to the making of such Restricted Payments, the Payment Conditions are satisfied.

SECTION 6.08 Asset Dispositions. The Borrower will not, and will not permit any Restricted Subsidiary to, Dispose of any of its Property to any Person, except:

(a) Borrowing Base Property Dispositions during any Borrowing Base Period; provided, however, that:

(i) except with respect to Casualty Events, no Event of Default or (after application of Section 6.08(a)(vi)) Borrowing Base Deficiency shall have occurred and be continuing at the time of such Disposition,

(ii) with respect to any Asset Swap, the Borrower shall cause the Oil and Gas Properties acquired pursuant thereto to become Mortgaged Properties to the extent necessary to satisfy the minimum mortgage requirement set forth in Section 5.10 upon consummation of such Asset Swap,

(iii) other than in the case of Asset Swaps and Casualty Events, at least 75% of the consideration received in respect of such Borrowing Base Property Disposition shall be cash or cash equivalents,

(iv) other than in respect of Casualty Events, the consideration received in respect of such Borrowing Base Property Disposition shall be equal to or greater than the fair market value of the Borrowing Base Properties or Equity Interests subject to such Borrowing Base Property Disposition (as reasonably determined by an Authorized Officer of the Borrower and, if requested by the Administrative Agent, the Borrower shall deliver a certificate from the Borrower executed on its behalf by an Authorized Officer certifying to the foregoing),

(v) if any such Disposition is of Equity Interests in a Borrowing Base Property Subsidiary, such Disposition shall include all the Equity Interests of such Subsidiary (unless all the Borrowing Base Properties owned by such Borrowing Base Property Subsidiary are treated as having been Disposed of immediately after giving effect to such Disposition of Equity Interests), and

(vi) in connection with such Borrowing Base Property Disposition, (A) the Borrowing Base shall be reduced in accordance with Section 2.20(e)(i) unless such reduction is not required pursuant to the proviso in Section 2.20(e)(i), and (B) the Borrower shall make all mandatory prepayments required by, and within the time periods set forth in, Section 2.09(c) (including after giving effect to any Borrowing Base reduction pursuant to Section 2.20(e)(i));

(b) during any Borrowing Base Period, Dispositions, including Asset Swaps, of any Oil and Gas Properties which are not Borrowing Base Properties;

(c) Dispositions of Property constituting Investments permitted by Section 6.05 or Restricted Payments permitted by Section 6.07;

(d) Dispositions of Properties (i) from any Loan Party to the Borrower or any other Loan Party and (ii) from a Restricted Subsidiary that is not a Subsidiary Guarantor to the Borrower or a Restricted Subsidiary;

(e) Dispositions in the ordinary course of business of equipment and related assets that are obsolete, worn out or no longer necessary or useful for the business of the Borrower or any of its Restricted Subsidiaries or are replaced by equipment of at least comparable value and use;

(f) Dispositions of Hydrocarbons and seismic data in the ordinary course of business;

(g) any Disposition of assets (other than Oil and Gas Properties) resulting from a Casualty Event;

(h) Dispositions of Hydrocarbon Interests to which no Proved Reserves are attributed and farmouts with respect to undeveloped acreage to which no Proved Reserves are attributed and assignments in connection with such farmouts or the abandonment, farm-out, exchange, lease, sublease or other disposition in the ordinary course of business of Oil and Gas Properties not constituting Proved Oil and Gas Properties;

(i) Dispositions of accounts receivable in connection with the collection or compromise thereof (other than in connection with any financing transaction); and

(j) Dispositions of Properties not constituting Oil and Gas Properties or accounts receivable, the fair market value of which (for all such Dispositions since the Effective Date) does not exceed (determined at the date of the consummation of the applicable Disposition) the greater of $50,000,000 and 1.25% of ACNTA (as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered or are required to have been delivered pursuant to Section 5.01 (or for the period of time prior to the first such delivery after the Effective Date, the Borrower’s financial statements covering the Fiscal Quarter ended December 31, 2021)); and

(k) during any Interim Investment Grade Period, any other sale, transfer or Disposition of assets so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the Borrower is in Pro Forma Financial Covenant Compliance;

provided, that notwithstanding anything to the contrary herein, in no event shall any Disposition of Material Intellectual Property be made by the Borrower or any Restricted Subsidiary thereof to any Unrestricted Subsidiary.

SECTION 6.09 Use of Proceeds.

(a) The Borrower will not, and will not permit any of its Subsidiaries to, use the proceeds of the Loans for any purpose other than (i) to pay fees and expenses associated with the closing of the transactions contemplated by this Agreement and the other Loan Documents and (ii) to finance the working capital needs, and for general corporate purposes, of the Borrower and its Restricted Subsidiaries.

(b) The Borrower will not, and will not permit any of its Subsidiaries to, use the proceeds of any Loan under this Agreement directly or indirectly for the purpose of buying or carrying any Margin Stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to buy or carry a Margin Stock or for any other purpose which would constitute this transaction a “purpose” credit within the meaning of Regulation U, in each case, in violation of Regulation T, U or X. The Borrower will not, nor will it permit any of its Subsidiaries to, take any action which would cause this Agreement or any other Loan Document to violate Regulation T, U or X.

(c) The Borrower will not request any Credit Extension, and the Borrower will not use or otherwise make available, and will ensure that its Subsidiaries and its or their respective directors, officers, employees and agents will not use or otherwise make available, the proceeds of any Credit Extension (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 6.10 Limitations on Redemptions of Indebtedness . The Borrower will not, and will not permit any of its Restricted Subsidiaries to, voluntarily Redeem any Designated Indebtedness prior to its stated maturity, except:

(a) the Borrower and its Restricted Subsidiaries may Redeem Designated Indebtedness with (i) Permitted Junior Lien Term Loan Indebtedness or Permitted Unsecured Indebtedness in exchange therefor or (ii) with payments (which payments may include cash consideration to effect an exchange of such notes as part of a permitted refinancing) made with the proceeds of Permitted Refinancing Indebtedness in respect thereof;

(b) the Borrower and its Restricted Subsidiaries may Redeem any Designated Indebtedness so long as, immediately after giving pro forma effect to any such Redemption, the Payment Conditions are satisfied;

(c) the Borrower or any Restricted Subsidiary may Redeem any Designated Indebtedness with the net cash proceeds from any Substantially Concurrent Issuance of any equity securities (other than Disqualified Stock) (it being understood that the Borrower may use of all or a portion of the net cash proceeds of any such equity issuance to temporarily reduce Borrowings under this Agreement pending such Redemption and may reborrow under this Agreement in an amount not to exceed the amount of prepayments previously made with the proceeds of such equity issuance in order to effect such Redemption pursuant to this clause (c));

(d) the Borrower and its Restricted Subsidiaries may Redeem any Permitted Unsecured Notes issued by the Borrower in anticipation of a Permitted Acquisition permitted hereunder if (i) the Borrower is irrevocably obligated to Redeem such Permitted Unsecured Notes if such Permitted Acquisition is not consummated prior to the earlier of (A) the date that is 180 days after the issuance of such Permitted Unsecured Notes and (B) the date on which either party has the right to terminate the related acquisition agreement if such Permitted Acquisition has not been consummated by such date (such earlier date, the “Permitted Acquisition Outside Date”), (ii) the Borrower or any Restricted Subsidiary becomes obligated to effect the Redemption of such Permitted Unsecured Notes as a result of such Permitted Acquisition not being consummated prior to the Permitted Acquisition Outside Date, (iii) at the time of and immediately after giving pro forma effect to such Redemption, no Default or Event of Default shall have occurred and be continuing and (iv) either (1) (x) the cash proceeds from the issuance of such Permitted Unsecured Notes shall have been escrowed and separated from the other cash of the Borrower and its Restricted Subsidiaries and held for purposes of such Redemption and (y) the Borrower and its Restricted Subsidiaries use only the cash proceeds that have been so escrowed in order to effect such Redemption or (2) to the extent the cash proceeds from the issuance of such Permitted Unsecured Notes are not escrowed as described in clause (1)(x), at the time of and immediately after giving pro forma effect to such Redemption, Availability shall be greater than or equal to the sum of (i) the aggregate principal amount of the Permitted Unsecured Notes issued and (ii) 20% of the Credit Limit then in effect; and

(e) the Borrower and its Restricted Subsidiaries may Redeem any Qualifying Acquisition Indebtedness incurred in advance of (and not substantially contemporaneously with) the closing of the acquisition of the applicable Qualifying Acquisition Properties at par (plus any interest accrued thereon pursuant to the terms of such Qualifying Acquisition Indebtedness), if (i) the Borrower or any Restricted Subsidiary becomes obligated to effect the Redemption of such Qualifying Acquisition Indebtedness as a result of such acquisition not being consummated prior to the specified “outside date” (or any similar term) in respect of such acquisition under the definitive acquisition agreement governing such acquisition (or such other date after such “outside date” as agreed by the lenders or other investors providing such Qualifying Acquisition Indebtedness), so long as such Redemption occurs no later than 180 days after the date on which such Qualifying Acquisition Indebtedness is incurred and (ii) at the time of and immediately after giving pro forma effect to such Redemption, no Default or Event of Default shall have occurred and be continuing.

SECTION 6.11 Limitation on Transactions with Affiliates . The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Dispose of any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties. Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (a) transactions between or among the Borrower and its Restricted Subsidiaries not involving any other Affiliate, (b) any Restricted Payment permitted by Section 6.07, (c) Investments in Unrestricted Subsidiaries permitted by Section 6.05(k) or Section 6.05(n), (d) the payment of reasonable and customary regular fees to directors of the Borrower or a Restricted Subsidiary who are not employees of such Person, (e) any other transaction with any employee, officer or director of the Borrower or any of its Restricted Subsidiaries pursuant to employee benefit, compensation or indemnification arrangements entered into in the ordinary course of business and approved by the Board of Directors of such Person and (f) non-exclusive licenses of patents, copyrights, trademarks, trade secrets and other intellectual property.

SECTION 6.12 Material Change in Business . The Borrower and its Restricted Subsidiaries (taken as a whole) will not engage in any business substantially different from those businesses of the Borrower and its Subsidiaries described in the Form 10-K of the Borrower for the Fiscal Year ended December 31, 2021, as filed with the SEC, and any businesses reasonably related, ancillary or complementary thereto.

SECTION 6.13 Swap Agreements.

(a) The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Swap Agreements with any Person other than:

(i) Subject to clause (a)(iii) of this Section, Swap Agreements in the ordinary course of business and not for speculative purposes in respect of commodities (A) with an Approved Swap Counterparty, (B) the tenor of which does not exceed five (5) years, and (C) on a net basis, the aggregate notional volumes for which, (x) excluding basis differential swaps on volumes hedged pursuant to other Swap Agreements and (y) only including the notional volume of one leg of Swap Agreements that are collars, when aggregated with all other commodity Swap Agreements then in effect, (x) excluding basis differential swaps on volumes hedged pursuant to other Swap Agreements and (y) only including the notional volume of one leg of Swap Agreements that are collars, do not exceed on a monthly basis (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to the Administrative Agent), as of the date the latest hedging transaction is entered into under any such Swap Agreement:

(A) for the period from the date of entering into such hedging transaction through the twenty-fourth (24th) month from the date of entering into such hedging transaction, ninety percent (90%) of the reasonably anticipated projected production of crude oil, natural gas liquids and natural gas (calculated separately on a monthly basis) from Proved Reserves of the Loan Parties evaluated in the most recently delivered Reserve Report (provided that (i) for natural gas for the period from the Effective Date through December 31, 2022, such ninety percent (90%) limitation shall instead be one hundred percent (100%) of the reasonably anticipated projected production of natural gas (calculated on a monthly basis) from Proved Reserves of the Loan Parties evaluated in the most recently delivered Reserve Report and (ii) for crude oil and natural gas liquids for the period from the Effective Date through December 31, 2022, such ninety percent (90%) limitation shall instead be one hundred percent (100%) of the reasonably anticipated projected production of crude oil or natural gas liquids (calculated separately on a monthly basis) from Proved Reserves of the Loan Parties evaluated in the most recently delivered Reserve Report); and

(B) for the period from the twenty-fifth (25th) month from the date of entering into such hedging transactions through the sixtieth (60th) month from the date of entering into such hedging transaction, eighty percent (80%) of the reasonably anticipated projected production of crude oil, natural gas liquids and natural gas (calculated separately on a monthly basis) from Proved Reserves of the Loan Parties evaluated in the most recently delivered Reserve Report;

provided that for purposes of entering into Swap Agreement trades or transactions under Section 6.13(a), forecasts of reasonably anticipated production from the Loan Parties’ Oil and Gas Properties constituting Proved Reserves as set forth on the most recent Reserve Report delivered pursuant to the terms of this Agreement shall be revised to account for any increase or decrease therein anticipated because of information obtained by the Loan Parties subsequent to the publication of such Reserve Report, including any such party’s internal forecasts of production decline rates for existing wells and additions to or deletions from anticipated future production from new wells and completed acquisitions coming on stream or failing to come on stream.

(ii) Swap Agreements entered into by the Borrower in the ordinary course of business and not for speculative purposes in order to effectively cap, collar or exchange interest rates (from fixed to floating, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary; and

(iii) Swap Agreements in respect of commodities associated with pending acquisitions of Oil and Gas Properties upon the signing of the applicable purchase and sale agreement (A) with an Approved Swap Counterparty, (B) with a tenor not to exceed five years commencing with the first full month after such Swap Agreement is executed, and (C) the aggregate notional volumes for which, (x) excluding basis differential swaps on volumes hedged pursuant to other Swap Agreements and (y) only including the notional volume of one leg of Swap Agreements that are collars, do not exceed, commencing with the first full month after the date such Swap Agreement is executed, seventy percent (70%) of the reasonably anticipated projected production of crude oil, natural gas liquids and natural gas (calculated separately on a monthly basis) from the Proved Reserves to be acquired pursuant to such purchase and sale agreement; provided that, upon the ninetieth (90th) day after the date upon which the applicable purchase and sale agreement was entered into, with such extensions as agreed to by the Administrative Agent in its sole discretion, all Swap Agreements associated with the Oil and Gas Properties to be acquired pursuant thereto will be unwound or otherwise terminated such that the Borrower is in compliance with the restrictions set forth in Section 6.13(a)(i).

It is understood that Swap Agreements in respect of commodities which may, from time to time, “hedge” the same volumes, but different elements of commodity risk thereof, shall not be aggregated together when calculating the foregoing limitations on notional volumes.

(b) In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower or any of the Restricted Subsidiaries to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures (other than as secured by Liens permitted under Section 6.02(s)), provided that that the Secured Swap Agreements may require that the obligations thereunder be secured pursuant to the Collateral Documents.

(c) During any Borrowing Base Period, the Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to, effect any Borrowing Base Hedge Unwind unless in connection therewith, (i) the Borrowing Base shall be reduced in accordance with Section 2.20(e) unless such reduction is not required pursuant to the proviso in Section 2.20(e)(i) and (ii) the Borrower shall make all mandatory prepayments required by, and within the time periods set forth in, Section 2.09(d) (including after giving effect to any Borrowing Base reduction pursuant to Section 2.20(e)).

(d) The Borrower will not, as of any Swap Calculation Date, permit the aggregate notional volumes for all Swap Agreements in respect of commodities to which the Borrower or any Restricted Subsidiary is a party ((x) excluding basis differential swaps on volumes hedged pursuant to other Swap Agreements, (y) only including the notional volume of one leg of Swap Agreements that are collars, and (z) excluding any Terminating Futures Contracts as of such Swap Calculation Date) to exceed the limits set forth in Section 6.13(a)(i)(A) or (B) for any future month ending after such Swap Calculation Date and on or before the Swap Calculation End Date (and for this purpose, Section 6.13(a) shall be recalculated and tested as of the Swap Calculation Date as if all outstanding Swap Agreements in respect of commodities were being entered into on such Calculation Date); provided that, if the foregoing limit is exceeded as of any Swap Calculation Date, it shall not constitute a violation of this Section 6.13(d) if the Borrower shall, no later than sixty (60) days after such Swap Calculation Date, terminate, create off-setting positions or otherwise unwind existing Swap Agreements such that, at the applicable Swap Unwind Date, after giving effect to such termination, offsetting position or unwind, future hedging volumes will not exceed the limits set forth in Section 6.13(a) (and for this purpose, Section 6.13(a) shall be recalculated and tested as of the applicable Swap Unwind Date as if all outstanding Swap Agreements in respect of commodities (after giving effect to any such termination, offsetting position or unwind) were being entered into on such Swap Unwind Date and the Borrower shall provide the Administrative Agent evidence reasonably satisfactory to it demonstrating such compliance).

SECTION 6.14 Deposit Accounts . During any Borrowing Base Period, subject to Section 5.13, none of the Borrower or any other Loan Party will at any time own, open, establish or suffer to exist in its name any Deposit Account or Securities Account, except (a) Controlled Accounts and (b) Excluded Accounts.

SECTION 6.15 Take-or-Pay or Other Prepayments . Except as set forth on Schedule 3.26 or in each Reserve Report Certificate required to be delivered by the Borrower hereunder, the Borrower will not, and will not permit any Restricted Subsidiary to, allow gas imbalances, take-or-pay or other prepayments with respect to the Borrowing Base Properties that would require the Borrower or such Restricted Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed on a net basis a volume equal to one percent (1%) of the aggregate volumes of Hydrocarbons (on an Mcf basis) attributable to the Proved Reserves of the Loan Parties included in the most recent Reserve Report.

SECTION 6.16 Marketing Activities . During any Borrowing Base Period, the Borrower will not, and will not permit any of the Restricted Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (i) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from Oil and Gas Properties of the Borrower and its Subsidiaries during the period of such contract, (ii) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower and its Subsidiaries that the Borrower or one of its Subsidiaries has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (iii) Qualified Third Party Marketing Contracts.

SECTION 6.17 Amendments to Organizational Documents and TLB Loan Documents .

(a) The Borrower shall not, and shall not permit any of the Loan Parties to, amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) its Organizational Documents in any manner that would reasonably be expected to be materially adverse to the rights or interests of the Administrative Agent or the Lenders.

(b) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, amend, waive, modify or supplement or consent to any amendment, waiver, modification or supplement to any of the TLB Loan Documents in any manner that would be reasonably be expected to be materially adverse to the rights or interests of the Administrative Agent or the Lenders.

ARTICLE VII

Events of Default

SECTION 7.01 Events of Default . The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement and each of the other Loan Documents:

(a) Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in this Agreement or any other Loan Document or in any certificate, instrument or other document delivered in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect as of the date such representation or warranty was made or deemed made (or in any respect with respect to any representation or warranty qualified by materiality or Material Adverse Effect);

(b) Payment Default. The Borrower shall fail to pay (i) any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when due or (ii) any interest, fee or other amount (other than any amount referred to in clause (i) of this paragraph) payable under this Agreement or any other Loan Document within five (5) days after the same becomes due;

(c) Breach of Certain Covenants. The Borrower shall fail to perform or observe any covenant, condition or agreement contained in Section 5.01(j), 5.03(b) (with respect to the existence of the Borrower or any Subsidiary Guarantor), 5.09(b), 5.10(e) or Article VI;

(d) Other Breaches of the Loan Documents. The breach by the Borrower or any other Loan Party (other than a breach which constitutes an Event of Default under clauses (a), (b) or (c) of this Article VII) of any term or provision of this Agreement or any other Loan Document which is not remedied within 30 days after the earlier to occur of (i) receipt by the Borrower of written notice of such breach from the Administrative Agent and (ii) an Authorized Officer obtains Knowledge thereof;

(e) ERISA. An event or condition specified in Section 5.01(f) shall occur or exist with respect to any Plan or any Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions then outstanding, the Borrower, any of its Subsidiaries or any member of the Controlled Group shall incur, or shall be reasonably be expected to incur, a liability that (individually or in the aggregate) would have a Material Adverse Effect;

(f) Cross-Default. (i) Failure of the Borrower or any Restricted Subsidiary to pay any Material Indebtedness when due (after giving effect to any period of grace set forth in any agreement under which such Indebtedness was created or is governed), (ii) the default by the Borrower or any Restricted Subsidiary in the performance of any other term, provision or condition contained in any agreement under which any Material Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its stated maturity, or (iii) any Material Indebtedness shall become due and payable or be required to be prepaid, repurchased, redeemed or defeased (other than by a regularly scheduled payment) prior to the stated maturity thereof; provided that clause (iii) above shall not apply to (A) any secured Indebtedness becoming due as a result of the voluntary sale or transfer of the assets securing such Indebtedness, (B) any Indebtedness becoming due as a result of a voluntary prepayment or refinancing thereof permitted under this Agreement, (C) any Indebtedness becoming due in connection with a special mandatory redemption due to the failure of an acquisition to be consummated or (D) Indebtedness that becomes due as a result of a change in law, tax regulation or accounting treatment so long as such Indebtedness is paid when due;

(g) Voluntary Bankruptcy, etc. The Borrower or any other Loan Party shall (i) not pay, or admit in writing its inability to pay, its debts generally as they become due, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for the Borrower or such other Loan Party, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or (v) take any action to authorize or effect any of the foregoing actions set forth in this clause (g);

(h) Involuntary Bankruptcy, etc. Without the application, approval or consent of the Borrower or the applicable other Loan Party, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any other Loan Party, or a proceeding described in clause (g)(iv) of this Section 7.01 shall be instituted against the Borrower or any other Loan Party, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days;

(i) Judgments. The Borrower or any Restricted Subsidiary shall fail within 30 days to pay, bond or otherwise discharge any final judgment or order for the payment of money in excess of $100,000,000 (to the extent not paid or covered by independent third-party insurance as to which the applicable insurer has been notified of such judgment and does not dispute coverage and is not subject to any insolvency proceeding) which is not stayed on appeal, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or such Restricted Subsidiary to enforce any such judgment;

(j) Unenforceability of Certain Loan Documents. This Agreement, any Note, any Subsidiary Guaranty or, during any Borrowing Base Period, any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability thereof, or any Loan Party that is a party to any such Loan Document shall deny that it has any further liability thereunder or shall give notice to such effect, in each case other than as expressly permitted hereunder or thereunder or upon Payment in Full;

(k) Collateral Documents. During any Borrowing Base Period, any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (except in the case of Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable Requirement of Law) on the Collateral purported to be covered thereby;

(l) Change of Control. A Change of Control shall occur; or

(m) Permitted Intercreditor Agreements. The Borrower or any other Loan Party shall contest, or support another Person in any action that seeks to contest, the validity or effectiveness of any Permitted Intercreditor Agreement (other than pursuant to the terms hereof or thereof).

SECTION 7.02 Remedies upon Event of Default . If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Lenders, take any or all of the following actions, at the same or different times: (i) terminate the Aggregate Commitments, and thereupon the Aggregate Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Secured Obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (iii) require cash collateral for the LC Exposure in accordance with Section 2.04(j) hereof; and in case of any event described in Section 7.01(g) or Section 7.01(h), the Aggregate Commitments shall automatically terminate and the principal of the Loans then outstanding and cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Majority Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

SECTION 7.03 Right to Cure PV-9 Coverage Ratio ..

(a) In the event that the Borrower fails to comply with Section 6.04(c) as of the last day of any Fiscal Quarter during an Interim Investment Grade Period (such Fiscal Quarter, a “Cure Quarter”), the Borrower may, within 45 days after the end of such Fiscal Quarter (such period, the “Cure Period”), cure such failure by (i) prepaying the Loans (with an accompanying, dollar-for-dollar reduction in Commitments pursuant to Section 2.07(b)), (ii) prepaying any other secured Indebtedness of the Borrower or any Loan Party that is secured by a Lien on all or any portion of the Collateral (in the case of revolving Indebtedness, with an accompanying, dollar-for-dollar permanent reduction in commitments thereunder) or (iii) undertake a combination of clauses (i) and (ii) (the Borrower’s rights under this Section 7.03(a) are referred to herein as the “Cure Right”). If, after giving effect to the transactions contemplated by the preceding sentence and a recalculation of the PV-9 Coverage Ratio after giving effect to such transactions, the Borrower shall then be in compliance with Section 6.04(c), then the Borrower shall be deemed to have satisfied Section 6.04(c) as of the last day of the applicable Cure Quarter with the same effect as though there had been no failure to comply with the PV-9 Coverage Ratio on such date. Notwithstanding anything to the contrary, until the expiration of the Cure Period, no Default or Event of Default shall have occurred or be deemed to have occurred solely as a result of any failure to comply with Section 6.04(c) on the last day of any Fiscal Quarter during any Interim Investment Grade Period (except to the extent that the Borrower has confirmed in writing during such Cure Period that it does not intend exercise the Cure Right).

(b) None of the Administrative Agent nor any Lender shall exercise the right to accelerate the Loans or terminate the Commitments and none of Administrative Agent, any Lender or any other Secured Party shall exercise any right to foreclose on or take possession of the Collateral or exercise any other remedy pursuant to Section 7.02, the other Loan Documents or applicable law prior to the end of Cure Period solely on the basis of an Event of Default having occurred and continuing as a result of the breach of Section 6.04(c) (except to the extent that the Borrower has confirmed in writing that it does not intend exercise the Cure Right); provided, however, that the Cure Right shall not affect in any way the rights and remedies of the Lenders, the Administrative Agent or the other Secured Parties with respect to any other Default or Event of Default.

ARTICLE VIII

The Administrative Agent

SECTION 8.01 Authorization and Action.

(a) Each Lender and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Majority Lenders or the Required Lenders, as applicable (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable Requirements of Law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided further that the Administrative Agent may seek clarification or direction from the Majority Lenders or the Required Lenders, as applicable, prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable Requirements of Law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender and each Issuing Bank agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby;

(ii) where the Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document the obligations and liabilities of the Administrative Agent to the Secured Parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable Requirements of Law; and

(iii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;

(d) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e) None of any Co-Syndication Agent or any Joint Lead Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f) In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any Secured Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.10, 2.11, 2.13, 2.15 and 9.03) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

(g) The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

SECTION 8.02 Administrative Agent’s Reliance, Indemnification, Etc.

(a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Majority Lenders or Required Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b) The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Collateral.

(c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 8.03 Posting of Communications .

(a) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY JOINT LEAD ARRANGER, ANY CO-SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM IN THE ABSENCE OF ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT (SUCH ABSENCE TO BE PRESUMED UNLESS OTHERWISE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL AND NONAPPEALABLE JUDGMENT).

(d) Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders, each of the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable Requirements of Law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04 The Administrative Agent Individually . With respect to its Commitment, Loans, and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders”, “Majority Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders or Majority Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.

SECTION 8.05 Successor Administrative Agent.

(a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Majority Lenders shall have the right (with, so long as no Event of Default exists, the consent of the Borrower, which shall not be unreasonably withheld or delayed) to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b) Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (ii) the Majority Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.

SECTION 8.06 Acknowledgments of Lenders and Issuing Banks.

(a) Each Lender represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

(c) (i) Each Lender and each Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Bank (whether or not known to such Person), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or Issuing Bank under this Section 8.06(c) shall be conclusive, absent manifest error.

(ii) Each Lender and each Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and each Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or any Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of satisfying such Obligations.

(iv) Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or an Issuing Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 8.07 Collateral Matters.

(a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.

(b) In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Banking Services the obligations under which constitute Banking Services Obligations and no Swap Agreement the obligations under which constitute Secured Swap Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Banking Services or Swap Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

(c) The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(b), (c), (d), (e), (f), (h), (i) or (k). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

SECTION 8.08 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Majority Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Requirements of Law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Majority Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Majority Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Majority Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 8.09 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i) none of the Administrative Agent, or any Joint Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent or any Joint Lead Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent and each Joint Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE IX

Miscellaneous

SECTION 9.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone or electronic mail (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i) if to the Borrower, to it at 10000 Energy Drive, Spring, Texas 77389, Attention of the Chief Financial Officer (Facsimile No. (832) 796-4820; Telephone No. (832) 796-2808; Email: carl_giesler@swn.com; Email: swntreasury@swn.com);

(ii) if to the Administrative Agent, to it at 500 Stanton Christiana Rd., NCC5 / 1st Floor, Newark, Delaware 19713, Attention of Loan & Agency Services Group (Telephone No. 1-302-634-3810; Email: amanda.minix@chase.com), Agency Withholding Tax Inquiries (Email: agency.tax.reporting@jpmorgan.com), Agency Compliance/Financials/Intralinks (Email: covenant.compliance@jpmchase.com);

With a copy to: JPMorgan, CIB DMO WLO, Mail code NY1-C413, 4 CMC, Brooklyn, New York 11245-0001 (Email: ib.collateral.services@jpmchase.com);

(iii) if to JPMorgan, in its capacity as an Issuing Bank, to it at 10420 Highland Manor Dr. 4th Floor, Tampa, Florida 33610, Attention of Standby LC Unit, Facsimile No. 856-294-5267, Telephone No. 800-364-1969, Email: GTS.Client.Services@jpmchase.com;

(iv) if to any other Issuing Bank, to it at such address (or facsimile number) as shall be specified in the Issuing Bank Agreement to which such Issuing Bank shall be a party;

(v) if to the Swingline Lender, to it at 500 Stanton Christiana Rd., NCC5 / 1st Floor, Newark, Delaware, 19713, Attention of Loan & Agency Services Group / Mary Crews (Facsimile No. (201) 244-3630; Telephone No. (302) 634-5758); and

(vi) if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Lenders and each Issuing Bank hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) The Borrower may change its address, facsimile number or electronic mail address for notices and other communications hereunder by written notice to the Administrative Agent. Any other party hereto may change its address, facsimile number or electronic mail address for notices and other communications hereunder by written notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Subject to Section 2.12(b) and (c) and Section 9.02(e), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) except as otherwise provided in Section 2.20, increase the Borrowing Base during a Borrowing Base Period without the written consent of each non-Defaulting Lender, decrease, or maintain the Borrowing Base during a Borrowing Base Period without the consent of the Required Lenders or modify Section 2.20 without the consent of each Lender; provided, however, that a Scheduled Redetermination may be postponed by the Required Lenders, (iii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iv) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement (excluding mandatory prepayments pursuant to Section 2.07(c)), or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (v) change Section 2.16(b) in a manner that would alter the order of payments required thereby, without the written consent of each Lender directly affected thereby, (vi) change Section 2.16(d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vii) change any of the provisions of this Section or the definitions of “Applicable Percentage”, “Required Lenders” or “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (viii) release the Borrower from its obligations under the Loan Documents without the written consent of each Lender, (ix) except as provided in Section 9.15, release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Subsidiary Guaranties, without the written consent of each Lender, (x) except as provided in clause (d) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender or (xi) contractually subordinate (1) the Liens securing any of the Secured Obligations on all or substantially all of the Collateral to the Liens securing any other

Indebtedness or other obligations or (2) any Secured Obligations in contractual right of payment to any other debt or other obligations including any other Class of Loans hereunder, in any such case, without the consent of each Lender directly and adversely affected thereby (but not the Administrative Agent or any other Lender or Secured Party) (provided, however, in no event shall this clause (xi) restrict any “debtor in possession” financing); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, each Issuing Bank, or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, each Issuing Bank, or the Swingline Lender, as the case may be (it being understood that any change to Section 2.18 shall require the consent of the Administrative Agent and each Issuing Bank); provided further that no such agreement shall amend or modify the provisions of Section 2.04 or any letter of credit application and any bilateral agreement between the Borrower and any Issuing Bank regarding the respective rights and obligations between the Borrower and such Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and such Issuing Bank, respectively.

(c) Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clauses (i), (ii), (iii), (iv) or (vi) of Section 9.02(b) and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.

(d) Each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, irrevocably authorizes the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon Security Termination, (ii) constituting property being Disposed of if the Borrower certifies to the Administrative Agent that the Disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to the Borrower or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement, (iv) if approved or authorized in writing pursuant to Section 9.02(b), (v) as required to effect any Disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII or (vi) upon the beginning of any Interim Investment Grade Period (and the Administrative Agent may rely conclusively on the certificate delivered pursuant to clause (a) of the definition of “Interim Investment Grade Period” as evidence of the beginning of any Interim Investment Grade Period). Any such release shall not in any manner discharge, affect, or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral. In addition, each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, irrevocably authorizes the Administrative Agent, at its option and in its discretion, (i) to subordinate any Lien on any assets granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(h) or (ii) in the event that the Borrower shall have advised the Administrative Agent that, notwithstanding the use by the Borrower of commercially reasonable efforts to obtain the consent of such holder (but without the requirement to pay any sums to obtain such consent) to permit the Administrative Agent to retain its Liens (on a subordinated basis as contemplated by clause (i) above), the holder of such other Indebtedness requires, as a condition to the extension of such credit, that the Liens on such assets granted to or held by the Administrative Agent under any Loan Document be released, to release the Administrative Agent’s Liens on such assets. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.

(e) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement in accordance with Section 2.17(b).

(f) Notwithstanding anything to the contrary in this Section 9.02, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

SECTION 9.03 Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Joint Lead Arrangers and their respective Affiliates (including the reasonable fees, charges and disbursements of one outside counsel, Sidley Austin LLP, counsel for the Administrative Agent) in connection with the syndication and distribution (including via an Electronic System) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including any reasonable legal expenses of one firm of counsel for all Indemnitees, taken as a whole, and, if reasonably necessary, one firm of local counsel in each appropriate jurisdiction and one firm of regulatory counsel in each appropriate jurisdiction, in each case for the Indemnitees, taken as a whole, and, in the case of an actual or perceived conflict of interest (as reasonably determined by an indemnified party), one additional firm of counsel in each relevant jurisdiction for the affected Indemnitees similarly situated, taken as a whole, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds thereof (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee, (y) any material breach of the express obligations of such Indemnitee under the Loan Documents pursuant to a claim initiated by any Loan Party or (z) any dispute solely between or among Indemnitees (not arising as a result of any act or omission by the Borrower or any of its Subsidiaries or Affiliates), other than claims against any Lender in its capacity as, or in fulfilling its role as, the Administrative Agent, an Issuing Bank, a Joint Lead Arranger or any similar role under the Loan Documents. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraph (a) or (b) of this Section 9.03 to the Administrative Agent, each Issuing Bank and the Swingline Lender, and each Related Party of any of the foregoing Persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Aggregate Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(d) No Indemnitee shall be liable for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of such Indemnitee (as determined by a court of competent jurisdiction in a final, non-appealable judgment).

(e) To the extent permitted by applicable Requirements of Law, no party hereto shall assert, or permit any of its Affiliates or Related Parties to assert, and each party hereto hereby waives, any claim against each such other Person on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing contained in this paragraph (e) shall limit the indemnification obligations of the Borrower set forth in paragraph (b) of this Section 9.03, including the Borrower’s obligation to indemnify each Indemnitee for special, indirect, consequential or punitive damages incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of the matters described in clauses (i), (ii) and (iii) of such paragraph (b).

(f) All amounts due under this Section shall be paid promptly after written demand therefor.

SECTION 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, each Issuing Bank and the Lenders and, for purposes of Section 9.20, the administrative agent under each Existing Credit Agreement) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent;

(C) each Issuing Bank; and

(D) the Swingline Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement~~,~~; provided that this clause (B) shall not be construed to prohibit the assignment of a ~~proportionate~~ part of ~~all the~~an assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans (e.g., a Lender may assign a portion of its Five-Year Revolving Commitment without any requirement to assign a portion of its Short Term Revolving Commitment);

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with (unless waived by the Administrative Agent) a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable Requirements of Law, including Federal and state securities laws; and

(E) no assignment shall be permitted if, as of the date thereof, any event or circumstance exists which would result in the Borrower being obligated to pay any greater amount hereunder to the assignee than the Borrower is obligated to pay to the assigning Lender.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) the Borrower, any of its Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, the Class of and the principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, each Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participant, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Sections 2.04(d) or (e), 2.05(b), 2.16(e), 2.21(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of the Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 (subject to the requirements and limitations therein, including the requirements under Section 2.15(f) (it being understood that the documentation required under Section 2.15(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.16 and 2.17 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.13 or 2.15, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Aggregate Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Aggregate Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall be deemed an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, the Joint Lead Arrangers or the Lenders constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided further without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Related Parties of any Lender for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.07 Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Subsidiary Guarantor against any of and all of the Obligations held by such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank, or Affiliate shall have made any demand under this Agreement or any other Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender agrees to promptly notify the Borrower and the Administrative Agent after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement and any dispute, claim or controversy arising out of or relating to this Agreement (whether arising in contract, tort or otherwise) shall be construed in accordance with and governed by the law of the State of New York.

(b) Except as set forth in the immediately following sentence, each party hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party hereto or any Related Party of any other party hereto in any way relating to this Agreement or any other Loan Document or the Transactions, in any forum other than the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, or the United States District Court for the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto hereby irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such New York State court or, to the extent permitted by applicable Requirements of Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that any Credit Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its Properties in the courts of any jurisdiction (1) for the purposes of enforcing a judgment, (2) in connection with exercising remedies against the Collateral in a jurisdiction in which such Collateral is located or (3) to the extent the courts referred to in the preceding sentence do not have jurisdiction over such legal action or proceeding or the parties or property subject thereto.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality. Each of the Administrative Agent, each Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or as may be required by applicable Requirements of Law or by any subpoena or similar legal process, in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any governmental or bank regulatory authority exercising examination or regulatory authority, to the extent practicable and not prohibited by applicable Requirements of Law, promptly notify the Borrower of such disclosure, (iii) to any other party to this Agreement, (iv) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (v) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (B) any actual or prospective counterparty (or its advisors) to any swap, derivative or securitization transaction relating to the Borrower and its obligations or (C) to any credit insurance provider relating to the Borrower and its obligations, (vi) with the consent of the Borrower or (vii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower or (viii) on a confidential basis to (x) any rating agency in connection with rating the Borrower or its Subsidiaries or the transactions hereunder or (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the transactions hereunder. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower, any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the Effective Date, such information is clearly identified at the time of delivery as confidential; provided further that (notwithstanding the foregoing) no such nonpublic information which contains projections or forecasts with respect to the Borrower or any of its Affiliates shall be disclosed, disseminated or otherwise made available pursuant to clause (vii) above. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE REQUIREMENTS OF LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER, ITS SUBSIDIARIES OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH APPLICABLE REQUIREMENTS OF LAW.

SECTION 9.13 USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.

SECTION 9.14 Appointment for Perfection . Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the other Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable Requirements of Law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.15 Subsidiary Guarantors. So long as no Default or Event of Default has occurred and is continuing (or would result from such release), if (i) all of the Equity Interests of a Subsidiary Guarantor that is owned by the Borrower or a Subsidiary is Disposed of in a transaction or transactions permitted by this Agreement, (ii) any Subsidiary Guarantor no longer constitutes a Borrowing Base Period Required Guarantor during any Borrowing Base Period or (iii) during any Interim Investment Grade Period, immediately after giving effect to the simultaneous release of any other Guarantee by such Subsidiary Guarantor, any Subsidiary Guarantor is not an Other Indebtedness Obligor, then, in each case, promptly following the Borrower’s written request, the Administrative Agent shall execute a release of such Subsidiary Guarantor from its Subsidiary Guaranty. In connection with any release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to the Borrower, at the Borrower’s expense, all documents that the Borrower shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

SECTION 9.16 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Requirements of Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.17 No Fiduciary Duty, etc. The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations under the Loan Documents except those obligations expressly set forth herein and in the other Loan Documents and in connection with the transactions contemplated by the Loan Documents each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters to the extent it deems appropriate and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto.

The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.

SECTION 9.18 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.19 Flood Insurance Regulations. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, in no event is any Building (as defined in the applicable Flood Laws) or Manufactured (Mobile) Home (as defined in the applicable Flood Laws) included in the definition of “Mortgaged Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Agreement or any other Loan Document.

SECTION 9.20 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regime”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.21 Authorization to Enter into Permitted Intercreditor Agreements. Each Lender hereunder hereby authorizes and instructs the Administrative Agent to enter into Permitted Intercreditor Agreements from time to time as Administrative Agent and on behalf of such Lender.

SECTION 9.22 Amendment and Restatement of Existing Credit Agreement.

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(a) It is the intent of the parties hereto that, (i) from and after the Effective Date, this Agreement shall re-evidence the Borrower’s obligations and indebtedness under the Existing Credit Agreement, (ii) this Agreement is entered into in substitution for, and not in payment of, the obligations and indebtedness of the Borrower under the Existing Credit Agreement, (iii) this Agreement is in no way intended to constitute a novation of any of the Borrower’s obligations and indebtedness which were evidenced by the Existing Credit Agreement or any of the other Loan Documents (including any fee letters or Notes delivered in connection therewith).

(b) As a result of the transition to SOFR with respect to the interest rates affecting the Loans, the Borrower has prepaid all Loans made under the Existing Credit Agreement with proceeds of Loans made hereunder on the Effective Date and each Lender waives any notice of prepayment required to be delivered under the Existing Credit Agreement with respect to such prepayment.

SECTION 9.23 Investment Grade Date Changeover. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Borrower, the Administrative Agent, the Lenders, the Issuing Banks, and the Swingline Lender from time to time agree that, upon the occurrence of the Investment Grade Date, this Agreement, including Schedule 1.01A hereto, shall automatically be amended in its entirety to read as set forth on Exhibit C hereof (such amendment, the “Investment Grade Date Changeover”). Promptly after the occurrence of the Investment Grade Date Changeover, the Administrative Agent shall promptly provide notice thereof to the Borrower, the Lenders, the Issuing Banks and the Swingline Lender (provided that failure by the Administrative Agent to provide such notice on a timely basis shall not affect the validity of the Investment Grade Date Changeover). The Borrower shall, and shall cause each Loan Party to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements, instruments, forms and notices, and will take or cause to be taken such further actions, which the Administrative Agent may reasonably request to give effect to the Investment Grade Date Changeover.

[Signature Pages Follow]

Exhibit B

Schedule 2.01

(See Attached)

SCHEDULE 2.01

COMMITMENTS

LENDER	FIVE-YEAR REVOLVING COMMITMENT
JPMorgan Chase Bank, N.A.	$150,000,000.00
Bank of America, N.A.	$150,000,000.00
Citibank, N.A.	$150,000,000.00
Mizuho Bank, Ltd.	$150,000,000.00
MUFG Bank, Ltd.	$150,000,000.00
PNC Bank, National Association	$150,000,000.00
Regions Bank	$150,000,000.00
Royal Bank of Canada	$150,000,000.00
Truist Bank	$150,000,000.00
Wells Fargo Bank, National Association	$150,000,000.00
Canadian Imperial Bank of Commerce, New York Branch	$80,833,333.33
Citizens Bank, N.A.	$80,833,333.33
Credit Suisse AG, New York Branch	$80,833,333.33
Fifth Third Bank, National Association	$80,833,333.33
Goldman Sachs Lending Partners LLC	$80,833,333.33
Sumitomo Mitsui Banking Corporation	$80,833,333.33
Macquarie Bank Limited	$5,000,000.00
Mercuria Investments US, Inc.	$5,000,000.00
Morgan Stanley Senior Funding, Inc.	$5,000,000.00

AGGREGATE FIVE-YEAR REVOLVING COMMITMENTS	$2,000,000,000.00

LENDER	SHORT TERM REVOLVING COMMITMENT
JPMorgan Chase Bank, N.A.	$37,675,000.00
Bank of America, N.A.	$37,675,000.00
Citibank, N.A.	$37,675,000.00
Mizuho Bank, Ltd.	$37,675,000.00
MUFG Bank, Ltd.	$37,675,000.00
PNC Bank, National Association	$37,675,000.00
Regions Bank	$37,675,000.00
Royal Bank of Canada	$37,675,000.00
Truist Bank	$37,675,000.00
Wells Fargo Bank, National Association	$37,675,000.00
Canadian Imperial Bank of Commerce, New York Branch	$20,208,333.33
Citizens Bank, N.A.	$20,208,333.33
Credit Suisse AG, New York Branch	$20,208,333.33
Fifth Third Bank, National Association	$20,208,333.33
Goldman Sachs Bank USA	$20,208,333.33
Sumitomo Mitsui Banking Corporation	$20,208,333.33
Macquarie Bank Limited	$1,000,000.00
Morgan Stanley Senior Funding, Inc.	$1,000,000.00

AGGREGATE SHORT TERM REVOLVING COMMITMENTS	$500,000,000.00

2